     As filed with the Securities and Exchange Commission on August 26, 2004

                                                     Registration No. 333-117983

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

      ---------------------------------------------------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-11
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

      ---------------------------------------------------------------------

                         ME PORTFOLIO MANAGEMENT LIMITED
                              (ABN 79 005 964 134)
      (Exact name of registrant as specified in its governing instruments)

                   ------------------------------------------

                                    LEVEL 23
                               360 COLLINS STREET
                               MELBOURNE VIC 3000
                                    AUSTRALIA
                            TELEPHONE: 613 9605 6000
     (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

                   ------------------------------------------

                                AGENT FOR SERVICE
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                            NEW YORK, NEW YORK 10011
                             TELEPHONE: 212-590-9100
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                    -----------------------------------------

       Nicholas Vamvakas                                 Diane Citron, Esq.
ME Portfolio Management Limited                     Mayer, Brown, Rowe & Maw LLP
 Level 23, 360 Collins Street                              1675 Broadway
 Melbourne VIC 3000, Australia                        New York, New York 10019

                    -----------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
TIME ON OR AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED
BY MARKET CONDITIONS.

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING
PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND
LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ___

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C)
UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT
REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT
FOR THE SAME OFFERING. [ ] ___

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D)
UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT
REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT
FOR THE SAME OFFERING. [ ] ___

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434
CHECK THE FOLLOWING BOX. [ ] ___

                                                    CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed Maximum     Proposed Maximum
             Title of Each Class of                 Amount to be         Offering        Aggregate Offering       Amount of
           Securities to Be Registered               Registered       Price Per Unit           Price          Registration Fee*
---------------------------------------------------------------------------------------------------------------------------------

Class A1 Mortgage Backed Floating Rate Notes       $750,000,000.00         100%           $750,000,000.00         $95,025.00
---------------------------------------------------------------------------------------------------------------------------------
*Of which $126.70 has already been paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                                    CROSS REFERENCE SHEET

                 NAME AND CAPTION IN FORM S-11                                            CAPTION IN PROSPECTUS
                 -----------------------------                                            ---------------------

1.   Forepart of Registration Statement and Outside Front         Front Cover of Registration Statement; Outside Front Cover Page
     Cover Page of Prospectus                                     of Prospectus

2.   Inside Front and Outside Back Cover Pages of Prospectus      Inside Front Cover Page of Prospectus; Outside Back Cover Page of
                                                                  Prospectus

3.   Summary Information, Risk Factors and Ratio of Earnings      Summary of the Notes; Risk Factors
     to Fixed Charges

4.   Determination of Offering Price                                                           *

5.   Dilution                                                                                  *

6.   Selling Security Holders                                                                  *

7.   Plan of Distribution                                         Plan of Distribution

8.   Use of Proceeds                                              Use of Proceeds

9.   Selected Financial Data                                                                   *

10.  Management's Discussion and Analysis of Financial            Description of the Fund; Description of the Assets of the Fund
     Condition and Results of Operations

11.  General Information as to Registrant                         The Issuer Trustee, the Mortgage Manager and the Manager

12.  Policy with respect to Certain Activities                    Description of the Class A Notes

13.  Investment Policies of Registrant                            Description of the Transaction Documents

14.  Description of Real Estate                                   Description of the Assets of the Fund; Superannuation Members'
                                                                  Home Loans Residential Loan Program

15.  Operating Data                                                                            *

16.  Tax Treatment of Registrant and Its Security Holders         United States Federal Income Tax Matters, Australian Tax Matters

17.  Market Price of and Dividends on the Registrant's                                         *
     Common Equity and Related Stockholder Matters

18.  Description of Registrant's Securities                       Description of the Class A Notes

19.  Legal Proceedings                                                                         *

20.  Security Ownership of Certain Beneficial Owners and          The Issuer Trustee, the Mortgage Manager and the Manager
     Management

21.  Directors and Executive Officers                                                          *

22.  Executive Compensation                                                                    *

23.  Certain Relationships and Related Transactions                                            *

24.  Selection, Management and Custody of Registrant's            Description of the Class A Notes; Description of the Transaction
     Investments                                                  Documents; Superannuation Members' Home Loans Residential Loan
                                                                  Program

25.  Policies with Respect to Certain Transactions                Description of the Class A Notes

26.  Limitations of Liability                                     Description of the Transaction Documents

27.  Financial Statements and Information                                                      *

28.  Interests of Named Experts and Counsel                                                    *

29.  Disclosure of Commission Position on Indemnification         Part II of Registration Statement
     for Securities Act Liabilities

30.  Quantitative and Qualitative Disclosures about Market                                     *
     Risk

     * Not Applicable

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED AUGUST 25, 2004

                                 US$750,000,000

                                 (APPROXIMATE)

                            SMHL GLOBAL FUND NO. 7
                               [GRAPHIC OMITTED]

              ME PORTFOLIO MANAGEMENT LIMITED (ABN 79 005 964 134)
                                    Manager

                MEMBERS EQUITY PTY LIMITED (ABN 56 070 887 679)
                               Mortgage Manager

           PERPETUAL TRUSTEES AUSTRALIA LIMITED (ABN 86 000 431 827)
              in its capacity as trustee of SMHL Global Fund No. 7
                                 Issuer Trustee
                                ---------------
     The notes (as defined herein) will be collateralized by a pool of housing loans secured by properties located in Australia. The SMHL Global Fund No. 7 will be governed by the laws of New South Wales, Australia.

     The notes are not deposits and are not insured or guaranteed by any governmental agency or instrumentality. The notes represent obligations of the issuer trustee in its capacity as trustee of the SMHL Global Fund No. 7 only and do not represent obligations of or interests in, and are not guaranteed by,
ME Portfolio Management Limited, Members Equity Pty Limited or Perpetual
Trustees Australia Limited.

     INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 24.

                                                                             UNDERWRITING
                           INITIAL            INITIAL         PRICE TO     COMMISSIONS AND     PROCEEDS TO
                     PRINCIPAL BALANCE*    INTEREST RATE     INVESTORS        DISCOUNTS       ISSUER TRUSTEE
                    --------------------  ---------------  -------------  -----------------  ---------------

Class A1 Notes ....     $750,000,000      LIBOR +      %       100.000%               %                  %

---------
* Approximate initial principal balance.

     Delivery of the Class A1 notes in book-entry form through The Depository
Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on
or about September   , 2004.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

CREDIT SUISSE FIRST BOSTON                            DEUTSCHE BANK SECURITIES
                   Joint Lead Managers and Joint Bookrunners

CITIGROUP                                    SG CORPORATE & INVESTMENT BANKING
                                  Co-Managers

                   The date of this prospectus is      , 2004

                                                   PAGE

Dealer Prospectus Delivery Obligation................1

Disclaimers..........................................1

Disclaimers with Respect to Sales to

         Substitution for Breaches of
               Housing Loan

         Distribution of Principal
              Collections and Certain

The Issuer Trustee, the Mortgage

         Superannuation Members'
               Home Loans
               Securitization Trust

         Representations and
              Warranties Regarding

Superannuation Members' Home
         Loans Residential Loan
         Program ...................................56

                                       i

                                  (continued)

                                                   PAGE

         Origination Process........................56

         Approval and Underwriting Process..........56

         Application Verification and

         Redemption of the Notes for
                Taxation or Other
                Reasons ............................98

         Redemption of the Notes upon

                                      -ii-

                                  (continued)

         The Mortgage Origination and
               Management

         Mortgage Manager
               Delinquency and
               Foreclosure

         Tax Treatment of Interest on
                 Australian Housing
                 Loans ............................145

         UCCC......................................145

United States Federal Income Tax Matters...........145

         Overview .................................145

         Original Issue Discount,

         Tax Consequences to Non-U.S. Noteholders..150

Australian Tax Matters.............................152

         Payments of Principal,

                                     -iii-

                                      -iv-

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         UNTIL            , 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER
A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS
OR SUBSCRIPTIONS.

                                   DISCLAIMERS

         The notes do not represent deposits or other liabilities of either
Members Equity Pty Limited or associates of Members Equity Pty Limited including
ME Portfolio Management Limited or Perpetual Trustees Australia Limited in any
capacity other than in its capacity as trustee of the SMHL Global Fund No. 7 or associates of Perpetual Trustees Australia Limited including Perpetual Trustee
Company Limited.

         The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

         None of Members Equity Pty Limited, any associate of Members Equity Pty
Limited (including ME Portfolio Management Limited), Perpetual Trustees
Australia Limited, any associate of Perpetual Trustees Australia Limited,
Perpetual Trustee Company Limited, The Bank of New York (as Class A note trustee, Class A note registrar, calculation agent and principal paying agent)
nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the fund or the obligations of ME
Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.

         None of Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited, in its individual capacity, as issuer trustee, as liquidity facility provider, as payment funding facility provider, as redraw funding facility provider, and as top-up funding facility provider, ME Portfolio Management Limited, as manager, Perpetual
Trustee Company Limited, in its individual capacity and as security trustee, The
Bank of New York, as Class A note trustee, Class A note registrar, calculation agent and principal paying agent, Australia and New Zealand Banking Group
Limited, as fixed-floating rate swap provider, US$ currency swap provider and
Euro currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

         None of the obligations of Perpetual Trustees Australia Limited, in its capacity as issuer trustee, or ME Portfolio Management Limited, as manager, are guaranteed in any way by Members Equity Pty Limited or any associate of Members
Equity Pty Limited (including ME Portfolio Management Limited), or by Perpetual
Trustees Australia Limited or any associate of Perpetual Trustees Australia
Limited (including Perpetual Trustee Company Limited).

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR
TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL
TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE
ON THE DATE OF THIS DOCUMENT.

         ME Portfolio Management Limited, being responsible for the drafting and the content of this prospectus, after having made all reasonable inquiries, confirms, to the best of its knowledge, that this prospectus contains all information with regard to the notes which is material in the context of this issue of the notes, that the information contained in this prospectus is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed herein are honestly held and that there are no facts the omission of which would make misleading in any material respect any statement herein whether fact or opinion. ME Portfolio Management Limited accepts responsibility accordingly.

         However, ME Portfolio Management Limited has relied upon information provided to it by Perpetual Trustees Australia Limited in respect of itself and the Perpetual Trustees Australia group in respect of itself, Australia and New
Zealand Banking Group Limited in respect of itself, GE Mortgage Insurance
Company Pty Limited in respect of itself and all members of the General Electric
Company group, Clearstream, Luxembourg, the Euroclear System, The Bank of New
York in respect of itself and The Bank of New York group and The Depository
Trust Company in respect of themselves and The Depository Trust Company group and accepts no responsibility for such information.

         Perpetual Trustees Australia Limited and Perpetual Trustee Company
Limited have not authorized or caused the issue of this prospectus and expressly disclaim and take no responsibility for it other than the information provided by them in respect of themselves and the Perpetual Trustees Australia group and have had no involvement in the preparation of this prospectus other than the provision of such information.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements made in this prospectus constitute forward-looking statements. These statements typically contain words such as "believes,"
"estimates," "expects" or similar words indicating that the future outcomes are uncertain. Because forward-looking statements made in this prospectus involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those described herein under "Risk
Factors"; the actions of competitors in the mortgage industry; general economic conditions (especially in Australia); changes in interest rates, unemployment, the rate of inflation, consumer perceptions of the economy and home values; and
compliance with United States of America ("U.S.") and Australian federal and state laws, including consumer protections laws, tort laws and, in relation to the U.S., ERISA, and changes in such laws.

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

         This section applies only to the offering of the notes in countries other than the United States of America. In the section of this prospectus entitled "Disclaimers with Respect to Sales to Non-U.S. Investors," references to Perpetual Trustees Australia Limited are to that company in its capacity as trustee of the SMHL Global Fund No. 7 only, and not its personal capacity.
Perpetual Trustees Australia Limited is not responsible or liable for this prospectus in any capacity. ME Portfolio Management Limited is responsible for this prospectus.

         Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the notes in any country or jurisdiction. The notes may be offered non-publicly in other jurisdictions subject to compliance with all applicable laws. The notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the Class A1 notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the notes, see "Plan of
Distribution."

         This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the notes by or on behalf of
Perpetual Trustees Australia Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

         None of Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited, in its personal capacity, as issuer trustee, as liquidity facility provider, as payment funding facility provider, as redraw funding facility provider, and as a top-up funding facility provider, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, The Bank of New York, as Class A note trustee, principal paying agent, calculation agent and Class A note registrar, Australia and New Zealand Banking Group Limited, as fixed-floating rate swap provider, US$
currency swap provider and Euro currency swap provider and GE Mortgage Insurance
Company Pty Ltd, or the Commonwealth of Australia, as mortgage insurers accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the notes.

         Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited, in its personal capacity and as trustee, ME Portfolio Management Limited, in its individual capacity and as manager, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, The Bank of New York, as Class A note trustee, principal paying agent, calculation agent and Class A note registrar, Australia and New
Zealand Banking Group Limited, as fixed-floating rate swap provider, US$
currency swap provider and Euro currency swap provider and GE Mortgage Insurance
Company Pty Ltd, and

the Commonwealth of Australia, as mortgage insurers and the underwriters do not recommend that any person should purchase any of the notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the notes.

         Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the fund or any party named in the prospectus during the life of the notes; should make his or her own independent investigation of the fund and the notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the notes.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual
Trustees Australia Limited or any of the underwriters.

         Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

     o    there has been no material change in the affairs of the fund or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

     o    any other information supplied in connection with the notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

         Perpetual Trustees Australia Limited's liability to make payments of interest and principal on the Class A notes is limited to its right of indemnity from the assets of the fund. All claims against Perpetual Trustees Australia
Limited in relation to the Class A notes may only be satisfied out of the assets of the fund and are limited in recourse to the assets of the fund.

         None of the rating agencies have been involved in the preparation of this prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE
UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE
FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE "FSMA") OR TO PERSONS
OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND
QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER

2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER
ARTICLE 49 OF THAT ORDER.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM
AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED
KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING,
HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE
PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT
IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC
OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

THIS PROSPECTUS IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED
KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND
THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF
THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES
STATED ABOVE, OR ANY OTHER PERSON TO WHOM IT IS OTHERWISE LAWFUL TO COMMUNICATE
THIS PROSPECTUS, IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           PARTIES TO THE TRANSACTION

FUND:...................................... SMHL Global Fund No. 7

PROGRAM:................................... Superannuation Members' Home Loans,
                                            known as "SMHL"

ISSUER TRUSTEE:............................ Perpetual Trustees Australia Limited
                                            (ABN 86 000 431 827), in its
                                            capacity as trustee of the Fund

MANAGER:................................... ME Portfolio Management Limited
                                            (formerly known as Superannuation
                                            Members' Home Loans Limited) (ABN 79
                                            005 964 134), known as "MEPM," Level
                                            23, 360 Collins Street, Melbourne,
                                            Victoria 3000 Australia (613)
                                            9605-6000

CLASS A NOTE TRUSTEE:...................... The Bank of New York

SECURITY TRUSTEE:.......................... Perpetual Trustee Company Limited
                                            (ABN 42 000 001 007)

SELLER:.................................... Perpetual Trustees Australia
                                            Limited, in its capacity as trustee
                                            of Superannuation Members' Home
                                            Loans Warehousing Trust 2004-1,
                                            known as "SMHL Warehousing Trust
                                            2004-1"

MORTGAGE MANAGER:.......................... Members Equity Pty Limited
                                            (ABN 56 070 887 679), known as "ME"

PRINCIPAL PAYING AGENT:.................... The Bank of New York

CLASS A NOTE REGISTRAR:.................... The Bank of New York

CALCULATION AGENT:......................... The Bank of New York

INCOME BENEFICIARY:........................ ME Portfolio Management Limited

LIQUIDITY FACILITY PROVIDER:............... Perpetual Trustees Australia
                                            Limited, in its capacity as trustee
                                            of Origination Fund No. 3

PAYMENT FUNDING FACILITY
PROVIDER:.................................. Perpetual Trustees Australia
                                            Limited, in its capacity as trustee
                                            of Origination Fund No. 3

REDRAW FUNDING FACILITY
PROVIDER:.................................. Perpetual Trustees Australia
                                            Limited, in its capacity as trustee
                                            of Origination Fund No. 3

TOP-UP FUNDING FACILITY
PROVIDER:.................................. Perpetual Trustees Australia
                                            Limited, in its capacity as trustee
                                            of Origination Fund No. 3

UNDERWRITERS:.............................. Credit Suisse First Boston LLC
                                            Deutsche Bank Securities Inc.
                                            Citigroup Global Markets Inc. SG
                                            Americas Securities LLC

MORTGAGE INSURERS:......................... Commonwealth of Australia
                                            GE Mortgage Insurance Company Pty
                                            Limited (ABN 60 106 974 305)

FIXED-FLOATING RATE SWAP
PROVIDER:.................................. Australia and New Zealand Banking
                                            Group Limited (ABN 11 005 357 522),
                                            known as "ANZ"

US$ CURRENCY SWAP PROVIDER:................ Australia and New Zealand Banking
                                            Group Limited

EURO CURRENCY SWAP PROVIDER:............... Australia and New Zealand Banking
                                            Group Limited

RATING AGENCIES:........................... Moody's Investors Service, Inc.
                                            (Moody's) Standard & Poor's
                                            (Australia) Pty Limited (Standard &
                                            Poor's)

                                                         STRUCTURAL DIAGRAM
                                                         [GRAPHIC OMITTED]

                                               ---------------------------------------                       --------------------
                                                                SELLER                                         Payment Funding
                                               Perpetual Trustees Australia Limited in                        Facility Provider
                                                   its capacity as trustee of SMHL                            Perpetual Trustees
                                                       Warehousing Trust 2004-1                              Australia Limited in
------------------------                       ---------------------------------------                         its capacity as
        MANAGER                                                   |                                               trustee of
      ME Portfolio                             Payments from the  |      Transfer                              Origination Fund
   Management Limited                            housing loans    |  of housing loans      Reserve fund              No. 3
------------------------                                          |                                          --------------------
                               Manager Fee     ---------------------------------------
------------------------                                    ISSUER TRUSTEE                                   --------------------
        MORTGAGE                                 Perpetual Trustees Australia Limited                          SECURITY TRUSTEE
        MANAGER                                                                           Floating charge      Perpetual Trustee
   Members Equity Pty                                   SMHL Global Fund No. 7            over the assets       Company Limited
        Limited                                ----------------------------------------     of the fund      --------------------
------------------------                                          |
                          Redraw facility advances                |                                         -----------------------
------------------------      and repayments                      |                                           MORTGAGE INSURERS
     REDRAW FUNDING                                               |                         Payments for       Commonwealth of
   FACILITY PROVIDER                                                                    mortgage insurance   Australia and GE
   Perpetual Trustees                                     A$ payments on the                  policies       Mortgage Insurance
Australia Limited in its                                    Class A notes                                    Company Pty Limited
 capacity as trustee of                                                                                     ------------------------
 Origination Fund No. 3                                           |
------------------------                                          |
                                               ----------------------------------------
------------------------                                    CURRENCY SWAP
   LIQUIDITY FACILITY                                         PROVIDERS
        PROVIDER                                       Australia and New Zealand          Residual income
   Perpetual Trustees                                    Banking Group Limited               payments      ------------------------
Australia Limited in its                       ----------------------------------------                       INCOME BENEFICIARY
 capacity as trustee of                                                                                              MEPM
 Origination Fund No. 3    A$ payments under the                  |                       Payments on the  ------------------------
------------------------  fixed-floating rate swap                |                        Class B notes
                                                                  |                                        ------------------------
                                                                  |                                          Class B noteholders
                                                         ----------------------                            ------------------------
------------------------   ------------------------         PRINCIPAL PAYING
     TOP-UP FUNDING             FIXED-FLOATING                   AGENT                                          ---------------
   FACILITY PROVIDER               RATE SWAP              The Bank of New York                                   Class A notes
   Perpetual Trustees              PROVIDERS             ----------------------           Issue of Class A      ---------------
Australia Limited in its       Australia and New                                           notes by issuer
 capacity as trustee of         Zealand Banking                                                trustee
 Origination Fund No. 3         Group Limited/      ---------------------------------
------------------------   ------------------------         CLEARING SYSTEMS
                                                      The Depository Trust Company/                           --------------------
                                                    Euroclear/Clearstream, Luxembourg                             NOTE TRUSTEE
                                                    ---------------------------------                               AND NOTE
                                                                                                                  REGISTRAR
                           ------------------------       --------------------                                The Bank of New York
                             Class A2 note owners         Class A1 note owners                                --------------------
                           ------------------------       --------------------

                              SUMMARY OF THE NOTES

         In addition to the Class A1 notes, the issuer trustee will also issue
Class A2 notes and Class B notes collateralized by the same pool of housing loans. The Class A2 notes and the Class B notes have not been registered in the
United States and are not being offered by this prospectus. The Class A2 notes and the Class B notes are described in this prospectus solely for the information of investors in the Class A1 notes. The Class A1 notes and the Class
A2 notes collectively are referred to as the Class A notes. The term "notes"
will mean the Class A notes and the Class B notes when used in this prospectus.

----------------------------------------------------------------------------------------------------------------------
                                 CLASS A1                        CLASS A2                         CLASS B
----------------------------------------------------------------------------------------------------------------------

Initial Principal
   Balance*            US$750,000,000                 (euro)500,000,000               A$35,100,000
----------------------------------------------------------------------------------------------------------------------
% of Total:            53.90%                         44.30%                          1.80%
----------------------------------------------------------------------------------------------------------------------

Anticipated Ratings:
----------------------
   Moody's             Aaa                            Aaa                             Aa2
----------------------
   Standard & Poor's   AAA                            AAA                             AA
----------------------------------------------------------------------------------------------------------------------
Interest Rate up to    Three-month LIBOR +           Three-month EURIBOR +   %   Three-month Australian bank
but excluding the                                                                     bill rate plus a margin
Optional Redemption
Date
----------------------------------------------------------------------------------------------------------------------
Interest Rate after    Three-month LIBOR +           Three-month EURIBOR +   %   Three-month Australian bank
and including the                                                                     bill rate plus a margin
Optional Redemption
Date
----------------------------------------------------------------------------------------------------------------------
Interest Accrual       actual/360                     actual/360                      actual/365
Method:
----------------------------------------------------------------------------------------------------------------------
Payment Dates:         Ninth day or, if the ninth day is not a banking day, then the next banking day of each of
                       March, June, September and December beginning in December 2004
----------------------------------------------------------------------------------------------------------------------
Final Scheduled        The quarterly payment date     The quarterly payment date      The quarterly payment date
Quarterly Payment      falling in December 2028.      falling in December 2028.       falling in September 2029.
Date**
----------------------------------------------------------------------------------------------------------------------
Clearance/Settlement:    DTC/Euroclear/Clearstream,        Euroclear/Clearstream,     Offered in Asia, Australia,
                                 Luxembourg                      Luxembourg           the United Kingdom, and
                                                                                      certain European countries to
                                                                                      residents of Asia, Australia,
                                                                                      the United Kingdom or certain
                                                                                      European countries only
----------------------------------------------------------------------------------------------------------------------
Closing Cut-Off Date:                               Close of business, August 18, 2004
----------------------------------------------------------------------------------------------------------------------
Pricing Date:                                         On or about September   , 2004
----------------------------------------------------------------------------------------------------------------------
Closing Date:                                         On or about September 16, 2004
----------------------------------------------------------------------------------------------------------------------
Legal Final Maturity                                  The payment date falling on March 9, 2036
----------------------------------------------------------------------------------------------------------------------
*        All amounts are approximate.

**       Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in
         "Prepayment and Yield Considerations" occur.
----------------------------------------------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

         MEPM established the SMHL Program pursuant to a master trust deed dated
July 4, 1994, as amended and restated, between MEPM and the issuer trustee. The master trust deed provides the following:

     o    the authority for the creation of a number of separate funds, including origination funds and securitization funds, and

     o    the general terms and structure for a securitization fund or an origination fund under the program.

Housing loans originated under the program are initially financed through, and owned by, the issuer trustee as the trustee of the origination funds. Members
Equity Pty Limited, or its predecessor, has been appointed to act as the originator and mortgage manager of the housing loans under the program and is responsible for the origination and management of the portfolio of housing loans in the origination funds and securitization funds.

         A supplementary bond terms notice issued by MEPM as manager and signed by the issuer trustee, MEPM, as manager, Perpetual Trustee Company Limited, as security trustee, and The Bank of New York, as note trustee will set out the specific details of the SMHL Global Fund No. 7 and the notes, which may vary from the terms set forth in the master trust deed. Each fund under the program is a separate transaction with a separate fund. The assets of the SMHL Global
Fund No. 7 will not be available to pay the obligations of any other fund, and the assets of other funds will not be available to pay the obligations of the
SMHL Global Fund No. 7. See "Description of the Fund."

         The SMHL Global Fund No. 7 involves the securitization of housing loans originated and managed by Members Equity Pty Limited or its predecessors, and initially financed through and owned by Perpetual Trustees Australia Limited in its capacity as trustee of Origination Fund No. 3 and secured by mortgages over residential property located in Australia. The housing loans are fully amortizing principal and interest obligations of borrowers and are secured by mortgages over residential property located in Australia. All of the housing loans are registered in the name of Perpetual Trustees Australia Limited. The housing loans which will form the assets of the SMHL Global Fund No. 7 are currently assets of SMHL Warehousing Trust 2004-1. On the issue of the notes the housing loans which are to form assets of the SMHL Global Fund No. 7 will cease to be assets of SMHL Warehousing Trust 2004-1 and shall become assets of the
SMHL Global Fund No. 7, with the proceeds of the issue of the notes being used to fund the acquisition of the housing loans from SMHL Warehousing Trust 2004-1.

         The issuer trustee will grant a floating charge over all of the assets of the fund under the security trust deed in favor of Perpetual Trustee Company
Limited, as security trustee, to secure the fund's payment obligations to the noteholders and other creditors of the issuer trustee. The floating charge is a first ranking charge over the assets of the fund subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge may crystalize if an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may deal with the assets of the

                                       10

fund in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the fund in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the fund without the consent of the security trustee. For a description of floating charges and crystalization see "The Security Trust Deed--Nature of the Charge".

         Payments of interest and principal on the notes will come only from the housing loans and other authorized assets of the fund, as described below under
"Description of the Assets of the Fund." The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the fund may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

         Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement:

SUBORDINATION AND ALLOCATION OF LOSSES

         The Class B notes will always be subordinated to the Class A1 notes and the Class A2 notes in their right to receive interest and principal payments.
The Class B notes will bear all losses on the housing loans before the Class A1 notes and the Class A2 notes. Any losses allocated to the Class A notes will be allocated pro rata between the Class A1 notes and the Class A2 notes. The support provided by the Class B notes is intended to enhance the likelihood that the Class A1 notes and the Class A2 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the Class B notes:

                                             MINIMUM
                                             INITIAL
                              CREDIT         SUPPORT
        CLASS(ES)            SUPPORT        PERCENTAGE
-----------------------  ---------------  ---------------
       A1 and A2                 B             1.80%

         The initial support percentage in the preceding table is the minimum required initial balance of the Class B notes, as a percentage of the housing loan pool balance as of the closing cut-off date.

MORTGAGE INSURANCE POLICIES

         Three separate insurance policies will cover most principal and interest payments and liquidation proceeds on the housing loans, as is more fully described under "The Mortgage Insurance Policies" in this prospectus. One policy is with the Commonwealth of Australia, and the other two policies are with GE Mortgage Insurance Company Pty Limited. The mortgage insurance policies will provide the following coverage:

     o    full coverage for all principal due on each of the housing loans, and

     o    timely payment of principal and interest on the housing loans for an aggregate of 12 regular installment payments, if not received within
          14 days after the due date of such payment (not including amounts which have subsequently been reimbursed to the mortgage insurer following receipt by the issuer trustee of all or part of a repayment installment in respect of a claim which has been made).

                                       11

EXCESS INTEREST COLLECTIONS

         Any interest collections on the housing loans remaining after payments of interest on the notes and the fund's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

LIQUIDITY ENHANCEMENTS

         To cover possible liquidity shortfalls in the payment obligations of the fund, the issuer trustee will have the following forms of liquidity enhancements:

LIQUIDITY RESERVE

         At the closing date, A$ representing 0.25% of the initial aggregate
Outstanding Principal Balance of the housing loans, will be deposited into a cash collateral account. Thereafter, a minimum required level equal to 0.25% of the aggregate Outstanding Principal Balance of the housing loans, subject to a minimum of 0.03% of the aggregate initial Outstanding Principal Balance of all of the notes, will be maintained in the cash collateral account. The issuer trustee will issue liquidity notes to the liquidity noteholders having initial face value equal to the initial cash collateral account deposit on the terms set out in a supplementary bond terms notice for liquidity notes. The issuer trustee will use the money in the cash collateral account to cover taxes, expenses, issuer trustee's fees, interest due under any redraw funding facility or top-up funding facility and payments of interest on the notes if on any payment date there is a shortfall in interest collections. The cash collateral account will be replenished on future payment dates to the required level. The liquidity notes may be repaid from principal collections, but only to the extent that the aggregate Outstanding Principal Balance of all of the notes is zero or will be reduced to zero following any payments made on the relevant payment date.
Further, after making all required payments on a payment date, the issuer trustee must (at the direction of the manager) apply any surplus cash collateral towards payments to the liquidity noteholders in accordance with the supplementary bond terms notice relating to the liquidity note.

PAYMENT FUNDING FACILITY

         The payment funding facility is available to provide additional liquidity enhancement to the fund, to support or fund payment in respect of break costs payable under any future fixed-floating rate swap in circumstances where mortgages are prepaid (including upon default) prior to the fixed rate maturity date. If the issuer trustee enters into a future fixed-floating rate swap, the manager may direct the issuer trustee to increase the amount of principal under the payment funding facility, through the issuance of a note by the issuer trustee to the payment funding facility provider to cover such break costs payable under a future fixed-floating rate swap. In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class
B notes and to comply with the provisions relating to the threshold rate detailed under the caption "Description of the Class A1 Notes--Threshold Rate,"
the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility, through the issuance of payment funding facility notes, to cover threshold rate shortfalls under the terms of the supplementary bond terms notice.

REDRAWS

         Under the terms of each variable rate housing loan, a borrower may, at the

                                       12

discretion of the mortgage manager, in accordance with guidelines agreed with the mortgage insurer, redraw previously prepaid principal. A borrower may redraw, at the discretion of the mortgage manager, an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid and all scheduled payments had been made, of his or her loan and the current principal balance of the loan. The issuer trustee may fund any redraws it advances to borrowers from collections which represent prepayments of principal on the housing loans or, if not available, by drawings under redraw funding facilities. If the issuer trustee funds a redraw from collections which represent prepayments of principal, either directly or to repay a previous draw on a redraw funding facility, the fund will have less funds available to pay principal to the noteholders on the next payment date, but will have a correspondingly greater amount of assets with which to make future payments because the Outstanding Principal Balance on the housing loans will increase by the amount of the redraws. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time. See "Superannuation Members' Home Loans Residential
Loan Program". Additionally, the issuer trustee, at the election and direction of the manager, will enter into one or more redraw funding facilities with one or more redraw funding facility providers, which will be available to fund requested redraws which have been approved by the manager. See "Description of the Class A1 Notes--Redraws". Principal collections are expected to be applied on each payment date to repay outstanding balances under any redraw funding facilities.

TOP-UP LOANS

         Under the terms of each variable rate housing loan, a borrower may, subject to the manager's normal loan approval process, top-up their loan. A top-up loan is a housing loan, in respect of which there has been more than one housing loan advance. Each top-up request is treated as a new loan by the manager. A borrower may top-up their loan only in those cases in which (i) the value of the property securing the loan is sufficient to secure the existing
Outstanding Principal Balance of that loan plus the additional top-up loan and
(ii) if after such top-up loan certain LTV requirements and valuation requirements as set out in the section entitled "Description of the Class A1
Notes--Top-up Loans" are met. The issuer trustee may fund any top-up loans to borrowers from collections which represent repayments or prepayments of principal on the housing loans or, if not available, from drawings under a top-up funding facility at the discretion of the manager. Alternatively, if the fund is unable to make a top-up loan because of failure to meet certain requirements referred to herein, Origination Fund No. 3 may repurchase the housing loan from the fund, at its Outstanding Principal Balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower. If the issuer trustee funds a top-up loan from collections which represent repayments or prepayments of principal, the fund will have less funds available to pay principal to the noteholders on the next payment date, but will have a correspondingly greater amount of assets with which to make future payments because the Outstanding Principal Balance on the housing loans will increase by the amount of the top-up loan. If Origination Fund No. 3 repurchases such housing loans from the housing loan pool, the fund will have more funds available to pay principal to the noteholders on the next payment date,

                                       13

but will have a correspondingly smaller amount of assets with which to make future payments because the Outstanding Principal Balance on the housing loans will decrease by the Outstanding Principal Balance of such repurchased housing loan. Additionally, the issuer trustee, at the election and direction of the manager, will enter into one or more top-up funding facilities, which will fund requested top-up loans which have been approved by the manager. Top-up funding facilities must also be in the form approved by the rating agencies. See
"Description of the Class A1 Notes--Top-up Loans". Principal collections are expected to be applied on each payment date to repay outstanding balances under any top-up funding facilities.

SUBSTITUTION FOR BREACHES OF HOUSING LOAN REPRESENTATIONS

         At the direction of the manager, the issuer trustee must use the proceeds from the repurchase of a housing loan by the mortgage manager because of a breach of a representation or warranty within 120 days after the giving of the bond issue confirmation certificate to purchase a substitute housing loan for inclusion in the assets of the fund, if available.

HEDGING ARRANGEMENTS

         To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

o    a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the fund; and

o    a currency swap to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating rate swap, which are denominated in
     Australian dollars, and, on the other hand, the obligation of the fund to pay interest and principal on the Class A1 notes, which are denominated in
     U.S. dollars, together with the basis risk between, on the one hand, amounts in respect of interest received under housing loans which have a floating rate and interest calculated under the fixed-floating rate swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class A1 notes by reference to
     LIBOR.

o    a currency swap to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating rate swap, which are denominated in
     Australian dollars, and, on the other hand, the obligation of the fund to pay interest and principal on the Class A2 notes, which are denominated in
     Euros, together with the basis risk between, on the one hand, amounts in respect of interest received under housing loans which have a floating rate and interest calculated under the fixed-floating rate swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class A2 notes by reference to EURIBOR.

OPTIONAL REDEMPTION

         The issuer trustee will, if the manager directs it to do so, redeem all of the notes on any payment date falling on or after the earlier of:

                                       14

o    the payment date falling in September 2010; and

o    the payment date on which the total Outstanding Principal Balance of the notes, as reduced by principal losses allocated against the notes, and by principal payments of the notes calculated and expressed in the A$
     Equivalent, is equal to or less than 10% of the total initial Outstanding
     Principal Balance of the notes.

If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the Outstanding Principal Balance of the notes plus accrued interest, provided that if the aggregate Outstanding Principal Balance of the Class A notes has been reduced by losses allocated against the Class A notes which have not been reinstated, the Class A noteholders owning 75% of the aggregate
Invested Amount of the Class A notes calculated and expressed in the A$
Equivalent must consent to such repurchase or redemption. See "Description of the Class A1 Notes--Optional Redemption of the Notes".

                                       15

                             THE HOUSING LOAN POOL

         The housing loan pool will consist of (i) fixed rate housing loans which are required to convert to a variable rate or a new fixed rate within a period of one, three or five years, (ii) variable rate housing loans and (iii)
interest only housing loans which are required to convert to a principal and interest housing loan within a period of five years. All of the housing loans secured by mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

                    SELECTED HOUSING LOAN POOL DATA AS OF THE
                      CLOSE OF BUSINESS ON AUGUST 18, 2004

Number of Housing Loans..................................    13,876
Housing Loan Pool Size...................................    A$1,946,120,086.68
Average Housing Loan Balance.............................    A$140,250.80
Maximum Housing Loan Balance.............................    A$851,451.45
Total Valuation of the Properties........................    A$3,588,570,759.00
Maximum Remaining Term to Maturity in Months.............    300
Weighted Average Remaining Term to Maturity in Months....    280
Weighted Average Seasoning in Months.....................    6.86
Weighted Average Original Loan-to-Value Ratio............    67.39%
Weighted Average Current Loan-to-Value Ratio.............    63.35%
Average Current Loan-to-Value Ratio......................    58.73%
Maximum Current Loan-to-Value Ratio......................    90.00%

         The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is securing the loan at the time the loan is entered into. Thus, if collateral has been released from the mortgage securing the housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

         Collateral may be released from the mortgage securing the housing loan only when there is more than one security property being held as collateral.
Where there is more than one security property held as collateral, the request to release another property can only be approved if the remaining security property held as collateral provides sufficient collateral such that the actual loan to value ratio is less than or equal to 90%.

         Collateral may also be released from the mortgage securing the housing loan if a substitute property is made subject to a mortgage to secure the housing loan so long as the actual loan-to-value ratio is less than or equal to
90%.

                                       16

         The average current loan-to-value ratio is calculated as the sum of each housing loan's current loan-to-value ratio divided by the number of housing loans. Split loans, which represent two or more loans against a single property or set of properties, may alter the result of the calculation than if it were considered a single loan. The manager does not believe that the impact is material.

         Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The manager will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table above, unless a revised prospectus is delivered to prospective investors.

AUSTRALIAN WITHHOLDING TAX

         Payments of principal and interest on the Class A notes will be reduced by any applicable withholding taxes assessed against the fund. The issuer trustee is not obligated to pay any additional amounts to the Class A noteholders to cover any withholding taxes. Under present law, the Class A notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by certain associates of the issuer trustee. The issuer trustee will seek to issue the
Class A notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be, acquired directly or indirectly by certain associates of the issuer trustee. Accordingly, persons who fall within this category of associate of the issuer trustee should not acquire Class A notes. See "Australian Tax Matters" for a more detailed discussion.

         In accordance with usual practice, pursuant to an underwriting agreement and a subscription agreement, the underwriters represent and agree not to sell any Class A notes to persons (i.e., certain associates of the issuer trustee) that would cause the public offer test under section 128F of the Income
Tax Assessment Act 1936 (Cth) not to be met.

         If the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders, the currency swap provider, the payment funding facility, the top-up funding facility or redraw funding facility due to taxes, duties, assessment or governmental charges, the manager may, at its sole option, direct the issuer trustee to redeem all of the notes. If the issuer trustee redeems the Class A notes, it must discharge all of its liabilities in respect of the notes (at their
Outstanding Principal Balance) unless the noteholders, by Extraordinary
Resolution, elect that they do not want the issuer trustee to redeem the notes.
See "Description of the Class A1 Notes--Redemption of the Notes for Taxation or
Other Reasons."

                                       17

U.S. TAX STATUS

         In the opinion of Mayer, Brown, Rowe & Maw LLP, special U.S. tax counsel for the manager, the Class A1 notes will be characterized as debt for
U.S. federal income tax purposes. Each Class A1 noteholder, by acceptance of a
Class A1 note, agrees to treat the notes as indebtedness. See "United States
Federal Income Tax Matters".

LEGAL INVESTMENT

         The Class A1 notes will not constitute "mortgage-related securities"
for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No
representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Class A1 notes as legal investments for you. See "Legal Investment Considerations".

ERISA CONSIDERATIONS

         In general, subject to the considerations discussed below in "ERISA
Considerations," the Class A1 notes will be eligible for purchase by retirement plans subject to the U.S. Employee Retirement Income Security Act of 1974, as
amended ("ERISA"). Investors should consult their counsel with respect to the consequences under ERISA and Section 4975 of the U.S. Internal Revenue Code of
1986, as amended (the "Code"), of a plan's acquisition and ownership of the notes.

BOOK-ENTRY REGISTRATION

         Book-Entry Registration persons acquiring beneficial ownership interests in the Class A1 notes will hold their Class A1 notes through the
Depository Trust Company in the United States or Clearstream, Luxembourg or
Euroclear outside of the United States. Transfers within the Depository Trust
Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository
Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of
Clearstream, Luxembourg or Euroclear.

COLLECTIONS

         The issuer trustee will receive or apply for each Calculation Period amounts, which are known as collections. COLLECTIONS for a Calculation Period means:

     o    the aggregate of all amounts received by the issuer trustee or applied towards Collections in respect of the fund during that Calculation
          Period. This will include:

          o    payments of interest, principal, fees and other amounts under the housing loans;

                                       18

          o    proceeds from the enforcement of the housing loans;

          o    amounts received under the relevant mortgage insurance policies;

          o    amounts recovered from losses on housing loans not previously received;

          o    amounts received from the mortgage manager for breaches of representations or undertakings which have not been designated by the manager as Suspended Moneys; and

          o    any interest income received during that Calculation Period in respect of Authorized Investments not being funds credited to the cash collateral account or received under the payment funding facility;

          o    any amounts applied from the payment funding facility;

          o    any amounts applied from the cash collateral account;

     o    any amounts received on termination of a fixed-floating rate swap or a currency swap following default by a counterparty thereunder; and

     o    amounts, if any, held as collateral against default under a fixed-floating rate swap or a currency swap following a default by the swap providers thereunder.

BUT DOES NOT INCLUDE:

     o    any interest income received during that Calculation Period in respect of funds credited to the cash collateral account;

     o    any amounts received during that Calculation Period that the issuer trustee is obligated to pay to a mortgage insurer under a mortgage insurance policy;

     o    any amounts received during that Calculation Period under any redraw funding facility or top-up funding facility;

     o    any amounts received during that Calculation Period under any payment funding facility;

     o    to the extent that a fixed-floating rate swap provider has not defaulted under the fixed-floating rate swap, any amounts provided to the issuer trustee during that Calculation Period as a consequence of a downgrade or withdrawal of the rating of the fixed-floating rate swap provider by a designated rating agency, as collateral against default by the fixed-floating rate swap provider under the fixed-floating rate swap;

     o    to the extent that a currency swap provider has not defaulted under the relevant currency swap, any amounts provided to the issuer trustee during that Calculation Period as a consequence of a downgrade or withdrawal of the rating of that currency

                                       19

          swap provider by a designated rating agency, as collateral against default by that currency swap provider under the relevant currency swap; and

     o    any amounts received by the issuer trustee during that Calculation
          Period that have been designated by the manager as Suspended Moneys.

         Collections will be allocated between interest and principal.
Collections attributable to interest, which generally include all collections on the housing loans other than repayments of principal, are known as interest collections. The Collections attributable to principal, which are limited to repayments of principal on the housing loans, are known as principal collections.

         Interest collections are normally used to pay fees, expenses and interest on the notes. Any excess interest collections will be applied to reimburse losses on the housing loans and the amounts so utilized will be used together with principal collections. Principal collections are normally used to pay principal on the notes or to fund redraws or top-up loans. However, if there are not enough interest collections to pay fees, expenses and interest on the notes, principal collections will be used to pay unpaid fees, expenses and interest on the notes. Any remaining excess will be distributed to the income beneficiary.

INTEREST ON THE NOTES

         Interest on the notes is payable quarterly in arrears on each payment date. The issuer trustee will pay interest to the Class A1 notes by making payments to the US$ currency swap provider in A$ which in turn will pay interest on the Class A1 notes in US$. The issuer trustee will pay interest to the Class
A2 notes by making payments to the Euro currency swap provider in A$ which in turn will pay interest on the Class A2 notes in Euros. Interest will be paid pro rata between the Class A1 notes and the Class A2 notes. Interest will be paid on the Class B notes only after the payments of interest on the Class A1 notes and
Class A2 notes are made. Interest on each class of notes is calculated for each
Interest Period as follows:

     o    on a daily basis at the note's interest rate;

     o    on the Invested Amount of that note at the beginning of that Interest
          Period and after giving effect to any payment of principal made with respect to such note on such day; and

     o    on the basis of the actual number of days in that Interest Period and a year of 360 days for the Class A1 notes and the Class A2 notes, or
          365 days for the Class B notes.

PRINCIPAL ON THE NOTES

         Principal on the notes will be payable on each payment date. Principal will be paid sequentially on each class of notes. Thus, principal will be paid to the currency swap providers which in turn will pay principal pari passu and rateably between each of the Class A notes. The Class B notes will not receive any principal payments on a payment date until all principal payments payable to the Class A notes have been paid in full. On each payment date, the Invested
Amount and the Outstanding Principal Balance of each note will be reduced by the amount of the principal payment made on that date on that note. The Outstanding
Principal

                                       20

Balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed
(after the priority entitlements, see "Description of the Transaction
Documents--Security Trust Deed") rateably among all of the Class A notes, prior to any distributions to the Class B notes.

ALLOCATION OF CASH FLOWS

         On each payment date, the issuer trustee will pay interest and repay principal to each noteholder (to the extent that it has not already done so in accordance with the order of priorities summarized in the charts on the next two pages) out of collections received for those payments on that payment date available to be applied for these purposes. The charts on the next two pages summarize the flow of payments.

                                       21

                      DISTRIBUTION OF INTEREST COLLECTIONS

--------------------------------------------------------------------------------
Pay or make allowance for taxes of the fund, if any.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, or make allowance for the issuer trustee's fee, manager's fee and expenses of the fund (other than break costs payable under the fixed-floating rate swap to the extent not otherwise paid).
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay any amounts that would have been payable under the following box on any prior payment date if there would have been sufficient funds to do so, which have not been paid by the issuer trustee together with accrued interest thereon at the interest rate applicable to the related note.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, any interest due under any redraw funding facility and any top-up funding facility, and pay the currency swap providers the applicable A$ Class A Interest Amount payable under the confirmations for that payment date, which is thereafter to be applied to payments of interest on the
Class A1 notes and Class A2 notes.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay any amounts that would have been payable under the following box on any prior payment date if there would have been sufficient funds to do so, which have not been paid by the issuer trustee with accrued interest thereon at the interest rate applicable to the related note.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, the Class B noteholders interest due on the
Class B notes on that payment date.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Credit the cash collateral account the amount (if any) by which the Required
Cash Collateral exceeds the amount of funds on deposit in the cash collateral account.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Reimburse any amounts previously paid pursuant to the first through fourth clauses of the Principal Collections Waterfall (to the extent not already reimbursed).
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan or a drawing has not been made under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably:
o   the liquidity noteholder the interest payable in respect of the liquidity notes; and
o   interest in respect of any payment funding facility.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
The amount of any Class A Charge Offs, Redraw Charge Offs and Top-up Charge Offs
to be applied in and towards reinstatement in the books of the Fund, pari passu and rateably, to Class A Charge Offs, Redraw Charge Offs and Top-up Charge Offs
for that Calculation Period. This amount will then be applied and paid pursuant to the Principal Collections Waterfall.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
The amount of any Carry Over Redraw Charge Offs, any Carryover Top-up Charge
Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to the Class A notes, as the case may be, applied in and towards reinstatement in the books of the Fund, pari passu and rateably (based on the Carry Over Redraw
Charge Offs, the Top-up Carryover Charge Offs and the A$ Equivalent of the Carry
Over Class A Charge Offs allocated to the Class A notes, as the case may be):
o   the A$ Equivalent of any Carry Over Class A Charge Offs;
o   any Carry Over Top-up Charge Offs; and
o   any Carry Over Redraw Charge Offs.
This amount will then be applied and paid pursuant to the Principal Collections
Waterfall.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
The amount of any Class B Charge Offs and any Carry Over Class B Charge Offs to
be applied in and towards reinstatement in the books of the Fund, of and in the following order:
o   any Class B Charge Offs for that Calculation Period; and
o   pari passu and rateably, the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs.
This amount will then be applied and paid pursuant to the Principal Collections
Waterfall.
--------------------------------------------------------------------------------
|
--------------------------------------------------------------------------------
Repay, pari passu and rateably, to the extent not otherwise paid on such payment date under the Principal Collections Waterfall:
o   any principal due and payable under any redraw funding facility;
o   any principal due and payable under any top-up funding facility; and
o   any principal due and payable under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Distribute any remaining amounts to the income beneficiary of the fund.
--------------------------------------------------------------------------------

                                       22

     DISTRIBUTION OF PRINCIPAL COLLECTIONS AND CERTAIN INTEREST COLLECTIONS

--------------------------------------------------------------------------------
Pay, to the extent not otherwise paid, or make allowance for taxes of the fund, if any.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, to the extent not otherwise paid, or make allowance for the issuer trustee's fee, the manager's fee and expenses of the fund (other than break costs payable under the fixed-floating rate swap to the extent not otherwise paid).
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, to the extent not otherwise paid, certain interest amounts payable in respect of the Class A notes and Class B notes and in the priority under the
Interest Collections Waterfall on that payment date.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, Redraw Principal Outstanding under any redraw funding facility and Top-up Principal Outstanding under any top-up funding facility, if any.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay manager, pari passu and rateably, approved payments under any loan redraw facility and any top-up loan.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, the currency swap providers under the confirmations relating to the Class A notes, until the Outstanding Principal
Balance of the Class A notes is reduced to zero, an amount equal to the lesser of:
o   the remaining amount available for distribution; and
o   the A$ Equivalent of Outstanding Principal Balance of all Class A notes.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay the Class B noteholders, pari passu and rateably, until the Outstanding
Principal Balance of the Class B notes is reduced to zero, an amount equal to the lesser of:
o   the remaining amount available for distribution; and
o   the Outstanding Principal Balance of all Class B notes.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably (based on the Carry Over Redraw Charge Offs, the
Carryover Top-up Charge Offs and the A$ Equivalent of the Carry Over Class A
Charge Offs allocated to the Class A notes, as the case may be):
o   the currency swap providers the A$ Equivalent of any Carry Over Class A
    Charge Offs;
o   in and toward repaying the Top-up Principal Outstanding of each top-up funding facility to the extent of any Carry Over Top-up Charge Offs; and
o   in and toward repaying the Redraw Principal Outstanding of each redraw funding facility to the extent of any Carry Over Redraw Charge Offs.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Repay the Invested Amount of the Class B notes to the extent of any Carry Over
Class B Charge Offs.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, to the extent not otherwise paid, any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan or a drawing has not been made under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, in and toward payment to the liquidity noteholder the principal amount outstanding in respect of the liquidity notes and in or toward repayment of any principal in respect of any payment funding facility.
--------------------------------------------------------------------------------

                                       23

                                  RISK FACTORS

         The Class A1 notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A1 notes.

THE NOTES WILL BE PAID ONLY FROM          o    The notes are debt obligations of
THE ASSETS OF THE FUND                         the issuer trustee only in its
                                               capacity as trustee of the fund
                                               and in no other capacity. The
                                               notes do not represent an
                                               interest in or obligation of any
                                               of the other parties to the
                                               transaction. The assets of the
                                               fund will be the sole source of
                                               payments on the notes. The issuer
                                               trustee's other assets will only
                                               be available to make payments on
                                               the notes to the extent that the
                                               issuer trustee is held to be
                                               negligent, fraudulent or to have
                                               caused a willful default with
                                               respect to its obligations under
                                               the transaction documents.
                                               Therefore, if the assets of the
                                               fund are insufficient to pay the
                                               interest and principal on your
                                               notes when due, except as
                                               disclosed above, there will be no
                                               other source from which to
                                               receive these payments and you
                                               may not get back the yield you
                                               expected to receive and you may
                                               suffer a loss on your investment.

THE RATINGS ON THE NOTES SHOULD BE        o    The security ratings of the notes
EVALUATED INDEPENDENTLY                        should be evaluated independently
                                               from similar ratings on other
                                               types of notes or securities. A
                                               security rating by a rating
                                               agency is not a recommendation to
                                               buy, sell or hold securities and
                                               may be subject to revision,
                                               suspension, qualification or
                                               withdrawal at any time by the
                                               relevant rating agency. A
                                               revision, suspension,
                                               qualification or withdrawal of
                                               the rating of the notes may
                                               adversely affect the price of the
                                               notes. In addition, the ratings
                                               of the notes do not address the
                                               expected timing of principal
                                               repayments under the notes, only
                                               that principal will be received
                                               no later than the maturity date.

                                       24

INVESTMENT IN THE NOTES MAY NOT BE        o    The notes are not a suitable
SUITABLE FOR ALL INVESTORS                     investment for any investor that
                                               requires a regular or predictable
                                               schedule of payments or payment
                                               on any specific date. The notes
                                               are complex investments that
                                               should be considered only by
                                               investors who, either alone or
                                               with their financial, tax and
                                               legal advisors, have the
                                               expertise to analyze the
                                               prepayment, reinvestment, default
                                               and market risk, the tax
                                               consequences of an investment,
                                               and the interaction of these
                                               factors.

                                          o    Mortgage-backed securities, like
                                               the notes, usually produce more
                                               returns of principal to investors
                                               when market interest rates fall
                                               below the interest rates on the
                                               housing loans and produce less
                                               returns of principal when market
                                               interest rates rise above the
                                               interest rates on the housing
                                               loans. If borrowers refinance
                                               their housing loans as a result
                                               of lower interest rates,
                                               noteholders will receive an
                                               unanticipated payment of
                                               principal. As a result,
                                               noteholders are likely to receive
                                               more money to reinvest at a time
                                               when other investments generally
                                               are producing a lower yield than
                                               that on the notes and are likely
                                               to receive less money to reinvest
                                               when other investments generally
                                               are producing a higher yield than
                                               that on the notes. Holders will
                                               bear the risk that the timing and
                                               amount of distributions on the
                                               notes will prevent you from
                                               attaining the desired yield.

THE YIELD TO MATURITY ON THE NOTES        o    The pre-tax yield to maturity on
IS UNCERTAIN AND MAY BE EFFECTED BY            the notes is uncertain and will
MANY FACTORS                                   depend on a number of factors.
                                               One such factor is the uncertain
                                               rate of return of principal. The
                                               amount of distributions of
                                               principal on the notes and the
                                               time when those distributions are
                                               received depend on the amount and
                                               the times at which borrowers make
                                               principal payments on the housing
                                               loans. The principal payments may
                                               be regular scheduled payments or
                                               unscheduled payments resulting
                                               from prepayments of the housing
                                               loans.

THERE IS NO WAY TO PREDICT THE            o    The rate of principal and
ACTUAL RATE AND TIMING OF PAYMENTS             interest payments on the housing
ON POOLS OF HOUSING LOANS                      loans varies among pools and is
                                               influenced by a variety of
                                               economic, demographic, social,
                                               tax, legal and other factors,
                                               including prevailing market
                                               interest rates for housing loans
                                               and the particular terms of the
                                               housing loans. Australian housing
                                               loans

                                       25

                                               have features and options that
                                               are different from housing loans
                                               in the United States and Europe,
                                               and thus will have different
                                               rates and timing of payments from
                                               housing loans in the United
                                               States and Europe. There is no
                                               guarantee as to the actual rate
                                               of prepayment on the housing
                                               loans, or that the actual rate of
                                               prepayments will conform to any
                                               model described in this
                                               prospectus. The rate and timing
                                               of principal and interest
                                               payments and the ability to
                                               redraw principal on the housing
                                               loans or to obtain top-up loans
                                               as well as the purchase of any
                                               housing loans by Origination Fund
                                               No. 3 to effect a top-up loan
                                               will affect the rate and timing
                                               of payments of principal and
                                               interest on your notes.
                                               Unexpected prepayment rates could
                                               have the following negative
                                               effects:

                                          o    if you bought your notes for more
                                               than their face amount, the yield
                                               on your notes will drop if
                                               principal payments occur at a
                                               faster rate than you expect; or

                                          o    if you bought your notes for less
                                               than their face amount, the yield
                                               on your notes will drop if
                                               principal payments occur at a
                                               slower rate than you expect.

LOSSES AND DELINQUENT PAYMENTS ON         o    If borrowers fail to make
THE HOUSING LOANS MAY AFFECT THE               payments of interest and
RETURN ON YOUR NOTES                           principal under the housing loans
                                               when due and the credit
                                               enhancement described in this
                                               prospectus is not enough to
                                               protect your notes from the
                                               borrowers' failure to pay, then
                                               the issuer trustee may not have
                                               enough funds to make full
                                               payments of interest and
                                               principal due on your notes.
                                               Consequently, the yield on your
                                               notes could be lower than you
                                               expect and you could suffer
                                               losses.

ENFORCEMENT OF THE HOUSING LOANS          o    Substantial delays could be
MAY CAUSE DELAYS IN PAYMENT AND                encountered in connection with
LOSSES                                         the liquidation of a housing
                                               loan, which may lead to
                                               shortfalls in payments to you to
                                               the extent those shortfalls are
                                               not covered by a mortgage
                                               insurance policy.

                                          o    If the proceeds of the sale of a
                                               mortgaged property, net of
                                               preservation and liquidation
                                               expenses, are less than the
                                               amount due under the related
                                               housing loan, the issuer trustee
                                               may not have enough funds to make

                                       26

                                               full payments of interest and
                                               principal due to you, unless the
                                               difference is covered under a
                                               mortgage insurance policy.

UNREIMBURSED REDRAWS AND TOP-UP           o    Unreimbursed redraws and top-up
LOANS WILL BE PAID BEFORE PRINCIPAL            loans will rank ahead of your
ON YOUR NOTES                                  notes with respect to payment of
                                               principal prior to enforcement of
                                               the charge under the security
                                               trust deed, and you may not
                                               receive full repayment of
                                               principal on your notes.

THE CLASS B NOTES PROVIDE ONLY            o    The amount of credit enhancement
LIMITED PROTECTION AGAINST LOSSES              provided through the
                                               subordination of the Class B
                                               notes to the Class A notes is
                                               limited and could be depleted
                                               prior to the payment in full of
                                               the Class A notes. If the
                                               principal amount of the Class B
                                               notes is reduced to zero, you may
                                               suffer losses on your notes.

THE MORTGAGE INSURANCE POLICIES MAY       o    The mortgage insurance policies
NOT BE AVAILABLE TO COVER                      are subject to some exclusions
LOSSES ON THE HOUSING LOANS                    from coverage, limitations on
                                               coverage and rights of
                                               termination which are described
                                               in "The Mortgage Insurance
                                               Policies--Loss Coverage" and
                                               "--Exclusions". Therefore, a
                                               borrower's payments that are
                                               expected to be covered by the
                                               mortgage insurance policies may
                                               not be covered because of these
                                               exclusions and limitations, and
                                               the issuer trustee may not have
                                               enough money to make timely and
                                               full payments of principal and
                                               interest on your notes.

YOU MAY NOT BE ABLE TO RESELL YOUR        o    The underwriters are not required
NOTES                                          to assist you in reselling your
                                               notes. A secondary market for
                                               your notes may not develop. If a
                                               secondary market does develop, it
                                               might not continue or might not
                                               be sufficiently liquid to allow
                                               you to resell any of your notes
                                               readily or at the price you
                                               desire. The market value of your
                                               notes is likely to fluctuate,
                                               which could result in significant
                                               losses to you.

THE TERMINATION OF ANY OF THE SWAPS        o    The issuer trustee will exchange
MAY SUBJECT YOU TO LOSSES FROM                  the interest payments from the
INTEREST RATE OR CURRENCY                       fixed rate housing loans for
FLUCTUATIONS                                    variable rate payments based
                                                upon the three-month Australian
                                                bank bill rate. If the fixed-
                                                floating rate swap is terminated
                                                under the terms of the swap
                                                agreement, or the fixed-floating
                                                rate swap provider fails to
                                                perform its obligations, you
                                                will be exposed to the risk that
                                                the floating rate of interest
                                                payable on the notes will be
                                                greater than the discretionary
                                                fixed

                                       27

                                                rate set by the manager on the
                                                fixed rate housing loans, which
                                                may lead to losses to you.

                                           o    The issuer trustee will receive
                                                payments from the borrowers on
                                                the housing loans and the
                                                fixed-floating rate swap
                                                provider in Australian dollars
                                                (calculated, in the case of
                                                payments by this swap provider,
                                                by reference to the Australian
                                                bank bill rate), and make
                                                payments to Class A1 noteholders
                                                in U.S. dollars and Class A2
                                                noteholders in Euros
                                                (calculated, in the case of
                                                payments of interest, by
                                                reference to LIBOR in respect of
                                                the Class A1 notes and by
                                                reference to EURIBOR in respect
                                                of the Class A2 notes). Under
                                                the US$ currency swap, the US$
                                                currency swap provider will
                                                exchange Australian dollar
                                                obligations for U.S. dollars,
                                                and in the case of interest,
                                                amounts calculated by reference
                                                to the Australian bank bill rate
                                                for amounts calculated by
                                                reference to LIBOR. If the US$
                                                currency swap provider fails to
                                                perform its obligations or if
                                                the US$ currency swap is
                                                terminated, the issuer trustee
                                                might have to exchange its
                                                Australian dollars for U.S.
                                                dollars, and its Australian bank
                                                bill rate obligations for LIBOR
                                                obligations, at an exchange rate
                                                that does not provide sufficient
                                                U.S. dollars to make payments to
                                                Class A1 noteholders in full.

                                           o    Under the Euro currency swap,
                                                the Euro currency swap provider
                                                will exchange Australian dollar
                                                obligations for Euro, and in the
                                                case of interest, amounts
                                                calculated by reference to the
                                                Australian bank bill rate for
                                                amounts calculated by reference
                                                to EURIBOR. If the Euro currency
                                                swap provider fails to perform
                                                its obligations or if the Euro
                                                currency swap is terminated, the
                                                issuer trustee might have to
                                                exchange its Australian dollars
                                                for Euros, and its Australian
                                                bank bill rate obligations for
                                                EURIBOR obligations, at an
                                                exchange rate that may be
                                                greater than the fixed rate of
                                                exchange in the Euro currency
                                                swap. This would occur if the
                                                Euro appreciates in value
                                                against the Australian dollar or
                                                if the spread between EURIBOR
                                                and the Australian bank bill
                                                rate increases. Either
                                                occurrence may require more
                                                Australian dollars to make
                                                payments in respect of the Class
                                                A2 notes than would otherwise be
                                                the case if payments were being
                                                made under the Euro currency
                                                swap. Since payments on the
                                                Class A2 notes rank

                                       28

                                                equal in priority with payments
                                                on the Class A1 notes, if more
                                                Australian dollars are required
                                                to make payments on the Class A2
                                                notes, there may be less
                                                Australian dollars available to
                                                make payments in respect of your
                                                notes, which could result in
                                                losses to you.

PREPAYMENTS DURING A CALCULATION          o    If a prepayment is received on a
PERIOD MAY RESULT IN YOU NOT                   housing loan during a Calculation
RECEIVING YOUR FULL INTEREST                   Period, interest on the housing
PAYMENTS                                       loan will cease to accrue on that
                                               portion of the housing loan that
                                               has been prepaid, starting on the
                                               date of prepayment. The amount
                                               prepaid will be invested in
                                               investments that may earn a rate
                                               of interest lower than that paid
                                               on the housing loan. If it is
                                               less, the issuer trustee may not
                                               have sufficient funds to pay you
                                               the full amount of interest due
                                               to you on the next payment date.

THE PROCEEDS FROM THE ENFORCEMENT         o    If the security trustee enforces
OF THE SECURITY TRUST DEED MAY BE              the security interest on the
INSUFFICIENT TO PAY AMOUNTS DUE TO             assets of the fund after an event
YOU                                            of default under the security
                                               trust deed, there is no assurance
                                               that the market value of the
                                               assets of the fund will be equal
                                               to or greater than the
                                               outstanding principal and
                                               interest due on the Class A
                                               notes, or that the security
                                               trustee will be able to realize
                                               the full value of the assets of
                                               the fund. The issuer trustee, the
                                               security trustee, the Class A
                                               note trustee, the swap providers,
                                               the note trustee and other
                                               service providers will generally
                                               be entitled to receive the
                                               proceeds of any sale of the
                                               assets of the fund, to the extent
                                               they are owed fees and expenses,
                                               before you. Consequently, the
                                               proceeds from the sale of the
                                               assets of the fund after an event
                                               of default under the security
                                               trust deed may be insufficient to
                                               pay you principal and interest in
                                               full.

IF THE MANAGER DIRECTS THE ISSUER         o    If the manager directs the issuer
TRUSTEE TO REDEEM THE NOTES                    trustee to redeem the notes
EARLIER, YOU COULD SUFFER LOSSES               earlier as described in
AND THE YIELD ON YOUR NOTES COULD              "Description of the Class A1
BE LOWER THAN EXPECTED                         Notes--Optional Redemption of the
                                               Notes" Class A noteholders owning
                                               at least 75% of the aggregate
                                               Invested Amount of the Class A
                                               notes calculated and expressed in
                                               the A$ Equivalent may consent to
                                               receiving an amount equal to the
                                               Outstanding Principal Balance of
                                               the Class A notes, less
                                               unreimbursed losses allocated to
                                               the Class A notes, plus accrued
                                               interest. As a result, to the
                                               extent losses are allocated to
                                               your notes, you may not fully
                                               recover

                                       29

                                               your investment. In addition, the
                                               early retirement of your notes
                                               will shorten their average lives
                                               and potentially lower the yield
                                               on your notes.

TERMINATION PAYMENTS RELATING TO          o    If the issuer trustee is required
THE CURRENCY SWAPS MAY REDUCE                  to make a termination payment to
PAYMENTS TO YOU                                a currency swap provider upon the
                                               termination of a currency swap,
                                               the issuer trustee may make the
                                               termination payment from the
                                               assets of the fund prior to
                                               enforcement of the security trust
                                               deed. Thus, if the issuer trustee
                                               makes a termination payment,
                                               there may not be sufficient funds
                                               remaining to pay interest on your
                                               notes on the next payment date,
                                               and the principal on your notes
                                               may not be repaid in full.

THE IMPOSITION OF A WITHHOLDING TAX       o    If a withholding tax is imposed
WILL REDUCE PAYMENTS TO YOU AND MAY            on payments of interest on your
LEAD TO AN EARLY REDEMPTION OF THE             notes, you will not be entitled
NOTES                                          to receive grossed-up amounts to
                                               compensate for such withholding
                                               tax. Thus, you will receive less
                                               interest than is scheduled to be
                                               paid on your notes.

                                          o    If the option to redeem the notes
                                               affected by a withholding tax is
                                               exercised, unless noteholders, by
                                               Extraordinary Resolution, elect
                                               not to require the issuer trustee
                                               to redeem the notes, the notes
                                               will be redeemed for an amount
                                               equal to the Outstanding
                                               Principal Balance of the notes,
                                               less unreimbursed losses
                                               allocated to the notes, plus
                                               accrued interest. As a result, to
                                               the extent losses are allocable
                                               to your notes, you may not fully
                                               recover your investment. In
                                               addition, the early retirement of
                                               your notes will shorten their
                                               average lives and potentially
                                               lower the yield on your notes.

THE MANAGER'S ABILITY TO SET THE          o    The interest rates on the
INTEREST RATE ON VARIABLE RATE                 variable rate housing loans are
HOUSING LOANS MAY LEAD TO INCREASED            not tied to an objective interest
DELINQUENCIES OR PREPAYMENTS                   rate index, but are set at the
                                               sole discretion of the manager,
                                               subject to the threshold rate
                                               established under the
                                               supplementary bond terms notice.
                                               If the manager increases the
                                               interest rates on the variable
                                               rate housing loans, borrowers may
                                               be unable to make their required
                                               payments under the housing loans,
                                               and accordingly, may become
                                               delinquent or may default on
                                               their payments. In addition, if
                                               the interest rates are raised
                                               above market interest rates,
                                               borrowers may refinance their
                                               loans with another lender to
                                               obtain a lower interest rate.
                                               This could cause higher rates of

                                       30

                                               principal prepayment than you
                                               expected and affect the yield on
                                               your notes.

THE FEATURES OF THE HOUSING LOANS         o    The features of the housing loans
MAY CHANGE, WHICH COULD AFFECT THE             as described below under
TIMING AND AMOUNT OF PAYMENTS TO YOU           "Superannuation Members' Home
                                               Loans Residential Loan
                                               Program--SMHL Product Types,"
                                               including their interest rates,
                                               may be changed by the manager,
                                               either on its own initiative or,
                                               where they are offered, at a
                                               borrower's request. Some of these
                                               changes may include the addition
                                               of newly developed features which
                                               are not described in this
                                               prospectus. As a result of these
                                               changes and borrower's payments
                                               of principal, the concentration
                                               of housing loans with specific
                                               characteristics is likely to
                                               change over time, which may
                                               affect the timing and amount of
                                               payments you receive. See
                                               "Superannuation Members' Home
                                               Loans Residential Loan
                                               Program--SMHL Product
                                               Types--Housing Loan Features and
                                               Options".

                                          o    If the manager changes the
                                               features of the housing loans or
                                               fails to offer desirable features
                                               offered by its competitors,
                                               borrowers may elect to refinance
                                               their loan with another lender to
                                               obtain more favorable features.
                                               In addition, the housing loans
                                               included in the fund are not
                                               permitted to have some features.
                                               At the present time the manager
                                               does not expect to agree to add
                                               features to the housing loans
                                               that currently are not permitted.
                                               However, if the manager agrees to
                                               add one of these features to his
                                               or her housing loan that is part
                                               of the fund, in effect the
                                               housing loan will be repaid and a
                                               new housing loan will be written
                                               which will not form part of the
                                               assets of the fund. The
                                               refinancing or removal of housing
                                               loans could cause you to
                                               experience higher rates of
                                               principal prepayment than you
                                               expected, which could affect the
                                               yield on your notes.

THERE ARE LIMITS ON THE AMOUNT OF         o    If the interest collections
AVAILABLE LIQUIDITY TO ENSURE                  during a Calculation Period are
PAYMENTS OF INTEREST TO YOU                    insufficient to cover fees,
                                               expenses and interest payments
                                               due on the notes on the next
                                               payment date, principal
                                               collections collected during the
                                               Calculation Period may be used to
                                               cover these amounts. If principal
                                               collections are not sufficient to
                                               cover the shortfall, the issuer
                                               trustee will draw funds from the
                                               cash collateral account. In the
                                               event that there is not enough
                                               money available under the cash
                                               collateral account, you may not
                                               receive a payment of interest on
                                               that payment date, which will
                                               reduce the yield on your notes.
                                               money available under the cash
                                               collateral

                                       31

                                               account, you may not receive a
                                               payment of interest on that
                                               payment date, which will reduce
                                               the yield on your notes.

THE USE OF PRINCIPAL COLLECTIONS TO       o    On each payment date, the amount
COVER LIQUIDITY SHORTFALLS MAY LEAD            of principal collections used to
PRINCIPAL LOSSES                               cover interest shortfalls will be
                                               allocated to the most TO
                                               subordinate class of outstanding
                                               notes. If losses attributable to
                                               interest shortfalls are allocated
                                               against the Class A notes, to the
                                               extent that there are
                                               insufficient interest collections
                                               in succeeding Calculation Periods
                                               to reimburse these losses, you
                                               may not receive full repayment of
                                               principal on your notes.

A DECLINE IN AUSTRALIAN ECONOMIC          o    The Australian economy has been
CONDITIONS MAY LEAD TO LOSSES ON               experiencing a prolonged period
YOUR NOTES                                     of expansion with relatively low
                                               interest rates and steadily
                                               increasing property values. If
                                               the Australian economy were to
                                               experience a downturn, an
                                               increase in interest rates, a
                                               fall in property values or any
                                               combination of these factors,
                                               delinquencies or losses on the
                                               housing loans may increase, which
                                               may cause losses on your notes.

CONSUMER PROTECTION LAWS MAY AFFECT       o    Some of the borrowers may attempt
THE TIMING OR AMOUNT OF INTEREST OR            to make a claim to a court
PRINCIPAL PAYMENTS TO YOU                      requesting changes in the terms
                                               and conditions of their housing
                                               loans or compensation or
                                               penalties from the issuer trustee
                                               for breaches of any legislation
                                               relating to consumer credit. To
                                               the extent that the issuer
                                               trustee is unable to recover any
                                               such liabilities under the
                                               consumer protection laws from the
                                               mortgage manager, the assets of
                                               the fund will be used to
                                               indemnify the issuer trustee
                                               prior to payments to you. This
                                               may delay or decrease the amount
                                               of collections available to make
                                               payments to you.

THE CONCENTRATION OF HOUSING LOANS        o    If the fund contains a high
IN SPECIFIC GEOGRAPHIC AREAS MAY               concentration of housing loans
INCREASE THE POSSIBILITY OF LOSS ON            secured by properties located
YOUR NOTES                                     within a single state or region
                                               within Australia, any
                                               deterioration in the real estate
                                               values or the economy of any of
                                               those states or regions could
                                               result in higher rates of
                                               delinquencies, foreclosures and
                                               loss than expected on the housing
                                               loans. In addition, these states
                                               or regions may experience natural
                                               disasters, which may not be fully
                                               insured against and which may
                                               result in property damage and
                                               losses on the housing loans.
                                               These events may in turn have a
                                               disproportionate impact on funds
                                               available to the fund, which
                                               could

                                       32

                                               cause you to suffer losses.

THE APPLICATION OF THE GOODS AND          o    Since July 1, 2000, a goods and
SERVICES TAX IN AUSTRALIA MAY                  services tax is payable by all
DECREASE THE FUNDS AVAILABLE TO THE            entities which make taxable
FUND TO PAY YOU                                supplies in Australia subject to
                                               certain transitional rules. Some
                                               service providers to the issuer
                                               trustee may be subject to GST in
                                               respect of the services provided
                                               to the fund and may pass on that
                                               additional cost to the issuer
                                               trustee. The issuer trustee may
                                               also be subject to GST on
                                               services provided by it. To the
                                               extent that it has a net GST
                                               liability, the issuer trustee
                                               will have less funds available to
                                               meet its obligations and you may
                                               suffer losses. See "Australian
                                               Tax matters" in the prospectus.

CHANGES IN LAW MAY IMPACT THE             o    The structure of the transaction
STRUCTURE OF THE TRANSACTION AND               and, inter alia, the issue of the
THE TREATMENT OF THE NOTES                     notes and ratings assigned to the
                                               notes are based on Australian
                                               law, tax and administrative
                                               practice in effect at the date
                                               hereof, and having due regard to
                                               the expected tax treatment of all
                                               relevant entities under such law
                                               and practice. No assurance can be
                                               given that Australian law, tax or
                                               administrative practice will not
                                               change after the closing date or
                                               that such change will not
                                               adversely impact the structure of
                                               the transaction and the treatment
                                               of the notes.

YOU WILL NOT RECEIVE PHYSICAL NOTES       o    Your ownership of the notes will
REPRESENTING YOUR NOTES, WHICH CAN             be registered electronically
CAUSE DELAYS IN RECEIVING                      through DTC, Euroclear and
DISTRIBUTIONS AND HAMPER YOUR                  Clearstream, Luxembourg. You will
ABILITY TO PLEDGE OR RESELL YOUR NOTES         not receive physical notes,
                                               except in limited circumstances.
                                               The lack of physical notes could:

                                               o    cause you to experience
                                                    delays in receiving payments
                                                    on the notes because the
                                                    principal paying agent will
                                                    be sending distributions on
                                                    the notes to DTC instead of
                                                    directly to you;

                                                o   limit or prevent you from
                                                    using your notes as
                                                    collateral; and

                                                o   hinder your ability to
                                                    resell the notes or reduce
                                                    the price that you receive
                                                    for them.

AUSTRALIAN TAX REFORM PROPOSALS           o    If the Australian tax legislation
COULD AFFECT THE TAX TREATMENT OF              is amended to tax the fund as a
THE FUND                                       company then it may reduce the
                                               available cash of the fund and it
                                               is possible that the issuer

                                       33

                                               trustee might be left with
                                               insufficient cash to pay interest
                                               on the notes. See "Australian Tax
                                               Matters."

BECAUSE THE MANAGER AND THE ISSUER        o    ME Portfolio Management Limited,
TRUSTEE ARE AUSTRALIAN ENTITIES,               an Australian non-listed public
THERE REMAINS UNCERTAINTY AS TO THE            company incorporated with limited
ENFORCEABILITY OF JUDGMENTS                    liability and Perpetual Trustees
OBTAINED BY CLASS A1 NOTEHOLDERS IN            Australia Limited, a listed
U.S. COURTS BY AUSTRALIAN COURTS               Australian public company have
                                               agreed to submit to the
                                               jurisdiction of New York State
                                               Court and federal court of the
                                               United States located in the
                                               Southern District of New York for
                                               the purposes of any suit, action
                                               or proceeding arising out of the
                                               offering of the Class A1 notes.
                                               Generally, a final and conclusive
                                               judgment obtained by noteholders
                                               in U.S. courts would be
                                               recognized and enforceable
                                               against the manager or the issuer
                                               trustee as the case may be, in
                                               the relevant Australian court
                                               without reexamination of the
                                               merits of the case. However,
                                               because of the foreign location
                                               of the manager and the issuer
                                               trustee and their directors,
                                               officers and employees (and their
                                               respective assets), it may be
                                               difficult for noteholders to
                                               effect service of process over
                                               these persons or to enforce
                                               against them judgments obtained
                                               in United States courts based
                                               upon the civil liability
                                               provisions of the U.S. federal
                                               securities laws. See "Enforcement
                                               of Foreign Judgments in
                                               Australia".

THE MANAGER'S RIGHT TO TERMINATE          o    Under the terms of each housing
THE ULTIMATE ACCOUNTS MAY LEAD TO              loan, the manager has the right
INCREASED PRINCIPAL PAYMENTS                   to terminate the provisions of
                                               the redraw funding facility and
                                               therefore the use of the Ultimate
                                               Accounts (as described below
                                               under "Superannuation Members'
                                               Home Loans Residential Loan
                                               Program--SMHL Product
                                               Types--Ultimate Accounts"). This
                                               could occur if Origination Fund
                                               No. 3 should be in default of its
                                               contractual obligations under the
                                               redraw funding facility or the
                                               fund does not have, through the
                                               application of prepayments of
                                               principal, the financial
                                               resources to meet the redraws
                                               requested via the Ultimate
                                               Accounts. Therefore, the borrower
                                               may seek to refinance their loan
                                               with another lender to obtain
                                               access to a program with features
                                               similar to that of the Ultimate
                                               Account which is no longer
                                               available to them. This could
                                               lead to higher principal
                                               prepayments than you expected and
                                               affect the yield on your notes.

                                       34

                                CAPITALIZED TERMS

         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page
G-1.

                        U.S. DOLLAR AND EURO PRESENTATION

         In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Euro" and "(euro)" are references to the single currency introduced at the third stage of the European Economic and
Monetary Union pursuant to the Treaty Establishing the European Community, as
amended, and references to "Australian dollars" and "A$" are references to
Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of
US$0.7064=A$1.00, the noon buying rate in New York City for cable transfers in
Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on August 23, 2004. Use of such rate is not a representation that
Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

         Unless otherwise stated in this prospectus, any translations of
Australian dollars into Euros have been made at a rate of (euro)0.5834=A$1.00, the exchange rate as displayed on the Bloomberg Service under EUAD currency HP on August 24, 2004. Use of such rate is not a representation that Australian dollar amounts actually represent Euro amounts or could be converted into Euro at that rate.

            THE ISSUER TRUSTEE, THE MORTGAGE MANAGER AND THE MANAGER

THE ISSUER TRUSTEE

         The issuer trustee was incorporated on July 31, 1963 and its registered office is located at Level 7, Perpetual Trustee Building, 39 Hunter Street,
Sydney, NSW, 2000. Perpetual Trustees Australia Limited's principal business is the provision of services from financial management for private individuals through to the provision of trustee, custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. They also provide management investment products through their funds management division. The group of which Perpetual Trustees Australia Limited is the parent has over A$100 billion as of August 19, 2004, in funds under administration across its various divisions. Perpetual Trustees Australia
Limited is an authorized trustee corporation.

         Perpetual Trustees Australia Limited has issued 38,256,489 shares as of
August 19, 2004. These shares are fully paid. Perpetual Trustees Australia
Limited is listed on the Australian Stock Exchange and its shares are quoted on that Exchange.

                                       35

DIRECTORS

         The directors of the issuer trustee are as follows:

                NAME                                       BUSINESS ADDRESS                        PRINCIPAL ACTIVITIES
----------------------------------    -------------------------------------------------------      --------------------------

Robert Murray Savage                  Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
John Simon Curtis                     Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
David Michael Deverall                Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Linda Bardo Nicholls                  Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Stephen John Chapman                  Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Charles Paul Curran                   Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Warwick Gordon Kent                   Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Bonita Louise Boezeman                Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Paul McClintock                       Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Sandra McPhee                         Level 7, 39 Hunter Street, Sydney NSW 2000                   Director

MEMBERS EQUITY PTY LIMITED

         In October 1999, AXA Asia Pacific Holdings Ltd entered into an agreement with Industry Fund Services Pty Limited (IFS), as trustee of the IFBT
Unit Trust (IFBT), to establish a 50/50 joint venture company to be known as
Members Equity Pty Limited (ME) to pursue a growth strategy in the provision of consumer finance and other financial services in Australia.

         IFS represents a large number of industry based superannuation
(pension) funds. IFS established IFBT which consolidated 43 superannuation funds to purchase initially 50% of Members Equity. The 43 funds represent approximately 5 million members and have approximately A$66 billion in total funds under management.

         Pursuant to the joint venture agreement, AXA Asia Pacific Holdings Ltd provided the infrastructure (including human capital) and funds under management of the lending division, valued at approximately A$61.8 million as of October 1,
1999. IFS, as trustee of IFBT, contributed approximately A$30.9 million of cash into the joint venture company.

         On July 20, 2001, ME obtained an authority to act as an approved deposit taking institution by the Australian Prudential Regulation Authority,
and obtained approval to use the word "Bank" when referring to ME. On January 7,
2003, IFS, as trustee of IFBT, became the 100% owner of ME with the acquisition of AXA Asia Pacific Holding Ltd's 50% shareholding in ME. On December 1, 2003 ME obtained an Australian Financial Services License under Part 7.6 of the
Corporations Act 2001 (Cth). This license is necessary for ME to offer
`financial services', such as bank deposit accounts, in Australia. Also on
December 1, 2003 ME appointed MEPM to act as its authorized representative under that license. ME continues to provide a full service to borrowers via the SMHL program and other programs, including loan origination and all aspects of loan administration. The manager of the SMHL Global Fund No. 7, MEPM, has appointed
ME to originate, manage and service the mortgages associated with its programs.

                                       36

         As of June 30, 2004, ME had net assets of approximately A$99.4 million.

         As of June 30, 2004, ME has approximately A$11.4 billion of assets under management and currently has more than 550 staff located at its state capital city offices.

         On February 16, 2004 Standard & Poor's announced that it has assigned its BBB- long-term and A-3 short-term counterparty credit ratings to ME and that the outlook on ME is stable.

         ME has entered into call option contracts with each of the shareholders in IFS. If these options are exercised, ME will acquire IFS sometime in 2006.
The exercise of the call options is subject to approval of ME's board.

ME PORTFOLIO MANAGEMENT LIMITED

         As part of the joint venture arrangements, ME Portfolio Management
Limited, a 100% owned subsidiary of ME, became the manager of the SMHL program.
There is a mortgage origination and management agreement and a management support deed in place between ME and MEPM. MEPM is the authorized representative of ME under ME's Australian Financial Services License.

DIRECTORS

         The directors of MEPM are as follows:

                NAME                                       BUSINESS ADDRESS                          PRINCIPAL ACTIVITIES
------------------------------------- -----------------------------------------------------------  -----------------------

Brian John Pollock                    Level 23, 360 Collins Street, Melbourne VIC 3000             Director
David Mitchell Tennant                Level 23, 360 Collins Street, Melbourne VIC 3000             Director
Nicholas Vamvakas                     Level 23, 360 Collins Street, Melbourne VIC 3000             Director
Anthony Stewart Wamsteker             Level 23, 360 Collins Street, Melbourne VIC 3000             Director
Anna Christina Booth                  Level 23, 360 Collins Street, Melbourne VIC 3000             Director

SMHL PROGRAM

         In July 1994, the SMHL Program was established by National Mutual
Holdings Limited in consultation with a range of superannuation funds representing a variety of industries. The main objectives of the program were to make home loan finance available on commercial terms and at competitive rates to qualifying borrowers while at the same time providing competitive returns to investors in the funds. This was to be achieved by keeping the distribution costs low by utilizing the superannuation funds as the main avenue of marketing.

         The transaction documents for the program provided for the creation of a number of separate trust funds, including origination funds and securitization funds. Housing loans originated under the program were initially financed through, and owned by, the origination funds. As of July 31, 2004, 3 origination funds, 15 securitization funds and 13 private placement funds have been created under the domestic program. In addition, in June 2000 the SMHL

                                       37

Global Fund No. 1 was created, in June 2001 the SMHL Global Fund No. 2 was created, in October 2002 the SMHL Global Fund No. 3 was created, in April 2003 the SMHL Global Fund No. 4 was created, in November 2003 the SMHL Global Fund
No. 5 was created and in March 2004 the SMHL Global Fund No. 6 was created.

         The first of the origination funds, known as SMHL Origination Fund No.
1, or Origination Fund No. 1, closed for subscriptions in December 1994 and raised $174 million by the issue of bonds to participating superannuation funds.
The proceeds of that issue were used primarily to finance the origination of housing loans, on a commercial basis, to members of the superannuation funds which participated in the issue of bonds. A second origination fund, known as
SMHL Origination Fund No. 2, or Origination Fund No. 2, closed for subscriptions in December 1995 and raised $79 million, also by the issue of bonds to participating superannuation funds. Both Origination Fund No. 1 and Origination
Fund No. 2 ceased originating housing loans as of July 1, 1999.

         SMHL Origination Fund No. 3, or Origination Fund No. 3, was created in
July 1999, again for the purposes of origination and subsequent securitization of housing loans to members of participating superannuation funds. The vast majority of investors in Origination Fund No. 1 and Origination Fund No. 2
transferred their investments into Origination Fund No. 3. This fund differed from its predecessors in that it was open-ended, allowing for new investment. As of June 30, 2004, SMHL Origination Fund No. 3 has raised A$374.5 million.

         The SMHL Global Fund No. 7 has been created to acquire assets from another SMHL securitization fund, SMHL Warehousing Trust 2004-1. (See
"Description of the Assets of the Fund--The Housing Loans" in this prospectus).

                             DESCRIPTION OF THE FUND

SUPERANNUATION MEMBERS' HOME LOANS SECURITIZATION TRUST PROGRAM

         MEPM established its SMHL program pursuant to a master trust deed for the purpose of enabling Perpetual Trustees Australia Limited, as trustee of each fund established pursuant to the master trust deed, to finance and own housing loans and to invest in pools of housing loans. The master trust deed provides for the creation of an unlimited number of separate funds, including origination funds and securitization funds. SMHL Global Fund No. 7 is a securitization fund.
The master trust deed establishes the general framework under which funds may be established from time to time. The master trust deed, supplementary bond terms notice and the notice of creation of a securitization fund establish the SMHL
Global Fund No. 7. The SMHL Global Fund No. 7 is separate and distinct from any other fund established under the master trust deed. The assets of the SMHL
Global Fund No. 7 are not available to meet the liabilities of any other fund and the assets of any other fund are not available to meet the liabilities of the SMHL Global Fund No. 7. SMHL Global Fund No. 7 is sometimes referred to in this prospectus as the fund.

SMHL GLOBAL FUND NO. 7

         The detailed terms of the SMHL Global Fund No. 7 will be as set out in the master trust deed and the supplementary bond terms notice. To establish the fund, the manager has executed a notice of creation of a securitization fund, dated August 19, 2004.

                                       38

         The supplementary bond terms notice, which supplements the general framework under the master trust deed with respect to the fund, does the following:

          o    specifies the details of the notes;

          o    establishes the cash flow allocation;

          o    specifies a number of ancillary matters associated with the operation of the fund and the housing pool such as the
               establishment of the rating agency requirements and the creation of the cash collateral account; and

          o    amends the master trust deed to the extent necessary to give effect to the specific aspects of the fund and the issue of the notes.

OTHER TRUSTS

         In addition to the SMHL Global Fund No. 7, two other trusts are established in relation to the issue of the notes as follows:

          o    CLASS A TRUST. The Class A note trustee acts as trustee of the
               Class A1 notes trust under the note trust deed for the benefit of
               Class A noteholders. Under the terms of the note trust deed, the
               Class A note trustee is able to enforce obligations of the issuer trustee for the benefit of Class A noteholders and will vote on behalf of Class A noteholders, based on their directions, at meetings held under the terms of the master trust deed or the security trust deed, including upon an event of default and enforcement under the security trust deed. Pursuant to the terms of the note trust deed, the Class A note trustee will be entitled to a fee in an amount agreed upon by the Class A note trustee and
               Perpetual Trustees Australia Limited.

          o    SECURITY TRUST. The security trustee acts as trustee of the security trust for the benefit of noteholders, redraw funding facility providers and top-up funding facility providers and all other Secured Creditors under the terms of the security trust deed. The security trustee holds the charge over the assets of the trust granted by the issuer trustee under the security trust deed for the benefit of the Secured Creditors. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the fund and the security trustee will be responsible for distributing the
               proceeds of realization to Secured Creditors in the order
               prescribed under the security trust deed.

                      DESCRIPTION OF THE ASSETS OF THE FUND

ASSETS OF THE FUND

         The assets of the fund will include the following:

          o    the pool of housing loans, including all principal and interest payments paid or payable on the housing loans at any time from and after the closing date;

                                       39

          o    rights under the mortgage insurance policies issued by the mortgage insurers and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

          o    rights under the mortgages in relation to the housing loans;

          o    amounts on deposit in the accounts established in connection with the creation of the fund and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

          o    the issuer trustee's rights under the transaction documents to which it is a party (other than rights that it holds personally, including rights of management and delegation).

THE HOUSING LOANS

         The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans were originally originated by the mortgage manager on behalf of SMHL Origination Fund No. 3. Sometimes the origination fund is referred to in this prospectus as the ORIGINATION FUND. The housing loans are currently held by SMHL Warehousing Trust 2004-1.

         Perpetual Trustees Australia Limited in its capacity as trustee of all the funds established under the program holds legal title to the housing loans.
On the issue of the notes the housing loans will cease to be assets of SMHL
Warehousing Trust 2004-1 and will become assets of the fund with the proceeds of the issue of the notes being used to fund the acquisition of the housing loans from Perpetual Trustees Australia Limited, in its capacity as trustee of SMHL
Warehousing Trust 2004-1. On the closing date, the housing loans purchased by the fund will be specified in a bond issue direction from MEPM, in its capacity as manager of SMHL Global Fund No. 7.

         Each housing loan will be one of the types of products described in
"Superannuation Members' Home Loans Residential Loan Program--SMHL Product
Types." Each housing loan may have some or all of the features described in the
"Superannuation Members' Home Loans Residential Loan Program--SMHL Product
Types." The housing loans are either fixed rate for a specified period of time, then variable rate, variable rate or interest only for a specified period and then fixed or variable rate loans. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property. The mortgaged properties consist of owner-occupied and non-owner-occupied single family homes, but do not include mobile homes, commercial properties or properties under construction.

REPRESENTATIONS AND WARRANTIES REGARDING THE HOUSING LOANS

         Pursuant to the terms of the mortgage origination and management agreement, as amended, and the bond issue confirmation certificate, the mortgage manager will make various representations and warranties to the issuer trustee and the manager as of the bond issue date by reference to the facts and circumstances then existing, and on each date that a substitute housing

                                       40

loan is transferred to the fund, with respect to the housing loans being transferred to the issuer trustee, including that:

          o    the mortgage manager instructed an Approved Solicitor, in
               accordance with the Agreed Procedures, to act for Perpetual
               Trustees Australia Limited in relation to that mortgage;

          o    before or at the time of settlement of that mortgage, the
               Approved Solicitor instructed in relation to that mortgage gave a
               Solicitor's Certificate which complied with the Agreed
               Procedures;

          o    each Mortgage Document relating to that mortgage is and will at all times be, in all material respects, in the form required by the Agreed Procedures, and the mortgage manager will not agree to any amendment, variation or waiver of any Mortgage Document except as specifically permitted by and in accordance with the mortgage origination and management agreement and the Agreed
               Procedures;

          o    the property which is the subject of the mortgage is insured in accordance with the requirements of the mortgage;

          o    the mortgage is covered by an Approved Mortgage Insurance Policy;

          o    there is no mortgage, charge, caveat or other security interest affecting the property which is the subject of the mortgage other than the mortgage;

          o    the mortgagor is the beneficial owner of the property which is the subject of the mortgage and is or is entitled to be
               registered as the proprietor or is the legal owner of the
               property which is the subject of the mortgage;

          o    each Mortgage Document relating to that mortgage constitutes valid, binding and enforceable obligations of the mortgagor and the other parties to them (other than Perpetual Trustees
               Australia Limited and the manager);

          o    each Mortgage Document relating to that mortgage has been, or will be, within any applicable statutory time limit, fully stamped in accordance with all applicable laws, and (if required or able to be registered) has been registered or is in
               registrable form, and there are no impediments to its
               registration or continued registration;

          o    the mortgage is or will be upon registration, a registered mortgage with first priority for all money stated to be secured by it;

          o    the mortgagor's application for the housing loan is substantially in the form required by the Agreed Procedures, has been fully investigated by the mortgage manager in accordance with the
               Agreed Procedures, and the mortgage manager is satisfied that all statements and information contained in it are correct in all material respects;

                                       41

          o    in the case of a mortgage entered into in any State or Territory of the Commonwealth of Australia before the coming into force in that State or Territory of the UCCC, none of the Mortgage
               Documents relating to that mortgage is a Regulated Mortgage, as defined in Section 5 of the Credit Act 1984 (NSW) or the
               corresponding legislation of any other Australian jurisdiction;

          o    the mortgage manager is not aware of any circumstances relating to the mortgage, the property which is the subject of the
               mortgage, the mortgagor or any person (other than the mortgagor)
               who has executed a Collateral Security in favor of Perpetual
               Trustees Australia Limited which could reasonably be expected to cause a prudent investor to:

               o    regard the mortgage as an unacceptable investment;

               o    expect the mortgagor to default under the mortgage; or

               o    diminish the value or marketability of the property which
                    is the subject of the mortgage from that stated in the
                    Valuation;

          o    the Agreed Procedures have been fully complied with in relation to that mortgage;

          o    to the best of the mortgage manager's knowledge, all
               representations and warranties made by the mortgagor and any person (other than the mortgagor) who has executed a Collateral
               Security in favor of Perpetual Trustees Australia Limited in the
               Mortgage Documents relating to that mortgage are true;

          o    at the time the mortgage was entered into and up to and including the date of the bond issue confirmation certificate, the mortgage manager has complied in all material aspects with all applicable laws, including without limitation, where applicable, the UCCC;

          o    the performance by the mortgage manager of its obligations in respect of the mortgage (including any variations, discharge, release administration, servicing and enforcement) up to and including the date of the bond issue confirmation certificate complied with all applicable laws including, where applicable, the UCCC;

          o    the mortgage is denominated in and payable in Australian dollars;

          o    except where the relevant mortgage insurer under the applicable
               Approved Mortgage Insurance Policy otherwise agrees, the
               principal outstanding at the time the mortgage was entered into did not exceed the maximum principal amount at that time which may be lent without the approval of the relevant mortgage insurer under the applicable Approved Mortgage Insurance Policy;

          o    the housing loan secured by the mortgage is repayable on fully amortizing terms within 30 years of the date of the
               securitization fund bond issue direction and at least one year before the final maturity date of the notes;

                                       42

          o    subject to the terms of the applicable Approved Mortgage
               Insurance Policy, the mortgage is covered by an Approved Mortgage
               Insurance Policy for an amount not less than 100% of the amounts outstanding under the mortgage, which policy also includes timely payment cover in respect of housing loan installments;

          o    the housing loan secured by the mortgage has been or is fully drawn;

          o    the current ratio that the principal amount of the housing loan bears to the value of the property at the time the housing loan is made was equal to or less than 90% or such higher ratio as approved by each designated rating agency;

          o    the housing loan secured by the mortgage does not represent a direct or indirect obligation of an employee of the mortgage manager or the manager who has influence in the setting of interest rates for housing loans by the mortgage manager or the manager;

          o    nothing has come to the attention of the mortgage manager which would constitute a breach of the terms of the relevant Approved
               Mortgage Insurance Policy by Perpetual Trustees Australia
               Limited, the manager or the mortgage manager;

          o    the mortgage is not in arrears, or if it is in arrears, it will not be more than 30 days in arrears;

          o    to the best of the mortgage manager's knowledge and belief no other material event of default has occurred with respect to the mortgage;

          o    Perpetual Trustees Australia Limited is entitled to enforce in its own name the mortgage and to the extent of its interest and the interest of the mortgagor under any policy of Property
               Insurance in relation to the property which is the subject of the mortgage, any such policy of Property Insurance;

          o    the mortgage and, if necessary any Collateral Security, have been stamped, or have been lodged for stamping accompanied by a bank check, for the full amount secured thereby;

          o    the mortgage has been duly registered by, or is in registrable form and will be lodged for registration forthwith upon its stamping with, the Land Titles Office in the state or territory in which the property which is the subject of the mortgage is situated and, if necessary, any Collateral Security has been registered or is in registrable form and will be lodged for registration forthwith upon its stamping;

          o    the housing loan is not secured by residential properties under construction; and

          o    all components of any housing loan being a split loan will be acquired by the fund.

         The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do
so. The issuer trustee is entitled

                                       43

to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the administration of the fund has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If the manager determines that any representation or warranty by the mortgage manager in the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, at the election of the manager either of the mortgage manager or the trustee of Origination Fund No. 3 will be obliged at the request of the manager to either (at the election of the manager):

          o    repurchase the mortgage; or

          o    repurchase and substitute or substitute a mortgage in which event the manager shall be obliged to comply with provisions described below with respect to the substitution of housing loans,

within 120 days after the giving of the bond issue confirmation certificate.

SUBSTITUTION OF HOUSING LOANS

         The manager may, within 120 days after the giving of the bond issue confirmation certificate, determine to suspend to the extent necessary the obligations of the issuer trustee to treat as Principal Collections so much of the payments in respect of principal on the repurchase of a housing loan by ME, or the trustee of Origination Fund No. 3, following a breach of representation by ME. Any of these suspended payments of principal ("SUSPENDED MONEYS"), shall be used in the manner set forth in the following paragraph.

         The manager may only make a determination to allow Suspended Moneys as set forth above:

          o    for the purpose of directing the issuer trustee to apply the
               Suspended Moneys in the purchase of substitute housing loans from
               Origination Fund No. 3;

          o    if the final payment date on each substitute housing loan is at least one year before the final maturity date of the notes;

          o    if the manager has given the rating agencies not less than 5
               Banking Days notice or such shorter period as the rating agencies may agree;

          o    if the manager receives confirmation from the rating agencies that the purchase by the issuer trustee of the substitute housing loans will not adversely affect the then current rating of the notes;

          o    if:

               o    the issuer trustee receives from the manager a completed
                    mortgage transfer proposal in relation to the substitute
                    housing loan no later than 2 Banking Days

                                       44

                    prior to the date referred to in the mortgage transfer
                    proposal for the purchase of the substitute housing loan;

               o    the manager certifies to the issuer trustee that the
                    proposed substitute housing loan is a housing loan for the purposes of the supplementary bond terms notice, and
                    satisfies the requirements of the clause relating to the
                    substitution of housing loans, as of the transfer date; and

               o    prior to or on the transfer date the issuer trustee obtains, or enters into agreements to obtain with effect from the
                    transfer date, as issuer trustee of the fund the benefit of the enhancements and interest hedge (if any) referred to in the mortgage transfer proposal.

         If the provisions described above are satisfied then the substitute housing loan shall be acquired from Origination Fund No. 3.

OTHER FEATURES OF THE HOUSING LOANS

         The housing loans have the following features.

          o    Interest is calculated daily and charged in arrears.

          o    Payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, checks, salary deductions and in most cases automatic transfer.

          o    The housing loans are governed by the laws of one of the
               following Australian States or Territories:

               o    New South Wales;

               o    Victoria;

               o    Western Australia;

               o    Queensland;

               o    South Australia;

               o    Northern Territory;

               o    Tasmania; or

               o    the Australian Capital Territory.

                                       45

DETAILS OF THE HOUSING LOAN POOL

         The information in the following tables set out various details relating to the housing loans to be sold to the fund on the closing date. The information is provided as of the close of business on August 18, 2004. The sum in any column may not equal the total indicated due to rounding.

         Note that these details may not reflect the housing loan pool as of the closing date because payments may be received on the housing loans prior to the closing date or the manager may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The manager may do this if, for example, the loans originally selected are repaid early.

         The manager will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the weighted average characteristics of the pool of housing loans described in this prospectus, unless a revised prospectus is delivered to prospective investors.

                                       46

                            HOUSING LOAN INFORMATION
                     ORIGINAL TERM TO MATURITY DISTRIBUTION

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
RANGE OF ORIGINAL TERM (MONTHS)         LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

1 -  48..........................          9                 $214,007.45      21.15%       0.06%        0.01%
49 -  60.........................         24               $1,399,902.04      44.13%       0.17%        0.07%
61 -  72.........................          9                 $504,815.81      27.69%       0.06%        0.03%
73 -  84.........................         23               $1,336,954.63      27.70%       0.17%        0.07%
85 -  96.........................         17               $1,286,615.52      34.92%       0.12%        0.07%
97 - 108.........................         19               $1,359,623.58      45.87%       0.14%        0.07%
109 - 120........................         90               $6,372,588.79      43.48%       0.65%        0.33%
121 - 132........................         20               $2,217,890.72      48.00%       0.14%        0.11%
133 - 144........................         37               $3,722,090.03      43.32%       0.27%        0.19%
145 - 156........................         35               $3,206,752.15      53.57%       0.25%        0.16%
157 - 168........................         49               $5,166,823.86      56.00%       0.35%        0.27%
169 - 180........................        175              $15,393,486.15      51.95%       1.26%        0.79%
181 - 192........................         34               $3,642,139.69      49.36%       0.25%        0.19%
193 - 204........................         91              $10,726,585.49      50.80%       0.66%        0.55%
205 - 216........................         85              $11,348,235.11      55.40%       0.61%        0.58%
217 - 228........................        124              $15,241,363.90      55.09%       0.89%        0.78%
229 - 240........................        386              $43,454,163.61      55.78%       2.78%        2.23%
241 - 252........................        284              $37,695,480.29      55.55%       2.05%        1.94%
253 - 264........................        519              $74,845,790.97      59.33%       3.74%        3.85%
265 - 276........................        651              $92,039,248.81      61.19%       4.69%        4.73%
277 - 288........................      1,154             $179,341,898.17      66.74%       8.32%        9.22%
289 - 300........................     10,041           $1,435,603,629.91      64.44%      72.36%       73.77%
                                     -------------  ------------------------ ---------  ---------   ----------
TOTAL............................     13,876         $  1,946,120,086.68      63.35%     100.00%      100.00%

                                       47

                     REMAINING TERM TO MATURITY DISTRIBUTION

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
RANGE OF REMAINING TERM (MONTHS)       LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

Less than or equal to 24.......           12                $189,187.09      19.89%        0.09%         0.01%
25 -  36.......................            4                $137,515.34      49.55%        0.03%         0.01%
37 -  48.......................            7                $366,785.82      45.42%        0.05%         0.02%
49 -  60.......................           21              $1,273,331.80      42.92%        0.15%         0.07%
61 -  72.......................           16                $870,188.49      28.25%        0.12%         0.04%
73 -  84.......................           32              $1,929,233.10      32.04%        0.23%         0.10%
85 -  96.......................           21              $1,296,140.73      42.62%        0.15%         0.07%
97 - 108.......................           28              $1,593,562.68      47.92%        0.20%         0.08%
109 - 120......................           80              $6,282,743.85      42.53%        0.58%         0.32%
121 - 132......................           30              $2,684,898.63      44.46%        0.22%         0.14%
133 - 144......................           59              $5,457,121.39      48.45%        0.43%         0.28%
145 - 156......................           51              $4,922,591.93      56.70%        0.37%         0.25%
157 - 168......................           61              $5,891,256.14      53.16%        0.44%         0.30%
169 - 180......................          131             $12,631,313.28      51.81%        0.94%         0.65%
181 - 192......................           73              $7,535,886.49      52.08%        0.53%         0.39%
193 - 204......................          138             $14,238,828.02      52.88%        0.99%         0.73%
205 - 216......................          133             $15,545,770.37      53.99%        0.96%         0.80%
217 - 228......................          191             $21,339,475.78      55.12%        1.38%         1.10%
229 - 240......................          424             $47,474,504.67      54.67%        3.06%         2.44%
241 - 252......................          598             $72,111,521.62      56.97%        4.31%         3.71%
253 - 264......................          810            $104,110,403.82      59.48%        5.84%         5.35%
265 - 276......................        1,135            $164,753,009.17      62.38%        8.18%         8.47%
277 - 288......................        2,061            $300,917,541.91      66.60%       14.85%        15.46%
289 - 300......................        7,760          $1,152,567,274.56      64.83%       55.92%        59.22%
                                     -----------   ----------------------  ----------   ------------  ---------
TOTAL..........................       13,876          $1,946,120,086.68      63.35%      100.00%       100.00%

                                       48

                                    SEASONING

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
RANGE OF SEASONING (MONTHS)             LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

Less than 1...................           364             $55,369,583.92      63.34%        2.62%         2.85%
1 -  12.......................        11,193          $1,631,699,727.95      63.78%       80.66%        83.84%
13 -  24......................         1,081            $142,481,392.33      64.22%        7.79%         7.32%
25 -  36......................           557             $61,764,148.46      58.12%        4.01%         3.17%
37 -  48......................           280             $24,703,579.67      57.01%        2.02%         1.27%
49 -  60......................           223             $17,715,062.89      54.09%        1.61%         0.91%
61 -  72......................            87              $6,820,588.76      52.25%        0.63%         0.35%
73 -  84......................            42              $2,988,906.86      45.45%        0.30%         0.15%
85 -  96......................            22              $1,410,993.41      44.40%        0.16%         0.07%
97 - 108......................            23                $874,554.43      46.75%        0.17%         0.04%
109 - 120.....................             4                $291,548.00      58.39%        0.03%         0.01%
                                     -----------   ----------------------  ----------   ------------  ---------
TOTAL.........................        13,876          $1,946,120,086.68      63.35%      100.00%       100.00%

                                       49

                             GEOGRAPHIC DISTRIBUTION

                                                                              WEIGHTED
                                                                               AVERAGE      (%) BY         (%) BY
                                          NUMBER OF    BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
REGION                                     LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------     -----------  ----------------------  ----------  ------------  -------------

Australian Capital Territory - Metro.....    1,154      $166,787,657.35        63.36%         8.32%         8.57%
New South Wales - Metro..................    1,606      $294,253,551.07        59.06%        11.57%        15.12%
New South Wales - Non Metro..............    1,253      $177,424,895.79        61.80%         9.03%         9.12%
Northern Territory - Metro...............      130       $17,197,759.99        75.10%         0.94%         0.88%
Northern Territory - Non Metro...........       11        $1,207,668.82        73.85%         0.08%         0.06%
Queensland - Metro.......................    1,349      $190,056,401.62        62.15%         9.72%         9.77%
Queensland - Non Metro...................      969      $130,677,105.25        64.16%         6.98%         6.71%
South Australia - Metro..................      697       $85,567,560.83        64.53%         5.02%         4.40%
South Australia - Non Metro..............      123       $12,723,247.28        63.87%         0.89%         0.65%
Tasmania - Metro.........................      527       $56,098,636.71        64.23%         3.80%         2.88%
Tasmania - Non Metro.....................      231       $23,743,124.32        65.93%         1.66%         1.22%
Victoria - Metro.........................    3,100      $453,420,053.51        64.36%        22.34%        23.30%
Victoria - Non Metro.....................      683       $79,389,611.14        65.27%         4.92%         4.08%
Western Australia - Metro................    1,872      $237,866,848.51        65.54%        13.49%        12.22%
Western Australia - Non Metro............      171       $19,705,964.49        68.27%         1.23%         1.01%
                                          --------  -------------------    ----------   ------------    ---------
TOTAL....................................   13,876    $1,946,120,086.68        63.35%      100.00%        100.00%

                                       50

                    REMAINING PRINCIPAL BALANCE DISTRIBUTION

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
CURRENT BALANCE (A$)                    LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

0.01 -  50,000.00................        2,170            $65,059,720.89      49.34%        15.64%          3.34%
50,000.01 - 100,000.00...........        3,164           $243,422,041.06      52.37%        22.80%         12.51%
100,000.01 - 150,000.00..........        2,960           $371,537,645.94      59.70%        21.33%         19.09%
150,000.01 - 200,000.00..........        2,625           $457,516,163.14      65.09%        18.92%         23.51%
200,000.01 - 250,000.00..........        1,500           $335,143,354.82      67.51%        10.81%         17.22%
250,000.01 - 300,000.00..........          735           $200,419,701.90      69.06%         5.30%         10.30%
300,000.01 - 350,000.00..........          353           $114,292,448.19      69.89%         2.54%          5.87%
350,000.01 - 400,000.00..........          177            $65,817,604.23      68.18%         1.28%          3.38%
400,000.01 - 450,000.00..........           92            $38,961,597.30      70.32%         0.66%          2.00%
450,000.01 - 500,000.00..........           48            $22,841,764.24      68.68%         0.35%          1.17%
500,000.01 - 550,000.00..........           18             $9,462,667.77      68.46%         0.13%          0.49%
550,000.01 - 600,000.00..........           10             $5,596,409.26      62.95%         0.07%          0.29%
600,000.01 - 650,000.00..........           12             $7,499,536.07      71.03%         0.09%          0.39%
650,000.01 - 700,000.00..........            6             $3,988,340.06      69.11%         0.04%          0.20%
700,000.01 - 800,000.00..........            5             $3,709,640.36      67.12%         0.04%          0.19%
800,000.01 =.....................            1               $851,451.45      79.57%         0.01%          0.04%
                                     -----------   ----------------------  ----------   ------------  ---------
TOTAL............................       13,876         $1,946,120,086.68      63.35%       100.00%        100.00%

                            DISTRIBUTION OF INSURERS

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
INSURING COMPANY NAME                   LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

Commonwealth of Australia (managed
   by GE Mortgage Insurance Company
   Pty Limited) .................            56           $3,057,873.59     48.13%          0.40%          0.16%
GE Mortgage Insurance Company Pty
   Limited.......................        13,820       $1,943,062,213.09     63.38%         99.60%         99.84%
TOTAL............................     -----------  --------------------  -----------  ------------  ---------------
                                         13,876       $1,946,120,086.68     63.35%        100.00%        100.00%

                                       51

                       CURRENT LOAN TO VALUE DISTRIBUTION

                                                                                          WEIGHTED
                                                                                           AVERAGE      (%) BY         (%) BY
                                                     NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
RANGE OF CURRENT LTV (%)                               LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------------------     -----------  ----------------------  ----------  ------------  -------------

0.00 - 25.00....................................       1,129           $69,916,309.43     17.86%           8.14%          3.59%
25.01 - 30.00...................................         473           $43,469,135.75     27.59%           3.41%          2.23%
30.01 - 35.00...................................         543           $55,158,444.33     32.50%           3.91%          2.83%
35.01 - 40.00...................................         610           $69,574,447.59     37.55%           4.40%          3.58%
40.01 - 45.00...................................         763           $93,709,590.15     42.48%           5.50%          4.82%
45.01 - 50.00...................................         860          $112,815,461.10     47.65%           6.20%          5.80%
50.01 - 55.00...................................       1,013          $139,488,178.89     52.48%           7.30%          7.17%
55.01 - 60.00...................................       1,091          $156,099,016.43     57.51%           7.86%          8.02%
60.01 - 65.00...................................       1,157          $175,574,882.19     62.58%           8.34%          9.02%
65.01 - 70.00...................................       1,209          $186,565,977.66     67.53%           8.71%          9.59%
70.01 - 75.00...................................       1,285          $214,278,421.10     72.60%           9.26%         11.01%
75.01 - 80.00...................................       1,800          $297,120,800.83     78.01%          12.97%         15.27%
80.01 - 85.00...................................         820          $141,907,392.56     82.13%           5.91%          7.29%
85.01 (less than or equal to) 90.00.............       1,123          $190,442,028.67     88.28%           8.09%          9.79%
                                                     ---------   --------------------  ----------   ------------  ---------
TOTAL...........................................      13,876        $1,946,120,086.68     63.35%         100.00%        100.00%

                      DISTRIBUTION OF CURRENT COUPON RATES

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
RANGE OF CURRENT COUPON RATES (%)       LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

5.51 - 6.00....................            300               $43,525,791.18     63.04%        2.16%         2.24%
6.01 - 6.50....................         10,352            $1,517,018,749.13     63.53%       74.60%        77.95%
6.51 - 7.00....................          2,742              $323,296,530.18     62.15%       19.76%        16.61%
7.01 - 7.50....................            440               $58,309,001.15     66.70%        3.17%         3.00%
7.51 - 8.00....................             42                $3,970,015.04     50.30%        0.30%         0.20%
                                     -----------   ----------------------  ----------   ------------  ---------
TOTAL..........................         13,876            $1,946,120,086.68     63.35%      100.00%       100.00%

                                OCCUPANCY STATUS

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
OCCUPANCY STATUS                        LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

Owner Occupied...................        10,390          $1,448,535,479.61   62.92%         74.88%         74.43%
Investment.......................         3,486            $497,584,607.07   64.63%         25.12%         25.57%
TOTAL............................     -----------  -----------------------  -----------  ------------  ------------
                                         13,876          $1,946,120,086.68   63.35%        100.00%        100.00%

                                       52

                                  LOAN PURPOSE

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
LOAN PURPOSE                            LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

Construction................                  394           $58,370,400.47      62.88%        2.84%         3.00%
Other.......................                3,004          $407,135,341.20      62.05%       21.65%        20.92%
Purchase....................                4,407          $697,738,627.38      66.09%       31.76%        35.85%
Refinance...................                5,275          $673,350,436.17      61.63%       38.02%        34.60%
Renovation..................                  796          $109,525,281.46      61.62%        5.74%         5.63%
                                       -----------   ----------------------  ----------   ------------  ---------
TOTAL.......................               13,876        $1,946,120,086.68      63.35%      100.00%       100.00%

                                  PROPERTY TYPE

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
PROPERTY TYPE                           LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

Apartment...................                8            $958,679.02        70.33%        0.06%          0.05%
House.......................           11,699      $1,650,095,515.46        62.83%       84.31%         84.79%
Land........................              529         $61,905,430.86        65.43%        3.81%          3.18%
Townhouse...................                4            $448,500.27        41.67%        0.03%          0.02%
Unit........................            1,636        $232,711,961.07        66.52%       11.79%         11.96%
                                    -----------   ------------------     ----------   ------------   ---------
TOTAL.......................           13,876      $1,946,120,086.68        63.35%      100.00%        100.00%

--------------------------------------------------------------------------------

                                    LOAN TYPE

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
LOAN TYPE                               LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

Fixed Rate - Amortizing...........      1,588               $197,825,878.49     65.17%       11.44%        10.17%
Fixed Rate - Interest Only........        389                $70,455,119.62     64.47%        2.80%         3.62%
Variable Rate - Amortizing........     10,741             $1,486,647,600.04     62.79%       77.41%        76.39%
Variable Rate - Interest Only.....      1,158               $191,191,488.53     65.43%        8.35%         9.82%
                                     -----------   ----------------------  ----------   ------------  ---------
TOTAL.............................     13,876             $1,946,120,086.68     63.35%      100.00%       100.00%

                                       53

                     MONTHS UNTIL FIXED RATE PERIOD EXPIRES

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
RANGE OF MONTHS UNTIL EXPIRATION        LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
------------------------------------  -----------  ----------------------  ----------  ------------  -------------

Less than or equal to 6........            103            $12,684,163.91      62.51%          5.21%         4.73%
7 - 12.........................            195            $24,838,094.17      63.64%          9.86%         9.26%
13 - 18........................             66             $7,612,666.65      54.84%          3.34%         2.84%
19 - 24........................            110            $15,103,773.70      65.15%          5.56%         5.63%
25 - 30........................            294            $40,798,799.51      65.81%         14.87%        15.21%
31 - 36........................            430            $56,715,842.13      64.73%         21.75%        21.14%
37 - 42........................             24             $3,383,538.31      63.20%          1.21%         1.26%
43 - 48........................            122            $18,027,701.87      62.98%          6.17%         6.72%
49 - 54........................            331            $48,474,066.25      67.22%         16.74%        18.07%
55 - 60........................            302            $40,642,351.61      66.30%         15.28%        15.15%
                                     -----------   ----------------------  ----------   ------------  ---------
TOTAL..........................          1,977           $268,280,998.11      64.98%        100.00%       100.00%

                                       54

                        POOL PROFILE BY YEAR OF MATURITY

                                                                         WEIGHTED
                                                                         AVERAGE        (%) BY         (%) BY
                                     NUMBER OF    BALANCE OUTSTANDING    CURRENT       NUMBER OF       BALANCE
YEAR OF MATURITY                       LOANS              (A$)           LTV (%)         LOANS       OUTSTANDING
------------------------------------ ----------- ---------------------- ----------    ------------  -------------

2005..................                  9              $109,328.44         8.01%          0.06%         0.01%
2006..................                  5              $158,443.93        37.38%          0.04%         0.01%
2007..................                  4              $128,644.01        40.15%          0.03%         0.01%
2008..................                 10              $479,661.55        39.70%          0.07%         0.02%
2009..................                 18            $1,154,360.59        47.75%          0.13%         0.06%
2010..................                 24            $1,297,969.72        30.98%          0.17%         0.07%
2011..................                 27            $1,761,801.38        33.38%          0.19%         0.09%
2012..................                 19            $1,285,877.86        41.59%          0.14%         0.07%
2013..................                 37            $2,143,595.30        48.05%          0.27%         0.11%
2014..................                 75            $6,264,557.81        42.08%          0.54%         0.32%
2015..................                 39            $3,358,742.66        46.97%          0.28%         0.17%
2016..................                 59            $5,239,663.29        46.97%          0.43%         0.27%
2017..................                 53            $5,337,558.18        60.85%          0.38%         0.27%
2018..................                 68            $6,047,728.44        48.22%          0.49%         0.31%
2019..................                116           $11,868,785.45        53.84%          0.84%         0.61%
2020..................                107           $11,281,459.55        50.69%          0.77%         0.58%
2021..................                135           $14,085,550.94        53.85%          0.97%         0.72%
2022..................                139           $15,500,906.70        53.99%          1.00%         0.80%
2023..................                238           $27,515,087.97        55.33%          1.72%         1.41%
2024..................                493           $55,117,443.66        55.72%          3.55%         2.83%
2025..................                710           $89,823,088.39        56.67%          5.12%         4.62%
2026..................                838          $108,506,743.36        60.59%          6.04%         5.58%
2027..................              1,377          $204,690,354.11        64.04%          9.92%        10.52%
2028..................              2,527          $365,102,076.44        67.30%         18.21%        18.76%
2029..................              6,749        $1,007,860,656.95        64.42%         48.64%        51.79%
                               -----------      ----------------------  ----------    ----------     ---------
TOTAL.................             13,876        $1,946,120,086.68        63.35%        100.00%       100.00%

                                       55

                       SUPERANNUATION MEMBERS' HOME LOANS
                            RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

         The housing loans to be transferred to the fund were originated for the
SMHL program from new loan applications and refinancings of acceptable housing loans. The portfolio of housing loans includes fully amortizing variable and one to five year fixed rate loans which automatically convert to variable rate mortgages at the end of their fixed rate term and interest only loans under which interest only is paid at a variable or fixed rate for a period of up to five years after which the loan reverts to a principal and interest basis for the balance of the loan term. At the end of the fixed term borrowers may elect to fix their loan for an additional term. MEPM sources its housing loans through
ME's national branch network, national telemarketing center and mobile lenders.
MEPM has extensive relationships with a large range of superannuation funds and unions. Ordinarily, it is a requirement in order to apply for an MEPM mortgage that at least one of the applicants whose name appears on the application form must be a member of a participating superannuation fund or union. As such, MEPM has access to a "captured" client base of both superannuation and union members which has enabled the company to streamline and centralize the origination and administration process and distribute its products at a very competitive cost.

APPROVAL AND UNDERWRITING PROCESS

         MEPM processes housing loan applications in accordance with MEPM's approval policies. MEPM constantly monitors these policies to ensure that they are maintained in line with the Australian lending environment. Thus, MEPM's approval policies are guidelines only and may be changed from time to time.
MEPM, in providing residential loans to borrowers does not divide its borrowers into groups of differing credit quality for the purpose of setting standard interest rates for its residential housing loans.

         MEPM's approval policies set out the underwriting criteria that are used in assessing the housing loan applications, determining the suitability of the loan applicants, and evaluating the value and adequacy of the property being used as security for the housing loan. The underwriting criteria includes the following:

          o    the individual applicant must be a minimum of 18 years of age;

          o    an analysis of the legal capacity of the applicant entering into the loan contract;

          o    an analysis of the applicant's employment history/eligible income sources;

          o    satisfactory credit checks;

          o    satisfactory savings history/loan repayment history; and

          o    financial capacity to repay the housing loan.

                                       56

         The minimum loan amount available is forty thousand Australian dollars
(A$40,000) (other than in Tasmania, where the minimum loan amount is twenty thousand Australian dollars (A$20,000)) and the maximum loan amount available is one million Australian dollars (A$1,000,000). The maximum loan amount can be exceeded in individual cases with the prior approval of the mortgage insurer.
The minimum term for a housing loan is five (5) years and the maximum term for a housing loan is thirty (30) years.

         An amount will be lent up to a maximum LTV of 90%. Lenders' mortgage insurance, providing 100% coverage against loss on the entire housing loan is mandatory for all housing loans.

         In order to be provided with an MEPM home loan, all loan applications must satisfy MEPM's approval criteria as set out later in this section. The approval process includes verifying the borrowers application details, assessing their debt servicing ability and determining the value of the mortgaged property, in the manner set forth below.

APPLICATION VERIFICATION AND DEBT SERVICING ABILITY

         When an applicant submits a request for a loan, an assessment is made of the applicant's ability to service the loan. This assessment is based on the applicant's income, savings or credit history and individual commitments.
Verification of an applicant's information is a key part of the approval process.

         MEPM verifies all income and other application criteria on all loan applications by reviewing documentation, which includes but is not limited to the following:

          o    tax returns or group certificate;

          o    income confirmation, via, pay slip or letter of employment;

          o    superannuation statements / union membership;

          o    signed contract of sale (or relevant state contract);

          o    for refinance properties, a loan statement from another financial institution confirming satisfactory conduct; and

          o    for self-employed applicants, two years of certified annual financial statements and both personal and company tax returns.

         In addition, MEPM performs a credit check of each potential borrower with a credit reference agency.

         The applicant's ability to repay a loan is assessed on the basis of net disposable income against borrower commitments. Net disposable income is calculated by MEPM taking into account all regular sources of income and adjusting for taxation, other credit facilities and living expenses.

                                       57

         Applicants must demonstrate the capacity to repay that housing loan installment using net disposable income. For the purpose of these calculations, scheduled repayments on the housing loan are presently calculated on the basis of an interest rate 2% higher than the current variable interest rate (or the applicable fixed interest rate, if higher).

         Credit decisions are made by employees of the mortgage manager who hold varying levels of delegated lending authorities. These delegated lending authorities represent approval limits that are set and monitored by management, and are based upon the level of experience of credit staff. Decisions to recommend and approve loan applications are made within these delegated lending authorities.

         Housing loan applications are initially received by the mortgage manager and then allocated to staff for assessment and approval based upon their approved delegated lending authorities. To the extent that an application is received and is outside the approval authority of a credit officer, then a final decision for approval of the loan is made by credit staff with a higher delegated lending authority.

         Loans outside MEPM's agreed delegated underwriting authority are referred to the applicable mortgage insurer for approval.

VALUATION OF MORTGAGES

         For successful applications, the maximum allowable LTV must be less than or equal to 90% for the processing to proceed.

         The property to be secured is required to be valued by an Approved
Valuer except in the circumstances described below under the heading
"--Purchases and Top-up Loans".

         The value of the property for the purposes of determining the LTV is the lower of the:

          o    contract price (for purchases); and

          o    the valuation amount (if required).

         The value may include fixed chattels which are defined as carpets, blinds, curtains and light fittings.

PURCHASES AND TOP-UP LOANS

         In postcode regions within Australia that have been approved by the mortgage insurer, a valuation from an approved valuer is not required when the following criteria apply:

          o    purchase loans for a dwelling (in all states and territories, except Sydney metropolitan postcodes), where the LTV is less than
               85% and the total loan amount is less than A$300,000, or
               alternatively where the total loan amount is less than A$250,000, then a valuation from an approved valuer is not required;

                                       58

          o    purchase loans for a dwelling in Sydney metropolitan postcodes where the LTV is less than 80% and the total loan amount is less than A$400,000, then a valuation from an approved valuer is not required;

          o    purchase loans for vacant land, where the LTV is less than 90%
               and the total loan amount is less than A$200,000, then a
               valuation from an approved valuer is not required.

         In a purchase situation, the above exemptions will not apply if:

          o    the purchase is not conducted through a licensed real estate agent and is not at arm's length;

          o    the contract of sale is greater than three months old; or

          o    the security property is not located within policy specified locations in each state.

         In postcode regions within Australia that have been approved by the mortgage insurer, and there is an existing valuation from an Approved Valuer that is not more than two years old, a further valuation is not required for top-up loans where:

          o    the LTV is less than 75% and the total loan amount is less than
               A$500,000;

          o    the LTV is less than 80% and the total loan amount is less than
               A$300,000; or

          o    the loan amount is less than A$250,000.

         If a request for a top-up loan is agreed to or granted by MEPM for one of the housing loans included in the fund, the issuer trustee may fund such top-up loan it advances to borrowers from collections which represent repayments or prepayments of principal on the housing loans or, if not available, by drawings under a top-up funding facility in accordance with the procedures described below in "Description of the Class A1 Notes--Top-up Loans."

SETTLEMENT PROCESS

         Once MEPM has approved an application and a formal loan offer has been accepted by an applicant, one of MEPM's residential credit areas arranges for documentation to be completed by an approved solicitor in the relevant state.

         The approved solicitor prepares the loan security documentation and dispatches the documents to the applicant for execution. Upon return of the executed documents from the applicant, the solicitor certifies that the housing loan security documentation meets MEPM's security requirements, enabling MEPM to complete the funding arrangements for settlement.

         Upon settlement, the mortgage is registered and the documents stored by
Perpetual Trustees Australia Limited. A condition of the mortgage is that the mortgagor establish and maintain full replacement property insurance on the related property.

                                       59

CHANGES TO LENDING CRITERIA

         Investors should note that the lending criteria which are described above, are regularly reviewed by the manager and as a result of these reviews, may change from time to time.

SMHL PRODUCT TYPES

STANDARD VARIABLE RATE LOAN

         The Standard Variable Rate product is the SMHL program's traditional benchmark product. It offers a variable rate of interest which is currently adjusted at the discretion of the manager. The adjustment is traditionally in line with changes in market interest rates; however, there is not a stated or defined explicit link to interest rates in the financial markets. Standard variable rate loans are convertible to a fixed rate mortgage product at the borrower's request.

FIXED RATE LOAN

         The SMHL program also provides housing loans which bear a fixed rate of interest for up to 5 years as of the closing cut-off date. At the end of that fixed rate period, unless the interest rate is re-fixed at a rate and for a term agreed between the borrower and MEPM, the loans will automatically convert to the standard variable rate of interest.

         MEPM will not allow the interest rate on a fixed rate loan to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes.

SWITCHING INTEREST RATES

         MEPM does provide the borrower with an option to request a change from a fixed interest rate to a variable interest rate, or vice versa. MEPM will not allow conversion of a loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate converting to a fixed rate product will automatically be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure.

INTEREST ONLY PERIODS

         Borrowers may select an interest only period for up to 5 years, after which the housing loan reverts to a normal principal and interest basis for the balance of the housing loan term with principal repayments applying upon expiration of the interest only period so that the housing loan is repaid within its original term. The interest rates applicable will be the same for the standard variable rate or fixed rate products described above. The maximum LTV for any housing loan with an interest only period is 90%. The interest only housing loans are subject to the mortgage manager's usual housing loan servicing criteria.

                                       60

SUBSTITUTION OF SECURITY

         A borrower may apply to the mortgage manager to achieve the following:

          o    substitute a different mortgaged property in place of the
               existing security property securing a housing loan;

          o    add a further mortgaged property as security for a loan which results in a reduction of the LTV; or

          o    release a mortgaged property from a mortgage.

         If MEPM's credit criteria is satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan.

         If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

          o    a new property subject to a mortgage satisfies the requirements relating to a housing loan as specified above in "Description of the Assets of the Fund--Representations and Warranties Regarding
               the Housing Loans";

          o    the principal outstanding under the housing loan does not
               increase;

          o    the purchase of the new property by the borrower occurs
               simultaneously with the discharge of the original mortgage; and

          o    the new property is acceptable to the mortgage insurer.

         If any of the following conditions occur, then a borrower will be unable to change their existing mortgage arrangements:

          o    the new property does not satisfy the requirements relating to a housing loan as specified above in "Description of the Assets of the Fund--Representations and Warranties Regarding the Housing
               Loans";

          o    the principal outstanding under the housing loan will change
               (i.e., increase); or

          o    settlement does not occur simultaneously with discharge.

REDRAWS

         The SMHL program's variable rate housing loans permit borrowers to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Ordinarily, redraws must be for at least $2000 per transaction.
Borrowers may request a redraw at any time, but its availability is always at the discretion of MEPM. The borrower may be required to pay a fee to MEPM in

                                       61

connection with a redraw. This fee does not form part of the assets of the fund.
Currently, MEPM does not normally permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the fund.

TOP-UP LOANS

         The SMHL program's variable rate housing loans permit borrowers to top-up their housing loans (by increasing the principal advanced) during the period in which the relevant housing loan is charged a variable rate of interest. Each top-up request is treated as a new loan subject to MEPM's normal approval process. MEPM will not honor a top-up request unless the value of the property securing the housing loan is sufficient to secure the existing
Outstanding Principal Balance of that housing loan plus the additional advance.
A top-up loan is distinguishable from a redraw advance because a top-up advance is a new loan which is not limited to prepayments of principal on the housing loan. Borrowers may request a top-up at any time, but its availability is always at the discretion of MEPM. Currently, MEPM does not normally permit top-up loans on fixed rate housing loans. A top-up loan, which meets certain requirements as set forth below under "Description of the Class A1 Notes--Top-up Loans," will not result in the related housing loan being removed from the fund.
Alternatively, if the fund is unable to make a top-up loan because of failure to meet certain requirements referred to herein, Origination Fund No. 3 may repurchase the housing loan from the fund, at its outstanding principal balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower.

ULTIMATE ACCOUNTS

         Ultimate Accounts are facilities promoted to borrowers under the SMHL programs. A borrower may elect to have their salary or other amounts paid in full or in part into their housing loan account. If the prepayments on the housing loans at anytime exceeds the amortized scheduled balance at that time, borrowers may redraw by using a facility which provides for a check facility, a direct debit and credit facility and a credit card which includes a debit card facility ("Ultimate Account Mark I"). These disbursements are treated as redraws.

         Ultimate Account Mark I is no longer offered to borrowers. A new facility is now offered to borrowers ("Ultimate Account Mark II"). The only material differences between each version of Ultimate Accounts is that the credit card in Ultimate Account Mark I is replaced by a debit card in Ultimate
Account Mark II.

         Westpac Banking Corporation (ABN 33 007 457 141) ("Westpac") in effect acts as the clearing and settlement house for Perpetual Trustees Australia
Limited in respect of the check facility and the direct debit and credit facility. Checks are drawn by Perpetual Trustees Australia Limited on its account with Westpac. Borrowers are appointed as agent of Perpetual Trustees
Australia Limited to execute checks. The credit card arrangements for Ultimate
Account Mark I are provided to Perpetual Trustees Australia Limited by Westpac.
The debit card arrangements for the Ultimate Account Mark II are provided to
Perpetual Trustees Australia Limited by ME.

         Each of the facilities provided to Perpetual Trustees Australia Limited by Westpac and ME are provided to Perpetual Trustees Australia Limited as trustee of Origination Fund No. 3.

                                       62

Origination Fund No. 3 is reimbursed by the fund under the redraw funding facility in respect of Origination Fund No. 3's liabilities to Westpac and ME for redraws on the fund's housing loan where the borrower has established an
Ultimate Account. If the fund has insufficient principal collections which are available to it and may be utilized to meet the funds obligations on redraws to
Origination Fund No. 3, Origination Fund No. 3 may under the redraw funding facility lend the fund the shortfall.

COMBINATION OR "SPLIT" HOUSING LOANS

         MEPM does provide the ability for a borrower to elect to split his/her loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan, even though all the separate loans are all secured by the same mortgage.

         If a housing loan is split, each separate loan will remain in the fund as long as each individual loan matures before the final maturity date of the last maturing note. If any loan matures after the final maturity date of the last maturing note, that loan will be removed from the fund and the Outstanding
Principal Balance of the loan will be repaid by Origination Fund No. 3. The other segments of the "split" loan will also be removed from the fund and the
Outstanding Principal Balance of the loan will be repaid by Origination Fund No.
3.

HOUSING LOAN FEATURES AND OPTIONS

         Investors should note that the key features and characteristics which are described above, are regularly reviewed by the manager and as a result of these reviews, may change from time to time. Any changes made to these features and characteristics would be subject to the manager's duty not to knowingly take any action that would result in a reduction or withdrawal of the ratings given to the notes by the rating agencies.

                         THE MORTGAGE INSURANCE POLICIES

         Each housing loan is insured under a mortgage insurance policy. Each housing loan held by the fund is insured under one of the following master mortgage insurance policies:

          o    master policy with the Commonwealth of Australia dated July 4,
               1994;

          o    master policy with GE Mortgage Insurance Company Pty Limited (ABN
               60 106 974 305) dated December 12, 1997 (this master policy was formerly written with GE Mortgage Insurance Pty Limited (ABN 61
               071 466 334) which transferred this master policy pursuant to a
               "scheme" described below under the heading "Description of the
               Mortgage Insurers"); or

          o    master policy with GE Mortgage Insurance Company Pty Limited (ABN
               60 106 974 305) which is effective from October 25, 1999 (this master policy was formerly written with GE Capital Mortgage
               Insurance Corporation (Australia) Pty Limited (ABN 52 081 488
               440) and GE Mortgage Insurance Pty Limited (ABN 61 071 466 334)
               which transferred this master policy pursuant to a "scheme"
               described below under the heading "Description of the Mortgage
               Insurers").

                                       63

         A separate insurance policy is issued in respect of each housing loan on the terms of one of these master policies. Individual mortgage insurance is effected on the date of origination of the housing loan. When the LTV is less than 80%, the mortgage manager pays a single up-front premium. If the LTV is equal to or greater than 80%, the mortgage manager pays a portion of a single up-front premium and the borrower pays the remainder. After payment of the up-front premium, no further premium is payable by either the borrower, the mortgage manager or the issuer trustee, unless additional funds are made available. The amounts paid by the mortgage manager are expensed to Origination
Fund No. 3.

         The benefit of the mortgage insurance policies will be held by the issuer trustee and cease to be held by Perpetual Trustees Australia Limited in its capacity as trustee of SMHL Warehousing Trust 2004-1 on the closing date in respect of housing loans held by the fund.

         This section is a summary of the general provisions of the mortgage insurance policies.

DESCRIPTION OF THE MORTGAGE INSURERS

THE COMMONWEALTH OF AUSTRALIA

         Housing Loans Insurance Corporation ("HLIC" or the "Statutory
Authority") was a Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 (Cth). With effect from December 15, 1997 the Commonwealth Government:

          o    transferred to the Commonwealth Government (pursuant to the
               Housing Loans Insurance Corporation (Transfer of Assets and
               Abolition) Act 1996) (Cth) the liabilities of the Statutory
               Authority in relation to contracts of insurance to which the
               Statutory Authority was a party immediately before that day;

          o    established a new corporation, Housing Loans Insurance
               Corporation Limited (ACN 071 466 334), which has since changed its name to GE Mortgage Insurance Pty Limited, to manage these contracts of insurance on behalf of the Commonwealth of
               Australia; and

          o    sold that new corporation (including the assets and
               infrastructure of the Statutory Authority) to GE Capital
               Australia, which is a wholly owned subsidiary of General Electric
               Company ("GE").

         References in this Prospectus to "HLIC" are, with respect to contracts of insurance to which the Statutory Authority was a party on or before December
12, 1997 and which are now vested in the Commonwealth of Australia.

GE MORTGAGE INSURANCE COMPANY PTY LIMITED

         GE Capital Mortgage Insurance Corporation (Australia) Pty Limited
commenced operations in March 1998 and was established by GE as a sister company to GE Mortgage Insurance Pty Limited. It is also a wholly owned subsidiary of GE
Capital Australia.

                                       64

         Together GE Mortgage Insurance Pty Limited and GE Capital Mortgage
Insurance Corporation (Australia) Pty Limited insured all loans between December
15, 1997 and March 31, 2004.

         On March 31, 2004 the lenders mortgage insurance ("LMI") businesses
(including all of the LMI policies written during such period) of GE Mortgage
Insurance Pty Limited and GE Capital Mortgage Insurance Corporation (Australia)
Pty Limited were transferred to a new entity - GE Mortgage Insurance Company Pty
Limited.

         The transfer of the LMI policies was made pursuant to two separate schemes under the Insurance Act 1973 (Cth) ("Insurance Act") approved by both
APRA and the Federal Court of Australia. One scheme effected the transfer of LMI policies issued by GE Mortgage Insurance Pty Limited and the other scheme effected the transfer of LMI policies issued by GE Capital Mortgage Insurance
Corporation (Australia) Pty Limited.

         Upon the completion of the transfer, the then current claims paying ratings for both GE Mortgage Insurance Pty Limited and GE Capital Mortgage
Insurance Corporation (Australia) Pty Limited ("AA" by S&P and Fitch and "Aa2"
by Moody's) were withdrawn and identical ratings were issued by all three local ratings agencies in respect of GE Mortgage Insurance Company Pty Limited.

         As at April 1, 2004, GE Mortgage Insurance Company Pty Limited had
total assets of A$1,662,413,000 and shareholder's equity of A$1,066,603,000.

         On or about May 24, 2004, GE Mortgage Insurance Company Pty Limited
became a wholly owned subsidiary of a newly incorporated and U.S. domiciled entity, Genworth Financial, Inc. (NYSE: GNW). Genworth Financial, Inc. is a
leading insurance company in the United States, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers in 20 countries including the U.S., Canada, Australia, and more than a dozen European countries. Genworth Financial, Inc.'s rated mortgage insurance companies have financial strength ratings of "AA" (Very
Strong) from Standard & Poor's, "Aa2" (Excellent) from Moody's and "AA" (Very
Strong) from Fitch.

         General Electric Company is currently the majority owner of Genworth
Financial, Inc. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General
Electric Company is rated AAA by Standard & Poor's and Aaa by Moody's. General
Electric Company is the indirect owner of lenders mortgage insurance business in the United States, United Kingdom, Canada, New Zealand and Australia.

         The principal place of business of GE Mortgage Insurance Company Pty
Limited is Level 23, 259 George Street, Sydney, New South Wales, Australia.

PERIOD OF COVER

         The issuer trustee has the benefit of a master mortgage insurance policy in respect of each housing loan insured under it from the closing date until the earliest of:

                                       65

          o    if the housing loan or the mortgage securing the housing loan is beneficially assigned by the party then insured, midnight on the day immediately preceding such assignment;

          o    the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a party other than
               Perpetual Trustees Australia Limited;

          o    the date the housing loan is repaid in full;

          o    the date the housing loan ceases to be secured by the relevant mortgage other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose;

          o    the date the master mortgage insurance policy is cancelled in respect of the housing loan in accordance with the terms of the master mortgage insurance policy; and

          o    the maturity date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the consent of the mortgage insurer or as varied by a court under the UCCC.

LOSS COVERAGE

         If a loss date occurs in respect of a housing loan insured under a master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of a housing loan.

         A loss date means:

          o    if a default occurs under the insured loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

          o    if a default occurs under the insured loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

          o    if a default occurs under the insured loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale is completed;

          o    if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan, or, where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of compulsory acquisition, the later of the date of the completion of the acquisition or sale or
               28 days after the date of the default; or

                                       66

          o    where the mortgage insurer has agreed to pay a claim under the master mortgage insurance policy, the date specified in that agreement.

         A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

         The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as of the loss date.

         The amount outstanding under a housing loan is the aggregate of the following:

          o    the principal amount outstanding together with any interest, fees or charges outstanding as of the loss date;

          o    fees and charges paid or incurred by the issuer trustee; and

          o    other amounts, including fines or penalties, approved by the mortgage insurer;

which the issuer trustee is entitled to recover under the housing loan or a related guarantee. If the UCCC applies to the relevant housing loan, the amount outstanding shall not exceed the amount required to pay out the housing loan as calculated in accordance with the UCCC at the last date prior to the loss date.

         The mortgage insurer may make the following deductions:

          o    where the mortgaged property is sold, the sale price or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

          o    where foreclosure action occurs, the value of the issuer
               trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

          o    any amount received by the issuer trustee under any collateral security;

          o    any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy for the mortgaged property and not applied in restoration or repair;

          o    any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan;

          o    any fees or charges other than:

               o    premiums for general insurance policies, levies and other
                    charges payable to a body corporate under the Australian
                    strata titles system, rates, taxes and other statutory
                    charges;

                                       67

               o    reasonable and necessary legal and other fees and
                    disbursements of enforcing or protecting the issuer
                    trustee's rights under the housing loan, up to a maximum of
                    A$2,000, unless otherwise approved in writing by the
                    mortgage insurer;

               o    repair maintenance and protection of the mortgaged property, up to a maximum amount of A$1,000, unless otherwise approved in writing by the mortgage insurer; and

               o    reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus selling agent's commission, unless otherwise approved in writing by the mortgage
                    insurer.

              In addition, if any fees and charges exceed those recoverable under the UCCC less any amount that must be accounted for to the borrower or the relevant mortgagor they will be excluded;

          o    losses arising out of damage to the mortgaged property other than:

               o    fair wear and tear; or

               o    losses recovered and applied in the restoration or repair of the mortgaged property prior to the loss date or losses
                    recovered under a general insurance policy and applied to
                    reduce the amount outstanding under the housing loan;

          o    any amounts by which a claim may be reduced under the master mortgage insurance policy; and

          o    any deductible or amount specified in the schedule to the master mortgage insurance policy.

         A claim for loss in respect of a housing loan must be made within 28 days from the relevant loss date unless the mortgage insurer agrees otherwise.

EXCLUSIONS

         A master mortgage insurance policy does not cover any loss arising from:

          o    any war or warlike activities;

          o    the use, existence or escape of nuclear weapons or nuclear contamination; o the existence or escape of any pollution or environmentally hazardous material;

          o    the fact that the housing loan or any collateral security is void or unenforceable;

          o    any failure of the housing loan or collateral security to comply with the requirements of the UCCC; or

                                       68

          o    under the master policy with GE Mortgage Insurance Company Pty
               Ltd effective as of October 25, 1999 (formerly written with GE
               Capital Mortgage Insurance Corporation (Australia) Pty Limited
               and GE Mortgage Insurance Pty Limited) only, the failure of the issuer trustee's computer system to be year 2000 ready as
               specified in the master mortgage insurance policy.

TIMELY PAYMENT COVER

         Each mortgage insurance policy also includes a timely payment cover for losses resulting from the failure of a borrower to pay all or part of a regular installment payment when due and that failure continues for 14 days after the due date. The loss covered by a timely payment cover is the amount by which the actual payment, if any, received by the issuer trustee is less than the amount of the regular payment, calculated at the non-default interest rate for the housing loan less any amount by which a claim may be reduced under the master mortgage insurance policy. If the UCCC applies to the housing loan, the maximum loss payable in respect of a repayment installment shall be the amount of the repayment installment in accordance with the UCCC. The timely payment cover on each housing loan will cover up to an aggregate of 12 repayment installments.

REFUSAL OR REDUCTION IN CLAIM

         The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan by the amount that fairly represents the extent by which its interests have been prejudiced by the issuer trustee's failure to comply with any condition, provision or requirement of the mortgage insurance policy, including if:

          o    the mortgaged property is not insured under a general homeowner's insurance policy;

          o    there is not a mortgage manager approved by the mortgage insurer;

          o    the insured mortgage or any collateral security has not been duly stamped and registered in the relevant Australian jurisdiction;

          o    the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances; or

          o    the issuer trustee does not comply with certain reporting
               obligations.

                        DESCRIPTION OF THE CLASS A1 NOTES

GENERAL

         The issuer trustee will issue the Class A1 notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes on the terms of the master trust deed, the supplementary bond terms notice and the note trust deed. The notes will be governed by the laws of New South
Wales. The following summary describes the material terms of the Class A1 notes.
The summary does not purport to be complete and is subject to the terms and conditions of the note trust deed and the other transaction documents. The Class
A1 noteholders are bound

                                       69

by, and deemed to have notice of, all the provisions of the transaction documents. The Class A1 notes constitute direct, unconditional and general obligations of the issuer trustee, in its capacity as trustee of the fund and in no other capacity, to be met from the assets of the fund and (subject to provisions set forth in this prospectus) rank and will rank pari passu, without any preference among themselves. The Class A1 notes rank and will rank equally with the Class A2 notes and without any preference among the Class A1 notes and the Class A2 notes.

FORM OF THE CLASS A1 NOTES

BOOK-ENTRY REGISTRATION

         The Class A1 notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 or integral multiples thereof. The Class
A1 notes will be deposited upon issuance with a custodian for the Depository
Trust Company, or DTC, in New York, New York and will be registered in the name of Cede & Co., as nominee for DTC, in each case for credit to an account of a direct or an indirect participant of DTC as described below. Unless definitive notes are issued, all references to actions by the Class A1 noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A1 noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A1 notes in accordance with
DTC's procedures.

         Class A1 noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("Clearstream,
Luxembourg") or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A1 notes.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in
Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers'
securities accounts in the depositaries' names on the books of DTC.

         DTC is:

          o    a limited-purpose trust company organized under the New York
               Banking Law;

          o    a "banking organization" within the meaning of the New York
               Banking Law;

          o    a member of the Federal Reserve System;

          o    a "clearing corporation" within the meaning of the New York
               Uniform Commercial Code; and

          o    a "clearing agency" registered under the provisions of Section
               17A of the Exchange Act.

                                       70

         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream,
Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines,
European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the
Banking Day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that
Banking Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a
Euroclear participant to a DTC participant will be received and available on the
DTC settlement date. However, it will not be available in the relevant
Clearstream, Luxembourg or Euroclear cash account until the Banking Day following settlement in DTC.

         Purchases of Class A1 notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A1 notes on DTC's records. The ownership interest of each actual Class A1 noteholder is in turn to be recorded on the DTC participants' and indirect participants'
records. Class A1 noteholders will not receive written confirmation from DTC of their purchase. However, Class A1 noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Class A1 noteholder entered into the transaction. Transfers of ownership interests in the Class A1 notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the

                                       71

Class A1 noteholders. No Class A1 noteholder will receive definitive notes representing its ownership interest in any Class A1 note unless one of the events described under "--Definitive Notes" occurs.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co.
The deposit of securities with DTC and their registration in the name of Cede &
Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Class A1 noteholders of the Class A1 notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A1 notes are credited, which may or may not be the actual beneficial owners of the Class A1 notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A1 noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the Class
A1 notes. Under its usual procedures, DTC mails an omnibus proxy to the Class A note trustee as soon as possible after the record date, which assigns Cede &
Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A1 notes are credited on the record date, identified in a listing attached to the proxy.

         Principal and interest payments on the Class A1 notes will be made by the issuer trustee to the principal paying agent and by the principal paying agent to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on
DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A1 noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the Class A note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A1 noteholders is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the Class A1 notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered. See
"--Definitive Notes" below.

         ACCORDING TO DTC, THE FOREGOING INFORMATION ABOUT DTC HAS BEEN PROVIDED
FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO SERVE AS A
REPRESENTATION, WARRANTY, OR CONTRACT MODIFICATION OF ANY KIND.

                                       72

         Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream,
Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including U.S. dollars.

         Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including U.S. dollars.

         The Euroclear System is owned by Euroclear Clearance System Public
Limited Company and operated through a license agreement by Euroclear Bank
S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the
Euroclear Operator. The Euroclear operator is regulated and examined by the
Belgian Banking and Finance Commission and the National Bank of Belgium.

         Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear
System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the Class A1 notes held through Clearstream,
Luxembourg or Euroclear will be credited to the cash accounts of Clearstream,
Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the
Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A1 noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance

                                       73

with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Class A1 notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTES

         Notes issued in definitive form are referred to in this prospectus as
"definitive notes". Class A1 notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

          o    the principal paying agent advises the manager in writing that
               DTC is no longer willing or able to discharge properly its responsibilities as depository for the class of notes, and the manager is not able to locate a qualified successor;

          o    the issuer trustee, at the direction of the manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

          o    after the occurrence of an event of default, the Class A note trustee, at the written direction of noteholders holding a majority of the aggregate Outstanding Principal Balance of the
               Class A1 notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the noteholders of the Class A1 notes.

         If any of these events occurs, the principal paying agent must within
30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the Class A1 notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the Class A1 notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the principal paying agent will authenticate and deliver the Class A1 definitive notes of the same aggregate initial Outstanding Principal Balance as those Class A1 notes. Class A1 notes will be serially numbered if issued in definitive form.

         Class A1 definitive notes will be transferable and exchangeable at the specified offices of the Class A note registrar. The Bank of New York is the initial Class A note registrar and its initial specified offices are located at
101 Barclay Street, Floor 21 West, New York, New York 10286 United States of
America. The Class A note registrar must at all times have specified offices in
New York. The Class A note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The issuer trustee will not be required to make and the Class A note registrar is not required to register transfers or exchanges of Class A1 definitive notes selected for redemption or of any Class A1 definitive note for a period of 30 days preceding the due date for any payment with respect to that Class A1 definitive note.

                                       74

DISTRIBUTIONS ON THE NOTES

         The issuer trustee will make all of its payments on a quarterly basis on each payment date, including payments to noteholders. On each payment date, the principal paying agent, without need for the noteholders to present the relevant notes, will distribute principal and interest, if any, to the registered Class A1 noteholders as of the Banking Day preceding that payment date if the Class A1 notes are held in book-entry form, or, if the Class A1 notes are held in definitive form, the last day of the prior calendar month.

         Any installment of interest or principal payable on any Class A1 definitive note which is punctually paid or duly provided for by the issuer trustee to the principal paying agent on the applicable payment date or final maturity date, shall be paid, in accordance with the procedures set forth in the note trust deed, the terms and conditions of the Class A1 notes and the supplementary bond terms notice, to the person on whose name such Class A1 note is registered at the close of business on the last day of the immediately preceding calendar month, by check mailed first-class, postage prepaid, to such person's address as it appears on the note register on the close of business on the last day of the immediately preceding calendar month.

KEY DATES AND PERIODS

         The following are the relevant dates and periods for the allocation of cashflows and their payments.

CUT-OFF                               The date which is 7 Banking Days before a
                                      payment date.

CALCULATION  PERIOD                   In relation to a payment date, means the
                                      period commencing immediately after one
                                      Cut-Off and ending on the next Cut-Off.
                                      However, the first and last Calculation
                                      Periods are as follows:
                                           o   first:
                                               o    with respect to principal
                                                    under the housing loans
                                                    secured by mortgages
                                                    comprised in the assets of
                                                    the fund, the period from
                                                    and including the closing
                                                    cut-off date to and
                                                    including the first Cut-Off;
                                                    and

                                               o    with respect to all other
                                                    amounts received or applied
                                                    by the issuer trustee, the
                                                    period from and including
                                                    the closing date to and
                                                    including the first Cut-Off.

                                           o   last: period from but excluding
                                               the last day of the prior
                                               Calculation Period to and
                                               including the date of final
                                               redemption of all amounts due on
                                               the notes.

INTEREST PERIOD                       In relation to a payment date,
                                      means the period from (and including) one
                                      payment date to (but excluding) the next
                                      payment

                                       75

                                      date. However, the first payment date and
                                      the last payment date are as follows:

                                           o   first: the period from (and
                                               including) the closing date to
                                               (but excluding) the first payment
                                               date.

                                           o   last: the period from (and
                                               including) the prior payment date
                                               before all amounts due on the
                                               notes are redeemed in full to
                                               (but excluding) the date of final
                                               redemption.

PAYMENT DATE                          The ninth day of each of March, June,
                                      September and December (New York time) or,
                                      if the ninth day is not a Banking Day,
                                      then the next Banking Day, beginning in
                                      December 2004.

EXAMPLE CALENDAR
         The following example calendar assumes that all relevant days are
Banking Days:

      CALCULATION PERIOD.................   December 3rd to March 2nd
      PAYMENT DATE.......................   March 9th
      INTEREST PERIOD....................   December 9th to March 8th

CALCULATION OF COLLECTIONS

         No later than 6 Banking Days before each payment date, the manager will calculate the Collections for the immediately preceding Calculation Period.

COLLECTIONS

         COLLECTIONS for a Calculation Period means:

          o    the aggregate of all amounts received by the issuer trustee or applied towards Collections in respect of the fund during that
               Calculation Period. This will include:

               o    payments of interest, principal, fees and other amounts
                    under the housing loans;

               o    proceeds from the enforcement of the housing loans;

               o    amounts received under the relevant mortgage insurance
                    policies;

               o    amounts recovered from losses on housing loans not
                    previously received;

               o    amounts received from the mortgage manager for breaches of representations or undertakings which have not been
                    designated by the manager as Suspended Moneys;

                                       76

               o    any interest income received during that Calculation Period in respect of Authorized Investments not being funds
                    credited to the cash collateral account or received under
                    the payment funding facility;

               o    any amounts applied from the payment funding facility; and

               o    any amounts applied from the cash collateral account.

          o    any amounts received on termination of a fixed-floating rate swap or a currency swap following default by a counterparty
               thereunder; and

          o    amounts (if any) held as collateral against default under a fixed-floating rate swap or a currency swap following a default by a swap provider thereunder.

BUT DOES NOT INCLUDE:

          o    any interest income received during that Calculation Period in respect of funds credited to the cash collateral account;

          o    any amounts received during that Calculation Period that the issuer trustee is obligated to pay to a mortgage insurer under a mortgage insurance policy;

          o    any amounts received during that Calculation Period under any redraw funding facility or top-up funding facility;

          o    any amounts received during that Calculation Period under any payment funding facility;

          o    to the extent that the fixed-floating rate swap provider has not defaulted under the fixed-floating rate swap, any amounts
               provided to the issuer trustee during that Calculation Period as a consequence of a downgrade or withdrawal of the rating of the fixed-floating swap provider by a designated rating agency, as collateral against default by the fixed-floating rate swap provider under the fixed-floating rate swap;

          o    to the extent that a currency swap provider has not defaulted under the relevant currency swap, any amounts provided to the issuer trustee during that Calculation Period as collateral against default by that currency swap provider under the relevant currency swap; and

          o    any amounts received by the issuer trustee during that
               Calculation Period that have been designated by the manager as
               Suspended Moneys.

INTEREST COLLECTIONS

         No later than the second Banking Day before each payment date, the manager will calculate the Interest Collections for the immediately preceding
Calculation Period. INTEREST COLLECTIONS for a Calculation Period means all
Collections for that Calculation Period other than Principal Collections (as defined below).

                                       77

DISTRIBUTION OF INTEREST COLLECTIONS

         On each payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid (to the extent that it has not already done so in accordance with the following order of priority) out of Interest Collections, in relation to the
Calculation Period ending immediately before that payment date, the following amounts in the following order of priority, known as the INTEREST COLLECTIONS
WATERFALL:

          o    first, in and toward payment of or allowances for taxes in respect of the fund;

          o    second, pari passu and rateably, in or toward payment of or allowance of the issuer trustee's fee, manager's fee and Expenses in respect of the fund (other than break costs payable on
               cancellation of the fixed-floating rate swap to the extent not otherwise paid);

          o    third, without duplication in or toward payment of any amounts that would have been payable under the next bullet point of this section on any prior payment date if there would have been sufficient Interest Collections to do so, which have not been paid by the issuer trustee together with accrued interest thereon which in the case of a note must be at the interest rate
               applicable to the related note;

          o    fourth, pari passu and rateably, in or toward payment of any interest due under any redraw funding facility and top-up funding facility and in or toward payment to the currency swap provider, in or toward payment of the applicable A$ Class A Interest Amount payable under the confirmations at that payment date, which is thereafter to be applied to payments of interest on the Class A notes;

          o    fifth, without duplication in or toward payment of any amounts that would have been payable under the next bullet point of this section on any prior payment date if there would have been sufficient Interest Collections to do so, which have not been paid by the issuer trustee with accrued interest thereon at the interest rate applicable to the related note;

          o    sixth, pari passu and rateably, in or toward payment to the Class
               B noteholders of interest due on the Class B notes on that payment date;

          o    seventh, in crediting to the cash collateral account the amount
               (if any) by which the Required Cash Collateral exceeds the amount of funds on deposit in the cash collateral account;

          o    eighth, to reimburse any amounts that have been paid in any previous Interest Periods under clauses first, second, third and fourth of the Principal Collections Waterfall (to the extent not already reimbursed under this bullet point of this section);

          o    ninth, in or toward payment of any break costs payable on
               cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in assets of the fund in the

                                       78

               form of any applicable prepayment fees or a drawing has not been made under any payment funding facility;

          o    tenth, pari passu and rateably:

               o    in or toward payment to the liquidity noteholder of interest payable in respect of the liquidity notes; and

               o    in or toward payment of interest in respect of any payment funding facility;

          o    eleventh, the amount of any Class A Charge Offs, Redraw Charge
               Offs and Top-up Charge Offs to be applied in and towards
               reinstatement in the books of the Fund, pari passu and rateably to Class A Charge Offs, Redraw Charge Offs and Top-up Charge Offs
               for that Calculation Period;

          o    twelfth, the amount of any Carry Over Redraw Charge Offs, any
               Carry Over Top-up Charge Offs and the A$ Equivalent of the Carry
               Over Class A Charge Offs allocated to each Class A note, as the case may be, to be applied in and towards reinstatement in the books of the Fund, pari passu and rateably (based on the Carry
               Over Redraw Charge Offs, the Carry Over Top-up Charge Offs and
               the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A note, as the case may be):

               o    the A$ Equivalent of any Carry Over Class A Charge Offs;

               o    any Carry Over Redraw Charge Offs; and

               o    any Carry Over Top-up Charge Offs;

          o    thirteenth, the amount of any Class B Charge Offs and any Carry
               Over Class B Charge Offs to be applied in and towards
               reinstatement in the books of the Fund of and in the following order:

               o    any Class B Charge Offs for that Calculation Period; and

               o    pari passu and rateably, the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs;

          o    fourteenth, to the extent not otherwise paid on such payment date under the Principal Collections Waterfall, pari passu and
               rateably:

               o    in or toward repayment of any principal due and payable
                    under any redraw funding facility; and

               o    in or toward repayment of any principal due and payable
                    under any top-up funding facility; and

                                       79

               o    in or toward repayment of any principal due and payable
                    under any payment funding facility; and

          o    fifteenth, in payment of or provision for amounts payable to the income beneficiary of the fund.

         If on any payment date, the Collections (other than Collections with respect to amounts applied from the cash collateral account) for the relevant
Calculation Period are less than the aggregate amounts payable under clauses first through sixth above, the manager must direct the issuer trustee to withdraw from the cash collateral account an amount equal to the lesser of the amount of such shortfall on such payment date and the balance of the cash collateral account which amount will then be applied to and become part of the
Collections available for application on the relevant Payment Date in accordance with clauses first through sixth above. See "Description of the Transaction
Documents--Liquidity Reserve".

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

         Up to, but excluding the Optional Redemption, the interest rate for the
Class A1 notes for the related Interest Period will be equal to LIBOR plus % and the interest rate for the Class A2 notes for the related Interest Period will be equal to EURIBOR plus %. If the issuer trustee has not redeemed all of the Class
A1 notes by the Optional Redemption Date, then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR plus %. If the issuer trustee has not redeemed all of the Class A2 notes by the
Optional Redemption Date, then the interest rate for each related Interest
Period commencing on or after that date will be equal to EURIBOR plus %. The interest rate on the Class A1 notes for the first Interest Period will be determined on , 2004.

         The Optional Redemption Date means the quarterly payment date falling on or after the earlier of the quarterly payment date falling in September 2010 and the quarterly payment date on which the total Outstanding Principal Balance of all notes is equal to or less than 10% of the total initial Outstanding
Principal Balance of the notes.

         The interest rate for the Class B notes for a particular Interest
Period will be equal to the Benchmark Rate on the first day of that Interest
Period plus a margin.

         With respect to any payment date, interest on the notes will be calculated as the product of:

          o    the Invested Amount of such note as of the first day of that
               Interest Period, after giving effect to any payments of principal made with respect to such note on such day;

          o    on a daily basis at the interest rate for such class of notes for that Interest Period; and

                                       80

          o    a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A1 notes and the Class A2 notes, or 365 days for the Class B notes.

         A note will stop earning interest on any date on which the Outstanding
Principal Balance of the note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the
Outstanding Principal Balance of that note becomes greater than zero) or, if the
Outstanding Principal Balance of the note is not zero on the due date for redemption in full of the note, unless payment of principal is improperly withheld or refused, following which the note will continue to earn interest on the Invested Amount of the note at the rate from time to time applicable to the note until the later of the date on which the Class A note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Outstanding Principal Balance of the note has been reduced to zero but interest will begin to accrue from and including any date on which the Outstanding Principal Balance of the note becomes greater than zero.

         If interest is not paid on a note on the date when it is due and payable (other than because the due date is not a Banking Day), that unpaid interest will itself bear interest at the interest rate applicable to that note until the unpaid interest, and the amount of interest on it, is available for payment by the issuer trustee.

CALCULATION OF LIBOR AND EURIBOR

         In respect of the Class A1 notes, on the second Banking Day in London and New York and which is a TARGET Settlement Day before the beginning of each
Interest Period, the calculation agent will determine LIBOR for the next
Interest Period.

         In respect of the Class A2 notes, on the second Banking Day in London and New York and which is a TARGET Settlement Day before the beginning of each
Interest Period, the calculation agent will determine EURIBOR for the next
Interest Period.

PRINCIPAL COLLECTIONS

         No later than the second Banking Day before each payment date, the manager will determine the Principal Collections for the immediately preceding
Calculation Period. PRINCIPAL COLLECTIONS for any Calculation Period, is an
amount equal to the excess of the aggregate Unpaid Balance of the housing loans as of the first day of that Calculation Period over the aggregate Unpaid Balance of the housing loans as of the last day of the Calculation Period.

         On the closing date, the sum of the A$ Equivalent of the total Original
Principal Balance of the Class A notes and the total Original Principal Balance of the Class B notes issued by the issuer trustee may exceed the aggregate
Outstanding Principal Balance of the housing loans as of the closing date. The amount of this difference, if any, will be treated as a Principal Collection and will be passed through to noteholders on the first payment date.

                                       81

PRINCIPAL DISTRIBUTIONS

         On each payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed (to the extent that it has not already done so in accordance with the following order of priority) out of
Principal Collections together with any amounts applied in reinstatement under positions eleventh, twelfth and thirteenth of the Interest Collections
Waterfall, in relation to the Calculation Period ending immediately before that payment date, the following amounts in the following order of priority, known as the PRINCIPAL COLLECTIONS WATERFALL:

          o    first, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of or allowances for taxes in respect of the fund;

          o    second, pari passu and rateably, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of or allowance of the issuer trustee's fee, the manager's fee, and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating rate swap to the extent not otherwise paid);

          o    third, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, pari passu and rateably in or toward payment of the interest amounts payable and in the priority under clause fourth of the Interest Collections
               Waterfall on that payment date;

          o    fourth, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of the amounts payable and in the priority under clause sixth of the
               Interest Collections Waterfall on that payment date;

          o    fifth, pari passu and rateably, in or toward repayment of any
               Redraw Principal Outstanding under any redraw funding facility and any Top-up Principal Outstanding under any top-up funding facility;

          o    sixth, pari passu and rateably, in or toward payments approved by the manager under any loan redraw facility and any top-up loan;

          o    seventh, pari passu and rateably, in or toward payment to the currency swap provider under the confirmations relating to the
               Class A notes, until the Outstanding Principal Balance of all
               Class A notes is reduced to zero, an amount equal to the lesser of:

               o    the remaining amount available for distribution after all
                    payments which have priority above; and

               o    the A$ Equivalent of Outstanding Principal Balance of all
                    Class A notes;

                                       82

          o    eighth, in or toward payment to the Class B noteholders, pari passu and rateably, until the Outstanding Principal Balance of all Class B notes is reduced to zero, an amount equal to the lesser of:

               o    the remaining amount available for distribution after all
                    payments which have priority above; and

               o    the Outstanding Principal Balance of all Class B notes;

          o    ninth, pari passu and rateably (based on the Carry Over Redraw
               Charge Offs, the Carry Over Top-up Charge Offs and the A$
               Equivalent of the Carry Over Class A Charge Offs allocated to each Class A note, as the case may be):

               o    in or toward payment to the currency swap provider under the confirmations relating to the Class A notes, of the A$
                    Equivalent of any Carry Over Class A Charge Offs;

               o    in or toward repaying the Redraw Principal Outstanding of
                    each redraw funding facility to the extent of any Carry Over
                    Redraw Charge Offs; and

               o    in or toward repaying the Top-up Principal Outstanding of
                    each top-up funding facility to the extent of any Carry Over
                    Top-up Charge Offs;

          o    tenth, in or toward repaying the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs;

          o    eleventh, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in the assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility; and

          o    twelfth, pari passu and rateably, in or toward payment to the liquidity noteholder of the principal amount outstanding in respect of the liquidity notes and in or toward repayment of any principal in respect of any payment funding facility.

         On any payment date, the issuer trustee shall not make a payment out of
Principal Collections to the liquidity noteholder unless the Invested Amount of all of the Class A notes and Class B notes is zero, or will be zero following any payments made on that payment date.

REDRAWS

         The issuer trustee, after receiving confirmation that it may do so from the manager, may make redraws to borrowers under the variable rate housing loans in the fund. The issuer trustee may only fund advances from Collections which represent prepayments of principal under housing loans or, if not available, by drawings under redraw funding facilities. The issuer trustee

                                       83

must not apply any prepayments of principal to making advances under a loan redraw facility unless the following conditions have been satisfied:

          o    all amounts specified in clauses first through fourth of the
               Principal Collections Waterfall which are due and payable have been paid; and

          o    the issuer trustee holds Collections which represent prepayments of principal equal to the sum of the advance under the loan redraw facility and all amounts specified in clauses first through fourth of the Principal Collections Waterfall which are accrued but not due and payable.

         The manager must ensure that:

          o    the form of documentation to provide any loan redraw facility is approved by the applicable mortgage insurer; and

          o    the provision of any loan redraw facility is made in accordance with any relevant terms of the applicable mortgage insurance policy.

TOP-UP LOANS

         The issuer trustee, after receiving confirmation that it may do so from the manager, may make top-ups to borrowers under the variable rate housing loans in the fund. The issuer trustee may only fund advances from Collections which represent repayments or prepayments of principal under housing loans or, if not available, by drawings under a top-up funding facility, at the discretion of the manager. Alternatively, if the fund is unable to make a top-up loan because of failure to meet certain requirements referred to herein, Origination Fund No. 3 may repurchase the housing loan from the fund, at its outstanding principal balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower. The issuer trustee must not apply any
Collections which represent repayments or prepayments of principal to making advances under a top-up loan unless the following conditions have been satisfied:

          o    all amounts specified in clauses first through fourth of the
               Principal Collections Waterfall which are due and payable have been paid; and

          o    the issuer trustee holds Collections which represent repayments or prepayments of principal equal to the sum of the advance under the top-up loan and all amounts specified in clauses first through fourth of the Principal Collections Waterfall which are accrued but not due and payable.

         The manager must ensure that:

          o    the form of documentation to provide any top-up loan is approved by the applicable mortgage insurer;

          o    the provision of any top-up loan is made in accordance with any relevant terms of the applicable mortgage insurance policy;

                                       84

          o    the following requirements are satisfied:

               o    in any Calculation Period, a top-up loan may only be made if the current weighted average LTV of the pool of housing
                    loans, after giving effect to such top-up loans, would have increased by no more than 2% of the weighted average LTV of the pool of housing loans as at the applicable cut-off date;

               o    after giving effect to such top-up loans, the weighted
                    average LTV of the pool of housing loans may never exceed
                    the original LTV of the housing loan pool as of the closing cut-off date;

               o    after giving effect to such top-up loans, the percentage of housing loans in the housing loan pool with an original LTV over 80% may never exceed the percentage of housing loans
                    with an original LTV over 80% as of the closing cut-off date by more than 2%;

               o    the remaining term to maturity of the top-up loan will not be greater than, and will not increase, the remaining term to maturity of the housing loan to which the top-up loan
                    relates;

               o    the top-up loan is made within two years after the
                    Suspension Date; and

               o    the aggregate amount of top-up loans to be funded after the
                    Suspension Date does not exceed 5% of the housing loan pool as at the Suspension Date; or

          o    such other terms (whether in substitution or in addition to the above) as may be agreed upon by the rating agencies and the manager from time to time and notified to the trustee.

         Additionally, the issuer trustee, at the election and direction of the manager, will enter into one or more top-up funding facilities with one or more top-up funding facility providers, which will be available to fund requested top-ups which have been approved by the manager. Top-up funding facilities must also be in the form approved by the rating agencies.

APPLICATION OF REALIZED LOSSES

         A REALIZED LOSS, with respect to a housing loan, will arise if:

          o    the total amount recovered and recoverable under the mortgage insurance policy in respect of such housing loan; plus

          o    any damages or other amounts payable under or in respect of the master trust deed, the supplementary bond terms notice or the mortgage origination and management agreement relating to such housing loan;

is less than the Outstanding Principal Balance of such housing loan.

                                       85

         On each payment date on which the manager determines that the aggregate amount of Realized Losses for the related Calculation Period exceeds the funds available on such payment date to reimburse such Realized Losses under the
Interest Collections Waterfall, the manager must do the following, on and with effect on such payment date:

          o    reduce pro rata as between themselves the Outstanding Principal
               Balance of the Class B notes by the amount of that excess until the Outstanding Principal Balance of the Class B notes is zero;
               and

          o    if the Outstanding Principal Balance of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata and rateably as between each class of the Class A notes, any redraw funding facilities and any top-up funding facilities with respect to the balance of the deficiency,

               o    rateably as between each class of the Class A notes, the
                    Outstanding Principal Balance of the Class A notes by the
                    amount of the remaining deficiency until the Outstanding
                    Principal Balance of each class of Class A notes is zero;

               o    rateably as between each redraw funding facility, the Redraw
                    Principal Outstanding of the redraw funding facilities by
                    the amount of the remaining deficiency until the Redraw
                    Principal Outstanding under each redraw funding facility is zero; and

               o    rateably as between each top-up funding facility, the Top-up
                    Principal Outstanding of the top-up funding facilities by
                    the amount of the remaining deficiency until the Top-up
                    Principal Outstanding under each top-up funding facility is zero.

PAYMENTS INTO US$ ACCOUNT

         In respect of the Class A1 notes, the principal paying agent shall open and maintain a non-interest bearing US$ trust account, into which the US$
currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the US$ currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the US$ currency swap provider under the US$ currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee or the manager receives any amount denominated in US$ from the US$ currency swap provider under the US$ currency swap, they must also promptly pay that amount to the credit of the US$ account or to the principal paying agent.

PAYMENTS OUT OF US$ ACCOUNT

         On each payment date, the issuer trustee acting at the direction of the manager, or the principal paying agent on its behalf, will distribute from the
US$ account the relevant amounts of principal and interest due in respect of each Class A1 note in accordance with the note trust deed and the order of priority described in "Description of the Class A1 Notes--Interest
Collections--

                                       86

Distribution of Interest Collections" and "Description of the Class A1 Notes--
Principal Distributions".

PAYMENTS INTO (EURO) ACCOUNT

         In respect of the Class A2 notes, the principal paying agent shall open and maintain a non-interest bearing (euro) trust account, into which the Euro currency swap provider shall deposit amounts denominated in (euro). The issuer trustee shall direct the Euro currency swap provider to pay all amounts denominated in (euro) payable to the issuer trustee by the Euro currency swap provider under the Euro currency swap into the (euro) account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee or the manager receives any amount denominated in (euro) from the Euro currency swap provider under the Euro currency swap, they must also promptly pay that amount to the credit of the (euro) account or to the principal paying agent.

PAYMENTS OUT OF (EURO) ACCOUNT

         On each payment date, the issuer trustee acting at the direction of the manager, or the principal paying agent on its behalf, will distribute from the
(euro) account the relevant amounts of principal and interest due in respect of each Class A2 note in accordance with the note trust deed and the order of priority described in "Description of the Class A1 Notes--Interest
Collections--Distribution of Interest Collections" and "Description of the Class
A1 Notes--Principal Distributions".

THRESHOLD RATE

         In exercising its powers and performing its obligations under the master trust deed, the manager must at all times ensure that, to the extent that the issuer trustee is entitled to do so under the terms of the housing loans, the rate of interest payable on or in respect of the housing loans comprised in the assets of the fund is changed from time to time so that:

     o    on the assumption that all parties to all of the transaction documents and all issuers of Authorized Investments from time to time included in the assets of the fund have complied and will at all times comply in full with their respective obligations under those transaction documents and Authorized Investments; and

     o    having regard to:

          o    the terms of the transaction documents;

          o    the terms of the housing loans included in the assets of the fund;

          o    the anticipated Expenses of the fund;

          o    the amount of the cash collateral in the cash collateral account;

          o    all other information available to the manager;

                                       87

          o    the Benchmark Rate from time to time; and

          o    any mismatch between the time at which the Benchmark Rate is determined and the time at which the rate of interest payable on or in respect of housing loans included in the assets of the fund may be reset,

          the issuer trustee will have available to it at all times sufficient funds to enable it to comply with all of its obligations under the transaction documents relating to the fund as they fall due.

         Without limiting the preceding paragraph, the interest rate applicable to each fixed interest period of a housing loan must be equal to or greater than:

     o    for so long as the Outstanding Principal Balance of all such housing loans is equal to or less than 25% of the Outstanding Principal
          Balance of all housing loans comprised in the assets of the fund, the rate expressed as a percentage, determined by the manager to be the fixed-floating rate swap rate in Australia for the period most closely approximating the term of the fixed interest period of the housing loan plus 0.80%; and

     o    for so long as the Outstanding Principal Balance of all such housing loans is greater than 25% of the Outstanding Principal Balance of all housing loans comprised in the assets of the fund, such rate as agreed from time to time between the manager and such designated rating agency.

         Ordinarily, the manager will only change the interest rate on a housing loan in the fund on a payment date.

         In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed above, the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility as set forth under the caption "Description of the Transaction
Documents--Payment Funding Facility".

FIXED-FLOATING RATE SWAP PROVIDER

         At the date of this prospectus the manager and the issuer trustee have arrangements in place with the following fixed-floating rate swap provider for the provision of the fixed-floating rate swap.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

         The fixed-floating rate swap provider will be Australia and New Zealand
Banking Group Limited which is described under "Description of the Class A1
Notes--The Currency Swaps--Currency Swap Provider" below.

                                       88

THE FIXED-FLOATING RATE SWAP

         The issuer trustee has entered into a swap governed by an ISDA Master
Agreement, as amended by a supplementary schedule, amending deed and confirmed by written confirmation, with the fixed-floating rate swap provider to hedge the interest rate risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the fund, including the interest due on the notes. The fixed-floating rate swap will cover the housing loans which bear a fixed rate of interest as of the closing cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

         The issuer trustee will pay the fixed-floating rate swap provider on each payment date an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the Calculation Period immediately preceding that payment date, multiplied by the weighted average of those fixed rates of interest (net of any margin charged on those housing loans)
at the beginning of that Calculation Period times the actual number of days in the Calculation Period divided by 365. The issuer trustee will also pay the fixed-floating rate swap provider all prepayment fees recovered from borrowers on termination of fixed rate loans received during the related Calculation
Period. To the extent that any break costs payable under any future fixed-floating rate swap in circumstances where mortgages are prepaid (including upon default) prior to the fixed rate maturity date are not covered by such prepayment fees recovered from the borrowers, a drawing may be made on the payment funding facility to cover such break costs, and such amounts will be paid to the fixed-floating rate swap provider.

         The issuer trustee will receive from the fixed-floating rate swap provider an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the Calculation
Period immediately preceding that payment date multiplied by the Benchmark Rate times the actual number of days in the Calculation Period (or part thereof where housing loans do not bear a fixed rate of interest for the full Calculation
Period) divided by 365. The terms of the fixed-floating rate swap allow for netting of swap payments.

         The fixed-floating rate swap commences on the date specified in the confirmation and terminates on the final maturity date of the notes, unless otherwise agreed or terminated earlier in accordance with the fixed-floating rate swap.

TERMINATION BY THE FIXED-FLOATING RATE SWAP PROVIDER

         The fixed-floating rate swap provider shall have the right to terminate the fixed-floating rate swap in the following circumstances:

     o    If the issuer trustee fails to make a payment under the fixed-floating rate swap within ten business days after notice of failure is given to it;

     o    An Insolvency Event under the security trust deed occurs with respect of the issuer trustee unless the fixed-floating rate swap is assigned to an acceptable third party so as not to cause a reduction in the rating of the notes within thirty days of that event;

                                       89

     o    If due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the fixed-floating rate swap, the fixed-floating rate swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the fixed-floating rate swap provider will have the right to terminate its fixed-floating rate swap; or

     o    The fixed-floating rate swap provider has the limited right to terminate the fixed-floating rate swap where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the notes will be redeemed at their Invested Amount or, if the noteholders have so agreed, a lesser amount, plus, in each case, accrued interest.

TERMINATION BY THE ISSUER TRUSTEE

         The issuer trustee will have the right to terminate the fixed-floating rate swap in the following circumstances:

     o    Where the fixed-floating rate swap provider fails to make a payment under the fixed-floating rate swap within ten business days after notice of failure is given to it;

     o    An Insolvency Event under the security trust deed occurs in respect of the fixed-floating rate swap provider;

     o    If due to a change in law it becomes illegal for the fixed-floating rate swap provider to make or receive payments or comply with any other material provision of the fixed-floating rate swap, the fixed-floating rate swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate;

     o    If the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes and the Class A notes are redeemed as a result (and the issuer trustee is the affected party);

     o    If the fixed-floating rate swap provider fails to comply with provisions of the fixed-floating rate swap relating to a rating downgrade; or

     o    If an event of default under the security trust deed occurs and the security trustee has declared the Class A notes immediately due and payable.

         The issuer trustee may only terminate the fixed-floating rate swap with the prior written consent of the Class A note trustee. Each party may terminate the fixed-floating rate swap only after consulting with the other party as to the timing of the termination. The issuer trustee will

                                       90

exercise such right to terminate at the direction of the manager. The fixed-floating rate swap provider acknowledges the appointment of the manager as manager of the fund and may exercise or satisfy any of the issuer trustee's rights or obligations under the fixed-floating rate swaps including entering into and monitoring transactions and executing confirmations.

FIXED-FLOATING RATE SWAP DOWNGRADE EVENTS

         If, as a result of the withdrawal or downgrade of its credit rating by a rating agency, ANZ's ratings fall below:

     o    short-term rating of at least A-1 by Standard & Poor's; and

     o    short-term rating of at least P-1 or long-term rating of at least A2 by Moody's;

then, ANZ must within 30 days of the downgrade, at its cost:

     o    novate all rights and obligations in respect of the fixed-floating rate swap to a replacement counterparty which holds a short-term rating of at least A-1 by Standard & Poor's and a short-term rating of at least P-1 or a long-term rating of at least A2 by Moody's; or

     o    procure that its obligations with respect to the fixed-floating rate swap are guaranteed by a third party which holds a short-term rating of at least A-1 by Standard & Poor's, and a short-term rating of at least P-1 or a long-term rating of at least A2 by Moody's; or

     o    enter into other arrangements (as agreed by the parties) in respect of which each rating agency confirms will not adversely impact on the credit rating assigned by it to the notes.

         If within 30 days of the downgrade none of the foregoing events has occurred, ANZ shall post cash collateral in an amount acceptable to the relevant rating agencies or, in certain circumstances, determined under the fixed-floating rate swap or by the parties, provided that each rating agency confirms that such agreement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes.

         The issuer trustee may only make withdrawals from the cash collateral account if directed to do so by the manager and then only for the purpose of:
(i) refunding to ANZ any excess in the amount of any collateral deposited to the collateral account over the amount ANZ is required to maintain under any collateral agreement; (ii) withdrawing any amount which has been incorrectly deposited into the collateral account; (iii) paying bank accounts debit tax or other equivalent taxes payable in respect of the collateral; or (iv) funding the amount of any payment due to be made by ANZ under the fixed-floating rate swap following the failure by ANZ to make that payment.

         The manager must direct the issuer trustee to, and the issuer trustee must, refund or pay to ANZ as described above as soon as such refund or payment is possible. All interest earned on the collateral will accrue and be payable monthly to ANZ providing the amount deposited in the

                                       91

collateral account is not less than the amount that ANZ is required to maintain in which case such interest will be deposited to the collateral account.

         If at any time ANZ is assigned a short-term credit rating equal to P-1 and a long-term credit rating equal to or greater than A2 (Moody's), a short-term credit rating of A-1 (Standard & Poor's) or ANZ's obligations are novated, a third party provides a guarantee in accordance with the above, or some other arrangement is entered into with confirmation of the rating agencies, the issuer trustee must repay to ANZ the amount then standing to the credit of the collateral account including interest not paid to ANZ.

TERMINATION PAYMENTS

         On the date of termination of the fixed-floating rate swap, a termination payment will be due from the issuer trustee to the fixed-floating rate swap provider or from the fixed-floating rate swap provider to the issuer trustee. The termination of the fixed-floating rate swap is not an event of default under the security trust deed.

         The termination payment in respect of the fixed-floating rate swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed-floating rate swap.

NEW FIXED-FLOATING RATE SWAP PROVIDERS

         The issuer trustee, at the direction of the manager, may in the future enter into fixed-floating rate swaps with new fixed-floating rate swap providers provided that each new fixed-floating rate swap provider has at least the minimum credit rating specified by each rating agency, if any, in order to provide such fixed-floating rate swaps to the fund.

THE CURRENCY SWAPS

         Collections on the housing loans and receipts under the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A1 notes are denominated in
United States dollars and the payment obligations of the issuer trustee on the
Class A2 notes are denominated in Euros. To hedge this currency and interest rate exposure, the issuer trustee will enter into with the currency swap provider, a US$ currency swap with respect to the Class A1 notes and a Euro currency swap with respect to the Class A2 notes.

         Each currency swap will be governed by a single standard form ISDA
Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations.

         Under the currency swaps, the issuer trustee will pay to the currency swap provider on each payment date an amount in Australian dollars equal to that portion of Principal Collections to be paid to the Class A1 noteholders as a payment of principal on the Class A1 notes and the Class A2 notes as described in "Description of the Class A1 Notes--Principal Distributions," and the
currency swap provider is required to pay to, or at the direction of, the issuer trustee an

                                       92

amount denominated in United States dollars or Euros (as the case may be) which is equivalent to such Australian dollar payment. The equivalent United States dollar payment in respect of the Class A1 notes will be calculated using an exchange rate of US$ =A$1.00, which is fixed for the term of the US$ currency swap. The equivalent Euro payment in respect of the Class A2 notes will be calculated using an exchange rate of (euro) = A$1.00, which is fixed for the term of the Euro currency swap.

         In addition, under the currency swaps, on each payment date the issuer trustee will pay to the currency swap provider the applicable A$ Class A
Interest Amount which is calculated based on the Benchmark Rate and the currency swap provider will pay to the principal paying agent an amount equal to the interest payable in US$ to the Class A1 noteholders and in Euros to the Class A2 noteholders, which is calculated based on LIBOR and EURIBOR, respectively.

         If on any payment date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ or Euro floating rate payment as applicable, to be made by the currency swap provider on such payment date, will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

         The purchase price for the Class A1 notes will be paid by investors in
United States dollars and the purchase price for the Class A2 notes will be paid by investors in Euros, but the consideration for the purchase by the issuer trustee of title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in United States dollars or Euros (as applicable). In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of that United States dollar amount or Euro amount, as applicable.

TERMINATION BY THE CURRENCY SWAP PROVIDER

         The currency swap provider shall have the right to terminate the applicable currency swap in the following circumstances:

          o    if the issuer trustee fails to make a payment under the currency swaps within ten business days of its due date;

          o    an Insolvency Event under the security trust deed occurs with respect to the issuer trustee in its personal capacity, unless the currency swap is novated to an acceptable third party so as not to cause a reduction or withdrawal of the rating of the notes within thirty business days of that event;

          o    if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a
               downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an

                                       93

               illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

          o    the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the Class A notes will be redeemed at their Invested Amount or, if the noteholders have so agreed, at a lesser amount, plus accrued interest to (but excluding) the date of redemption; or

          o    where the security trustee enforces the security trust deed and declares the Class A notes immediately due and payable (and the issuer trustee is the affected party) following an event of default thereunder.

TERMINATION BY THE ISSUER TRUSTEE

         The issuer trustee will have the right to terminate a currency swap in the following circumstances:

          o    where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date;

          o    an Insolvency Event under the security trust deed occurs in respect of the currency swap provider;

          o    if due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a
               downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any
               Australian government body;

          o    if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes and the Class A notes are redeemed as a result; or

          o    if the currency swap provider fails to comply with its
               obligations related to a rating downgrade.

         The issuer trustee may only terminate the currency swap with the prior written consent of the Class A note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise its right only after consultation with the note trustee and only after consultation between the currency swap provider and the Class A note trustee. The currency swap provider acknowledges the appointment of the manager as manager of the fund and may exercise or satisfy any of the issuer

                                       94

trustee's rights or obligations under the currency swap including entering into and monitoring transactions and executing confirmations.

CURRENCY SWAP DOWNGRADE

         If, as a result of the withdrawal or downgrade of its credit rating by any of the relevant designated rating agencies, the currency swap provider (or any applicable assignee or guarantor) has (a) a short-term credit rating of less than A-1+ by Standard & Poor's or (b) a long-term credit rating of less than A2 by Moody's or a short-term credit rating of less than P-1 by Moody's, the currency swap provider must immediately notify the designated rating agencies and the issuer trustee and the currency swap provider must at its cost and within five local business days (or 30 local business days if the downgrade is to no less than a short-term credit rating of A-1 by Standard & Poor's and a long-term credit rating of A3 by Moody's) of a downgrade (unless during this period, the currency swap provider and the issuer trustee receive written confirmation from Standard & Poor's and Moody's that such downgrade would not result in the notes either being downgraded or placed under review for possible downgrade):

          o    enter into an agreement in support of the obligations under the currency swap provided that each rating agency has confirmed that the rating assigned to the notes by it will not be adversely affected by the downgrade following such collateral arrangements;
               or

          o    novate all rights and obligations in respect of the currency swap to a replacement counterparty whose credit rating has a
               short-term rating of at least A-1+ by Standard & Poor's or a long-term rating of at least A2 by Moody's or a short-term rating of at least P-1 by Moody's; or

          o    procure that its obligations with respect to the currency swap are guaranteed by a third party whose credit rating has a
               short-term rating of at least A-1+ by Standard & Poor's or a long-term rating of at least A2 by Moody's or a short-term rating of at least P-1 by Moody's; or

          o    enter into such other arrangements which each designated rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes.

         Where the currency swap provider novates its rights and obligations under the currency swap to a replacement counterparty in accordance with the above, the issuer trustee, at the direction of the manager, and each party to the currency swap will do all things reasonably necessary, at the cost of the currency swap provider, to novate the relevant rights and obligations to the replacement counterparty.

         If, at any time:

          o    the currency swap provider is assigned (1) a short-term credit rating of at least A-1+ by Standard & Poor's, or (2) a long-term credit rating of at least A2 by Moody's or a short-term credit rating of at least P-1 by Moody's;

                                       95

          o    the currency swap provider novates its rights and obligations under the currency swap in accordance with the above;

          o    a third-party provides a guarantee in accordance with the above;
               or

          o    some other arrangement is entered into in accordance with the above,

the currency swap provider shall be immediately entitled to any collateral which it has provided, together with any interest which has accrued but has not been paid to the currency swap provider in accordance with the following (less any amount withdrawn in accordance with the following).

         Cash collateral provided by the currency swap provider must be deposited in a bank account (the Collateral Account) with a bank having (1) a short-term credit rating of at least A-1+ by Standard & Poor's, or (2) a long-term credit rating of at least A2 by Moody's or a short-term credit rating of at least P-1 by Moody's. The Collateral Account must be in the name of the issuer trustee and must bear interest at a commercial rate payable monthly to the currency swap provider, providing the amount deposited in the Collateral
Account is not less than the amount the currency swap provider is required to maintain under the collateral agreement contemplated above. No money may be paid into the Collateral Account other than cash collateral and interest payable on the money credited to the Collateral Account.

         The issuer trustee may only make withdrawals from the Collateral
Account if directed to do so by the manager and then only for the purpose of:

          o    novating the rights and obligations of the currency swap provider under the currency swap in accordance with the above (including any costs of obtaining a replacement counterparty);

          o    refunding to the currency swap provider any excess in the amount of any collateral deposited to the Collateral Account over the amount the currency swap provider is required to maintain under any collateral agreement contemplated above;

          o    withdrawing any amount which has been incorrectly deposited into the Collateral Account;

          o    paying bank accounts debit tax or other equivalent taxes payable in respect of the collateral; or

          o    funding the amount of any payment due to be made by the currency swap provider under the currency swap if the currency swap provider fails to make that payment and any applicable grace period has expired.

         The manager must direct the issuer trustee to, and the issuer trustee must, refund or pay to the currency swap provider the amount of any payment which may be made to the currency swap provider as described above as soon as such refund or payment is possible.

                                       96

TERMINATION PAYMENTS

         On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap is not an event of default under the security trust deed.

         The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF THE CURRENCY SWAP

         If any transaction under the currency swap is terminated, the issuer trustee must (subject to bullet point 4 below), at the direction of the manager, enter into one or more replacement currency swaps which replace those transactions, but only on the condition that:

          o    the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the transaction will be paid in full when due in accordance with the supplementary bond terms notice and the currency swap;

          o    the rating agencies confirm that such replacement currency swap will not cause a reduction or a withdrawal of the ratings of the
               Class A notes;

          o    the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under that transaction; and

          o    the terms of the replacement currency swap are acceptable to the issuer trustee acting reasonably and taking into account the interests of the noteholders.

         If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into the replacement currency swap, and if it does so, it must:

          o    direct the provider of the replacement currency swap to pay any up front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's
               obligation to pay the termination payment to the currency swap provider as referred to in the first bullet point. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as an
               Expense of the fund; or

          o    if the issuer trustee enters into a replacement currency swap in accordance with the above, the issuer trustee must direct the currency swap provider to pay any termination payments payable to the issuer trustee directly to the provider of the replacement currency swap as payment of and to the extent of any upfront premium payable by the issuer trustee to enter into the
               replacement currency swap in

                                       97

               satisfaction of and to the extent of the currency swap provider's obligation to pay a termination payment to the issuer trustee.

CURRENCY SWAP PROVIDER

         The currency swap provider will be Australia and New Zealand Banking
Group Limited ("ANZ"). ANZ is a company registered in Victoria under the
Corporations Act 2001.

         ANZ is one of the four major banking groups headquartered in Australia.
ANZ's registered office is at Level 6, 100 Queen Street, Melbourne, Victoria,
Australia. ANZ's Australian operations began in 1835 and its New Zealand operations began in 1840. Based on publicly available information as at March
31, 2004, ANZ ranked third among Australian banking groups in terms of total assets (A$247.3 billion) and third in terms of shareholders' equity (A$16.7 billion) and ranked third in terms of market capitalization (A$34.3 billion).

         ANZ has a long term credit rating of AA- from Standard & Poor's and Aa3 from Moody's and a short term credit rating of A-1+ from Standard & Poor's and
P-1 from Moody's.

         The Australian banking activities of ANZ come under the regulatory supervision of the Australian Prudential Regulation Authority. The annual report on Form 20-F for the year ended 2003 of ANZ is on file with the Securities and
Exchange Commission. For further information, refer to the copy of the 20-F
(referred to in the previous sentence) filed with the Securities and Exchange
Commission.

WITHHOLDING OR TAX DEDUCTIONS

         All payments in respect of the Class A notes will be made without any withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law (whether imposed by the United States,
Australia or any other jurisdiction) to make any such payment in respect of the
Class A notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent nor the Class A note trustee will be obligated to make any additional payments to holders of the
Class A notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

         If the manager satisfies the issuer trustee and the Class A note trustee, immediately before giving the notice to the Class A noteholders as described in this section, that either:

          o    on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes, the currency swaps, the payment funding facility, top-up funding facility or redraw funding facility any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or

                                       98

               assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

          o    the total amount payable in respect of interest in relation to the housing loans for a Calculation Period ceases to be
               receivable, whether or not actually received by the issuer trustee during such Calculation Period (but this paragraph does not apply to a failure by the issuer trustee to receive any interest in relation to the housing loans merely by reason of the failure by the relevant borrowers to pay that interest in breach of the relevant housing loans);

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the
Class A note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced, redeem all, but not some, of the notes at their then Invested Amounts, together with accrued interest to (but excluding) the date of redemption on any subsequent payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The Class A noteholders and the Class B noteholders may by Extraordinary Resolution elect that they do not require the issuer trustee to redeem the notes in the circumstances described in this section. The noteholders must notify the manager and the issuer trustee of their election not to require the issuer trustee to redeem the notes on or before the 21st day before the next payment date following their receipt of such proposed redemption.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

         If an event of default occurs under the security trust deed while the
Class A notes or Class B notes are outstanding, the security trustee may, in its absolute discretion, subject in some circumstances to the prior written consent of the Voting Secured Creditors in accordance with the provisions of the security trust deed, and will, if so directed by an Extraordinary Resolution of the Voting Secured Creditors enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans.
Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed.
See "Description of the Transaction Documents--The Security Trust Deed."

OPTIONAL REDEMPTION OF THE NOTES

         At the manager's direction, the issuer trustee must, having given not more than in the case of Class A notes, 60 nor less than 45 days' notice to the noteholders, in accordance with the applicable conditions of the notes, purchase or redeem all, but not some only, of the notes by repaying the Outstanding
Principal Balance of the notes, together, in each case, with accrued interest to
(but excluding) the date of repurchase or redemption, on any payment date falling on or after the earlier of:

          o    the payment date on which the total Outstanding Principal Balance of all notes calculated and expressed in the A$ Equivalent is equal to or less than 10% of the total

                                       99

               initial Outstanding Principal Balance of the notes calculated and expressed in the A$ Equivalent; and

          o    the payment date falling in September 2010,

provided that if the aggregate Outstanding Principal Balance of all Class A notes calculated and expressed in the A$ Equivalent on such date of redemption or repurchase has been reduced by Class A Charge Offs which have not been reinstated, the noteholders owning at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent must consent to such repurchase or redemption; and provided further that the manager certifies to the issuer trustee and the Class A note trustee that the issuer trustee will be in a position on this payment date to discharge all its liabilities in respect of the notes, at their Outstanding Principal Balance, and any amounts which would be required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced.

FINAL MATURITY DATE

         The issuer trustee must pay the Outstanding Principal Balance, together with all accrued and unpaid interest in relation to each note on or by the final maturity date. The failure of the issuer trustee to pay the Outstanding
Principal Balance, together with all accrued and unpaid interest within 10
Banking Days of the due date for payment will be an event of default under the security trust deed.

FINAL REDEMPTION OF THE NOTES

         Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Outstanding Principal Balance of that note must be finally discharged, upon the first to occur of:

          o    the date on which the Invested Amount of the note is reduced to zero;

          o    the date on which the note is redeemed as described under
               "--Redemption of the Notes of Taxation
              or Other Reasons" or "--Optional Redemption of the Notes";

          o    the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

          o    the date on which all amounts received by the Class A note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent and all amounts payable to the Class B noteholders with respect to the
               enforcement of the security trust deed are paid to the Class B noteholders;

          o    the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the fund in accordance with the master trust deed and the supplementary bond terms notice; and

          o    the final maturity date.

                                      100

TERMINATION OF THE FUND

         The fund shall continue until, and shall terminate on its Termination
Date.

PRESCRIPTION

         A note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the Outstanding Principal Balance of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the Class A note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

VOTING AND CONSENT OF NOTEHOLDERS

         The note trust deed contains provisions for each class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A notes may take or consent to any action permitted to be taken by the Class A noteholders under the note trust deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent shall be required to accomplish the following:

          o    modification of final maturity date;

          o    alteration of principal payment payable or any alteration of the date or priority of redemption of Class A notes;

          o    alteration of the interest rate or manner of payment of interest method of calculation, date of payment on the Class A notes;

          o    alteration of the currency of the Class A notes;

          o    alteration of the required percentage of Invested Amount required to consent to or take action with respect to the Class A notes;

          o    sanction of a compromise or arrangement proposed to be made between the issuer trustee and Class A noteholders with respect to the Class A notes;

          o    assent to any modification of the provisions of the Class A notes, including the conditions or the provisions of any other transaction document;

          o    discharge or exonerate the Class A note trustee from liability in respect of any act or omission for which the note trustee may have become responsible;

          o    sanction a scheme or proposal for conversion of the Class A notes into shares or stock or cancellation of Class A notes;

                                      101

          o    direct the Class A note trustee to direct the security trustee to enforce the security under the security trust deed;

          o    override any waiver by the Class A note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed;

          o    removal of the current Class A note trustee or appointment of a new Class A note trustee; and

          o    approve the costs and expenses of the Class A note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the Class A note trustee is entitled to be indemnified.

REPORTS TO NOTEHOLDERS

         No later than 2 Banking Days before each payment date, the manager will, in respect of the Calculation Period ending before that payment date, deliver to the principal paying agent, the Class A note trustee and the issuer trustee, a noteholder's report containing the following information:

          o    the Invested Amount and Outstanding Principal Balance of each class of notes, including the Class B notes;

          o    the interest payments and principal distributions on each class of notes;

          o    the Collections;

          o    the Interest Collections;

          o    the Principal Collections;

          o    the aggregate of all redraws and top-up loans made during that
               Calculation Period;

          o    the amount of funds withdrawn from the cash collateral account, if any, for that Calculation Period;

          o    the balance of the cash collateral account after giving effect to all deposits and withdrawals from that account on the next payment date;

          o    the aggregate amount of Realized Losses realized during the
               Calculation Period, if any;

          o    the amount of Realized Losses, if any, during that Calculation
               Period allocated to each class of notes and any redraw funding facility and any top-up funding facility;

          o    the bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments

                                      102

               on that class of notes to be made on the next payment date, divided by the aggregate initial Invested Amount of that class of notes;

          o    if required, the threshold rate as of that payment date;

          o    the interest rates on the notes for the related Interest Period;

          o    scheduled and unscheduled payments of principal on the housing loans;

          o    aggregate Outstanding Principal Balance of the fixed rate housing loans and the aggregate Outstanding Principal Balance of the variable rate housing loans;

          o    delinquency and loss statistics with respect to the housing loans;

          o    LIBOR for the related Interest Period in respect of the Class A1 notes;

          o    EURIBOR for the related Interest Period in respect of the Class
               A2 notes;

          o    the Class A Carry Over Charge Offs;

          o    the Class A Charge Offs;

          o    the Class B Carry Over Charge Offs;

          o    the Class B Charge Offs;

          o    the Redraw Charge Offs;

          o    the Carry Over Redraw Charge Offs;

          o    the Top-up Charge Offs;

          o    the Carry Over Top-up Charge Offs;

          o    the Required Cash Collateral; and

          o    the current cash collateral balance.

         Unless and until definitive Class A1 notes are issued, beneficial owners of the Class A1 notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by
DTC and its participating organizations.

         Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the fund and the Class A1 notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the notes in accordance with the rules, regulations and procedures creating and affecting
DTC. However, such reports will not be sent directly to each beneficial owner while the notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such

                                      103

reports will be sent directly to each noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934 (the "Exchange Act"),
as amended, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of June, 2005.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the note trust deed, are governed by the laws of New South Wales,
Australia. The note trust deed is governed by the laws of New South Wales,
Australia and the administration of the trust created under the note trust deed is governed by New York law. A copy of the master trust deed and the mortgage origination and management agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

         The issuer trustee will establish and maintain the fund bank accounts with an Approved Bank. The accounts will initially be established with Westpac
Banking Corporation, which has a short-term rating of P-1 from Moody's and A-1+
from Standard & Poor's. Each bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the fund. These accounts will not be used for any purpose other than for the fund. These accounts will be interest bearing accounts.

         The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the fund shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the fund shall be effected and when and how the same should be effected. Each investment of moneys on deposit in the fund's accounts shall be in Authorized
Investments that will mature on or before the applicable payment date.

LIQUIDITY RESERVE

CASH COLLATERAL AMOUNT

         On the issue date, the issuer trustee, at the direction of the manager, will issue liquidity notes to the liquidity noteholders having initial face value of A$ on the terms set out in a supplementary bond terms notice for liquidity notes. Any proceeds from the issue will be credited in the cash collateral account.

         The liquidity notes may be repaid from Principal Collections, but only to the extent that the aggregate Outstanding Principal Balance of all of the notes is zero or will be reduced to zero following any payments made on the relevant payment date.

                                      104

         If after making all required payments on a payment date, on any payment date the amount of the cash collateral exceeds the higher of:

          o    0.25% of the aggregate Outstanding Principal Balance of the housing loans secured by the mortgages or such other amount as the manager and designated rating agencies agree from time to time; and

          o    0.03% of the total original Outstanding Principal Balance of all of the notes or such other amount as the manager and designated rating agencies agree from time to time,

the issuer trustee must (at the direction of the manager) on that payment date apply any surplus cash collateral in or towards payments to each liquidity noteholder of amounts payable under or in respect of the liquidity notes or interest payable in respect of each liquidity note in accordance with the supplementary bond terms notice relating to the liquidity notes.

         The amounts credited in the cash collateral account must be invested in
Authorized Investments which are rated "AAA" or "A-1+" by Standard & Poor's and
"Prime-1" or "Aaa" by Moody's or such other rating as may be approved by the designated rating agencies and which mature not later than the day preceding the applicable payment date.

         Income from Authorized Investments comprised in cash collateral does not constitute Collections and must be credited into the cash collateral account.

USE OF CASH COLLATERAL

         If on any payment date the manager determines that Collections (other than Collections with respect to amounts applied from the cash collateral account) for the relevant Calculation Period are less than the aggregate amounts payable under clauses first through sixth of the Interest Collections Waterfall, the manager must direct the issuer trustee to apply cash collateral an amount equal to the lesser of the amount of such shortfall on such payment date and the balance of the cash collateral account which amount will then be applied to and become part of Collections available on the relevant Payment Date towards the payment of any deficiency in the order described in "Description of the Class A1
Notes--Interest Collections--Distribution of Interest Collections".

AMENDMENTS TO TRANSACTION DOCUMENTS

         The issuer trustee or the manager, with respect to the master trust deed,

          o    may by way of supplemental deed alter, add to or modify the master trust deed or the supplementary bond terms notice; and

         the issuer trustee or the manager,

          o    may by way of supplemental deed entered into with the parties to the note trust deed alter, add to or modify the note trust deed or any other transaction document to which the note trustee is a party; or

                                      105

          o    subject to the preceding bullet point, with the consent of the
               Class A note trustee, alter, add to or modify any other
               transaction document (in so far as that amendment affects or relates to the fund),

so long as such alteration, addition or modification was effected with consent of the noteholders or beneficiaries as described below or is:

          o    to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

          o    necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

          o    appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any
               government, including, without limitation, an alteration,
               addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the
               Australian Commissioner or Deputy Commissioner of Taxation or any
               governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the SMHL funds established under the master trust deed including the fund;

          o    in relation to the master trust deed, in the reasonable opinion of the issuer trustee or in relation to the note trust deed, in the reasonable opinion of the note trustee, neither prejudicial nor likely to be prejudicial to the interest of the noteholders or any beneficiary (in the case of the master trust deed only).

         The manager must provide a copy of all proposed amendments to any transaction document to each rating agency at least 5 Banking Days (or such period as may from time to time be agreed by the manager with each rating agency), in respect of the master trust deed or the supplementary bond terms notice, and not less than 10 Banking Days, in respect of the note trust deed, prior to the amendment taking effect.

         Except for an alteration, addition or modification as described above, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed or the supplementary bond terms notice is prejudicial or likely to be prejudicial to the interests of the noteholders or any beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior written consent of the noteholders of the fund or of the relevant beneficiary, as the case may be.

         Any modification of the note trust deed which serves to alter, add, or modify the terms and conditions of a class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the reasonable opinion of the Class A note trustee, prejudicial or likely to be prejudicial to the Class A noteholders, may be made only with the

                                      106

sanction of Class A noteholders holding at least 75% of the aggregate Invested
Amount of all Class A notes.

         The Class A note trustee may waive or authorize any breach or proposed breach of Class A notes or any of the transaction documents by the issuing trustee or determine that any condition, event or act which may constitute an event of default under the note trust deed shall not be so treated. However, this power can not be exercised by the Class A note trustee in contravention of any express direction by Class A noteholders holding at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the
A$ Equivalent.

THE ISSUER TRUSTEE

GENERAL

         The issuer trustee is appointed as trustee of the fund on the terms set out in the master trust deed and the supplementary bond terms notice. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the fund in accordance with the transaction documents. The manager is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee is not required to take any action unless it receives a direction from the manager. The issuer trustee has appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New
York, New York 10011, as its agent upon whom process may be served.
         The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business insofar as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

         Under the master trust deed, each noteholder and each beneficiary:

          o    is not entitled to:

               o    interfere with or question the exercise or non-exercise by the issuer trustee or the manager of any right or power in relation to the fund;

               o    require transfer to it of any asset of the fund or exercise any rights, powers or privileges in respect of any assets of the fund;

               o    negotiate with any mortgagor, the mortgage manager in
                    respect of any mortgage or with any person providing a hedge or an enhancement to the fund;

               o    take any proceedings of any nature, including against the
                    issuer trustee, the manager, the Class A note trustee, the security trustee or any former issuer trustee, manager,
                    Class A note trustee or security trustee or in respect of
                    the fund, except to compel compliance with the transaction documents;

                                      107

               o    the noteholder is only a creditor of the issuer trustee in its capacity as a trustee of the fund to the extent of the notes held by that noteholder and is not entitled to,
                    subject to the security trust deed, any other interest in
                    the fund;

               o    any obligations of the issuer trustee to the noteholders are contractual obligations and not fiduciary obligations.

         Under the master trust deed:

               o    the issuer trustee has no duty, and is under no obligation, to investigate any accounts, management, control or
                    activities of the manager, the mortgage manager or any other person or to inquire into or in any manner question or in
                    any manner whatsoever seek to interfere with the management, control or activities of any such person;

               o    in the absence of actual knowledge to the contrary, the
                    issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the manager or the
                    mortgage manager.

         The issuer trustee will only be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the fund.

ANNUAL COMPLIANCE STATEMENT

         The manager, on behalf of the issuer trustee, will deliver to the Class
A note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents.

DELEGATION

         In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to the fund, to any person subject to any restrictions as it thinks fit; provided that the delegate is approved by the manager and a notice of delegation was given to the rating agencies.

         Except for the issuer trustee's own fraud, negligence or willful default, the issuer trustee will not be liable for any loss incurred as a result of any fraud, neglect or breach of duty by such delegate where the appointment of the delegate was made in good faith and using reasonable care, except where the delegate has acted or omitted to act at the express direction of the issuer trustee.

ISSUER TRUSTEE FEES AND EXPENSES

         The issuer trustee is entitled to a quarterly fee.

                                      108

         The issuer trustee will be reimbursed out of the assets of the fund for all expenses incurred in connection with the performance of its obligations in respect of the fund, but not general overhead costs and expenses. These expenses will be the Expenses.

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the fund may be entitled to a tax credit in respect of this increase.

REMOVAL OF THE ISSUER TRUSTEE

         The issuer trustee is required to retire as trustee after a direction from the manager in writing if:

          o    an Insolvency Event has occurred and is continuing in relation to the issuer trustee;

          o    an issuer trustee's Default has occurred and is continuing; or

          o    effective control of the issuer trustee changes or the issuer trustee merges or consolidates with another entity without the resulting merged or consolidated entity assuming all issuer trustee's obligation under the transaction document.

         If the issuer trustee fails to retire within 30 days from the notice given to it by the manager, the manager may, by a deed poll executed by the manager, remove the issuer trustee from the office of the trustee.

         The issuer trustee will bear the reasonable costs of its removal. The issuer trustee will indemnify the manager and the fund for these costs.

         The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not have an adverse effect on the rating of the notes. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

         The issuer trustee may resign on giving to the manager and each rating agency not less than three months' (or such other period as the manager and the issuer trustee may agree) notice in writing of its intention to do so.

         Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager (acting reasonably) and whose appointment will not have an adverse effect on the rating of the notes.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

         The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholder, income beneficiary, the manager or any other person or for any loss howsoever caused in respect of the

                                      109

fund or to any noteholder, income beneficiary, the manager or any other person, except to the extent caused by its fraud, negligence or willful default.

         The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the fund and in no other capacity. A liability arising under or in connection with the transaction documents or the fund is limited to and cannot be enforced against the issuer trustee by any person to a greater extent than the issuer trustee is entitled to recover through its rights of indemnity from the fund. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the fund. Noteholders, providers of support facilities and the other parties to the transaction documents may not take action against the issuer trustee in respect of liabilities incurred by it acting as trustee of the fund in any capacity other than as trustee of the fund and may not seek to have the issuer trustee wound-up, or prove in the winding-up of the issuer trustee
(except in relation to the assets of the fund). The limitation will not apply to any obligation or liability of the issuer trustee if such liability arises from the issuer trustee's fraud, negligence or willful default. For these purposes a
"willful default" does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the transaction documents, or which is required by law or a proper instruction or direction given to it by the Class A note trustee, a noteholder or Voting Secured Creditors in circumstances where they are authorized to do so.

         The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the income beneficiary. These include, but are not limited to, the following:

          o    subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it;

          o    the issuer trustee is not liable to any person in respect of any failure to perform or do any act or thing if such act or thing is prohibited by any law or a court judgment or if it becomes impossible or impracticable to carry out any or all of the provisions of the master trust deed, except for its own fraud, negligence or willful default; and

          o    the issuer trustee is not liable for any act, omission,
               misconduct, oversight, error of judgment, forgetfulness or want of prudence of the manager, the mortgage manager, the Class A note trustee, any paying agent, any calculation agent, the security trustee or any other delegate or agent or other person appointed by the issuer trustee or the manager and upon whom the issuer trustee is entitled to rely under the master trust deed
               (other than a related company of the issuer trustee), any
               attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager.

                                      110

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

         The issuer trustee will be indemnified out of the assets of the fund against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to the fund except for fraud, negligence or willful default.

         The issuer trustee is also indemnified out of the assets of the fund against certain payments it may be liable to make under the UCCC. ME also indemnifies the issuer trustee in relation to the liability under the UCCC and the issuer trustee is required to first call on the indemnity from ME before calling on the indemnity from the assets of the fund.

THE MANAGER

POWERS

         The manager will have full and complete powers of management of the fund, including the administration and servicing of the assets which are not serviced by the mortgage manager, borrowings and other liabilities of the fund and the operation of the fund.

         The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

         The manager has the absolute discretion to recommend Authorized
Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

         The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

         The manager is entitled to a fee calculated monthly and equal to up to
0.75% per annum of the aggregate Outstanding Principal Balance of the Mortgages and up to 0.25% of the aggregate value of all other Authorized Investments held by the fund on the last day of each month. The fee is payable quarterly in arrears on the ninth day of March, June, September and December.

         The manager will be indemnified out of the assets of the fund for any liability, cost or expense properly incurred by it in its capacity as manager of the fund, other than general overhead costs and expenses. These expenses are included in Expenses.

                                      111

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the issuer trustee may be entitled to a tax credit in respect of this increase.

REMOVAL OR RETIREMENT OF THE MANAGER

         The manager shall retire as the fund manager if the issuer trustee so directs in writing if an Insolvency Event has occurred and is continuing in relation to the manager or following a Manager's Default. The manager shall bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the fund for those costs.

         If the manager fails to retire within 30 days from the notice given to it by the issuer trustee, the issuer trustee may, by the deed poll executed by the issuer trustee, remove the manager from the management of the fund.

         The manager may resign only if:

          o    it gives the issuer trustee and each rating agency, a 3 months'
               (or such lesser period as the manager and the issuer trustee may agree) notice in writing of its intention to retire; and

          o    a new manager acceptable to the issuer trustee and the rating agencies is appointed.

         On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the ratings of the Class A notes. Until a replacement manager is appointed, the issuer trustee may act as a manager and will be entitled to the manager's fee for the period it so acts.

LIMITATION OF MANAGER'S LIABILITY

         The principal limitations on the manager's liability are set out in full in the master trust deed.

         These include the following limitations:

          o    the manager will be indemnified out of the fund in respect of any liability, cost or expense properly incurred by it in its
               capacity as manager of the fund;

          o    the manager is not liable to any person in respect of any failure to perform or do any act or thing if such act or thing is
               prohibited by any law or a court judgment or if it becomes impossible or impracticable to carry out any or all of the provisions of the master trust deed, except for its own fraud, negligence or willful default; and

          o    subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence the issuer trustee, the mortgage manager, the Class A note trustee, the security trustee, any paying agent, any calculation agent or any other agent or delegate appointed by

               the issuer trustee or the manager or on whom the manager is entitled to rely under the master trust deed (other than a related company of the manager), any attorney, auditor, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager.

THE MANAGEMENT SUPPORT DEED

         The manager will not have employees and therefore, pursuant to the management support deed, ME covenants with each of MEPM and the issuer trustee to provide MEPM, at ME's cost (but subject to payment of a fee described below)
sufficient resources to enable MEPM to fully and properly perform the obligations, responsibilities and functions undertaken by MEPM under the master trust deed and any transaction document. These resources include computer systems, day-to-day funding requirements, expertise, office space, facilities and personnel. MEPM must pay out of its own funds to ME such fees as are agreed between them from time to time (not exceeding the actual amount of fees received by MEPM, as manager under the master trust deed including after satisfaction of, or provision for, all fees payable by MEPM to the mortgage manager) and at all times agreed. A default by MEPM in the payment of those fees will not entitle ME to terminate the management support deed or refuse to perform its obligations under the management support deed.

THE CLASS A NOTE TRUSTEE

         The Bank of New York will serve as the Class A note trustee. The principal corporate trust office of the Class A note trustee responsible for the administration of the fund is located at 101 Barclay Street, Floor 21 West, New
York, New York 10286 United States of America. The Class A note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the Class A note trustee must within a reasonable time prior to the employment of any agent give notice of such employment to the issuer trustee and the designated rating agencies. The
Class A note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the fund against all loss, liability, expense, costs, damages, actions, proceedings claims and demands incurred by, or made against, the Class A note trustee in connection with its execution of the Class A note trust under the note trust deed or of their powers or in respect of any matter in any way relating to the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or willful default by the Class A note trustee.

         The Class A note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of
America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of
U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The Class A note trustee may also, if permitted by the Securities and
Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in

                                      113

the United States. Neither the manager, the issuer trustee nor any of their related entities may be approved as note trustee.

         The Class A note trustee may resign after giving not less than 3 months' written notice to the issuer trustee, the manager, the security trustee and each designated rating agency. The issuer trustee may also remove the Class
A note trustee in the following circumstances:

          o    if the Class A note trustee becomes insolvent;

          o    if the Class A note trustee ceases its business; and

          o    if the Class A note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the Class A note trustee does not remedy this failure within 14 days after the earlier of the following:

               o    the Class A note trustee becoming aware of this failure; and

               o    receipt by the Class A note trustee of written notice with respect to this failure from either the issuer trustee or
                    the manager; or

               o    if the Class A note trustee fails to satisfy any obligation imposed under the Trust Indenture Act of 1939 with respect to the fund or the note trust deed.

         The holders of 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent may require the issuer trustee to remove the Class A note trustee.

         Any resignation or removal of the Class A note trustee and appointment of a successor Class A note trustee will not become effective until acceptance of the appointment by a successor Class A note trustee and confirmation from
Moody's (such confirmation not to be unreasonably withheld or delayed) that such appointment will not cause a downgrade, qualification or withdrawal of the then current ratings of the Class A notes. The manager is responsible for obtaining such confirmation from Moody's.

         The principal limitations on the Class A note trustee's liability are set out in full in the note trust deed but include that the Class A note trustee will have no liability under or in connection with the transaction documents other than to the extent to which the liability is able to be satisfied out of the property from which the Class A note trustee is actually indemnified for the liability. This limitation will not apply to a liability of the Class A note trustee to the extent that it is not satisfied because, under the transaction documents or by operation of law, there is a reduction in the extent of the
Class A note trustee's indemnification as a result of its own fraud, negligence or willful default.

                                      114

THE SECURITY TRUST DEED

GENERAL

         Perpetual Trustee Company Limited having an office at Level 7, 9
Castlereagh Street, Sydney, NSW 2000 is the security trustee. Perpetual Trustee
Company Limited's principal activities are the provision of services as trustee, executor, administrator, attorney and agent and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the
Australian Securities and Investments Commission, over all of the fund assets in favor of the security trustee subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. The floating charge will secure the issuer trustee's obligations to the noteholders, the manager, the security trustee, counterparties under the interest rate and currency swaps, the Class A note trustee, the Class A note registrar, the calculation agent, the underwriters, each paying agent, each payment funding facility provider, each redraw funding facility provider, each top-up funding facility provider, the liquidity noteholder and each provider of credit enhancement. These secured parties are collectively known as the SECURED
CREDITORS.

NATURE OF THE CHARGE

         A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company. In this program the charge is not fixed with respect to any assets or class of assets.

         A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the fund subject to the floating charge, except in the ordinary course of its business, and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the fund assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the fund assets will crystalize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed. On crystalization of the floating charge, the issuer trustee may not deal with the assets of the fund without the consent of the security trustee.

THE SECURITY TRUSTEE

         The security trustee is appointed to act as trustee on behalf of the
Secured Creditors and holds the benefit of the charge over the trust assets in trust for each Secured Creditor on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Secured Creditors or class of Secured Creditors, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the Class A note trustee acting on their behalf. In addition, the security trustee must give priority to

                                      115

the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders or other Secured Creditors.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

         The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

         o   The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents or their other activities.

         o   The security trustee has no duties or responsibilities except those expressly set out in the security trust deed.

         o   Any action taken by the security trustee under the security trust deed binds all the Secured Creditors.

         o   The security trustee in its capacity as a Secured Creditor can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, Secured Creditors or acting as trustee for the holders of securities or interests of the issuing trustee as if it were not security trustee and may receive consideration for services in connection with any
             transaction document or otherwise without having to account to the
             Secured Creditors.

EVENTS OF DEFAULT

         Each of the following is an event of default under the security trust deed:

         o   the issuer trustee fails to pay Secured Moneys within 10 Banking
             Days of the due date;

         o   the issuer trustee fails to perform any material obligation (other than the payment of money) and such default has not been remedied within 10 Banking Days of the issuer trustee receiving notice from the security trustee specifying the breach and requiring the same to be rectified;

         o   any representation or warranty by the issuer trustee is proved to be untrue in any material respect;

         o   the issuer trustee or the manager breaches any material undertaking or fails to comply with any material condition;

         o   an Insolvency Event occurs in relation to the issuer trustee other than for a reconstruction approved by the manager and the security trustee and provided that each rating agency has confirmed in writing that such reconstruction will not have an adverse effect on the rating of the notes;

                                      116

         o   any encumbrance over any mortgaged property becomes enforceable or any floating security becomes fixed;

         o   an investigation into the affairs of the issuer trustee in relation to the fund is directed or commenced under any statute;

         o   any secured document is claimed to be void, voidable or
             unenforceable;

         o   the issuer trustee repudiates any secured document to which it is a party;

         o   any of the assets of the fund becomes vested or distributed otherwise than in accordance with the relevant supplementary bond terms notices without the prior consent of the security trustee;

         o   any material breach of trust in relation to the fund occurs or the issuer trustee loses to a material extent its right of indemnity against the assets of the fund;

         o   the assets of the fund are materially diminished as a result of the act or omission of the issuer trustee;

         o   without the prior consent of the security trustee, the fund is wound up or the issuer trustee is required to wind-up the fund; and

         o   the security created by the charge loses its priority.

         Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Secured Creditors and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Secured Creditors, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Secured Creditors at which it shall seek directions from the Voting Secured Creditors by way of Extraordinary Resolution of Voting
Secured Creditors regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING SECURED CREDITORS

         The security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed.

         Neither the security trustee nor the manager may call a meeting of
Voting Secured Creditors while the Noteholder Secured Creditors are the only
Voting Secured Creditors unless the Noteholder Secured Creditors otherwise consent.

                                      117

         The security trustee must promptly convene a meeting of the Voting
Secured Creditors after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

         Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Secured Creditor or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the Class A note trustee shall represent each
Class A noteholder who has directed the Class A note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every A$100 or its equivalent, but not part thereof, of the
Secured Moneys calculated and expressed in the A$ Equivalent that he holds or in which he is a representative.

         A resolution of all the Voting Secured Creditors, including an
Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notice in writing which have been signed by all of the Voting Secured Creditors and such instrument shall be effective upon presentation to the security trustee for entry into the records.

ENFORCEMENT OF THE CHARGE

         A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Secured
Creditors present in person or by proxy or a written resolution signed by all of the Voting Secured Creditors is required to direct the security trustee to do any or all of the following:

         o   declare the charge to be immediately enforceable;

         o   declare all Secured Moneys immediately due and payable;

         o   give notice to convert the floating charge to a fixed charge over any or all of the fund assets; or

         o   appoint a receiver over the fund assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

         If the Noteholder Secured Creditors are 75% or more of the total
Secured Moneys calculated and expressed in the A$ Equivalent, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting
Secured Creditors, including enforcing the charge. Any consent or direction of the Noteholder Secured Creditors requires the approval of noteholders representing greater than 50% of the Invested Amount of the notes calculated and expressed in the A$ Equivalent. No Secured Creditor is entitled to enforce the charge under the security trust deed,

                                      118

or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

THE CLASS A NOTE TRUSTEE AS VOTING SECURED CREDITOR

         The Class A note trustee may, without the consent of the Class A noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed shall not, or shall not subject to specified conditions, be treated as such. The Class A note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent. Any such modification, waiver, authorization or determination shall be binding on the
Class A noteholders and, if the Class A note trustee so requires, any such modification shall be notified by the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.

         If an event of default under the security trust deed occurs and is continuing, the Class A note trustee shall deliver to each Class A noteholder notice of such event of default within 90 days of the date that the Class A note trustee becomes aware of such event of default, provided that, except in the case of a default in payment of interest and principal on the Class A notes, the
Class A note trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors determines in good faith that withholding the notice is in the interests of the
Class A noteholders.

         The rights, remedies and discretion of the Class A noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the Class A note trustee on behalf of the Class A noteholders, and the security trustee may rely on any instructions or directions given to it by the Class A note trustee as being given on behalf of the Class A noteholders without inquiry about compliance with the note trust deed.

         The Class A note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the holders of at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent and then only if the Class A note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

         If any of the Class A notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class
A notes, the Class A note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to enforce the charge created by the security trust deed or to, dispose of the mortgaged property unless either:

                                      119

         o   a sufficient amount would be realized to discharge in full all amounts owing to the Class A noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A notes;

         o   the Class A note trustee is of the opinion, reached after
             considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Class A note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or
             prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

         o   the Class A note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

         The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the Voting Secured Creditors in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

         If the security trustee convenes a meeting of the Voting Secured
Creditors, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Secured Creditors that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors (other than the Class
A note trustee) to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

PRIORITIES UNDER THE SECURITY TRUST DEED

         Upon an event of default, the proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Secured Creditors. Subject to the foregoing, the proceeds from enforcement of the security trust deed will be distributed as follows:

                                      120

         o   first, in payment of all amounts which, to the extent required by law, have priority over payments specified in the balance of these bullet points;

         o   second, to pay pari passu:

             o   any fees and any other expenses due to the issuer trustee, the security trustee or the Class A note trustee;

             o   any fees and any other expenses due to the principal paying agent, calculation agent and note registrar;

             o   the receiver's remuneration;

         o   third, to pay all costs, charges and disbursements properly incurred in the exercise of any power by the security trustee, the
             Class A note trustee, a receiver or an attorney;

         o   fourth, to pay such other expenses in relation to the fund or the mortgaged property as the receiver or the security trustee thinks fit to pay;

         o   fifth, to pay holders of other prior ranking encumbrances of which it is aware in the order of their priority;

         o   sixth, to pay (pari passu and rateably):

             o   all Secured Moneys owing to enhancement providers;

             o   all Secured Moneys owing to the Class A noteholders;

             o   all Secured Moneys owing to each currency swap provider and fixed-floating rate swap provider;

             o   Secured Moneys owing to the redraw funding facility provider;

             o   Secured Moneys owing to the top-up funding facility provider;

         o   seventh, to pay all Secured Moneys owing to the Class B
             noteholders;

         o   eighth, pari passu and rateably, in payment of or towards
             satisfaction of all amounts not covered above owing to any other
             Secured Creditors;

         o   ninth, to pay the holders of subsequent encumbrances over the mortgaged property of which the security trustee is aware, in order of their priority; and

         o   tenth, the surplus, if any, shall be paid to the issuer trustee to be distributed in accordance with the terms of the master trust deed but shall not carry interest as against the security trustee.

                                      121

         The surplus will not carry interest. If the amount of moneys available for distribution is less than the total amount of secured moneys outstanding, the security trustee may invest such moneys in authorized investments.

         Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

         The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. Upon the charge becoming enforceable, the security trustee shall be entitled to a fee based on time costs of employees of the security trustee relating to the enforcement of the charge based on the security trustee's usual rates for such employees. Such fee may be retained from the proceeds of the mortgaged property and payable in arrears on the same dates as the issuer trustee's fee under the master trust deed.

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the fund may be entitled to a tax credit in respect of this increase.

INDEMNIFICATION

         The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, except to the extent that they result from the fraud, negligence or willful default on the part of the security trustee.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

         The security trustee may retire on not less than 3 months' notice in writing to the issuer trustee, the Class A note trustee and the rating agencies if a successor security trustee is appointed. Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Secured Creditors may remove the security trustee at any time and the manager may remove the security trustee:

         o   upon the commencement of the winding-up or the appointment of a receiver, administrator or analogous person to the security trustee in its personal capacity;

         o   if the security trustee ceases business;

         o   if the security trustee enters into a compromise or arrangement with its creditors;

         o   if the security trustee fails to remedy any material breach within
             14 days after written notice by the manager;

                                      122

         o   if, without the prior written consent of the manager, there occurs a change in the effective control of the security trustee, a change in the effective management of the security trustee such that the security trustee is no longer able to fulfill its duties and obligations, or the establishment of a fund under which a third party becomes a beneficial owner of any of the security trustee's rights under the security trust deed.

         Upon notice of resignation or removal, the manager has the right to appoint a successor security trustee who has been previously approved by an
Extraordinary Resolution of the Voting Secured Creditors. The appointment shall be notified by the manager to the Secured Creditors as soon as practical.

         If the security trustee retires by notice and no new security trustee has been appointed by the expiry of the notice, the retirement of the security trustee shall become effective upon expiry of the notice and the manager shall act as interim security trustee until a new security trustee is appointed.

         No appointment shall become effective until the manager has received confirmation by the designated rating agencies that such appointment will not cause a down grading, qualification or withdrawal of the then current ratings of the notes.

AMENDMENT

         The issuer trustee, the Class A note trustee and the security trustee may, following the giving of at least 5 Banking Days' notice to each rating agency, and with the written approval of the manager, and the Noteholder Secured
Creditors, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation, is neither prejudicial or likely to be prejudicial to the interests of Secured Creditors as a whole, or does not affect the rating of the notes by each rating agency. If the amendment is prejudicial or likely to be prejudicial to the interests of the
Secured Creditors or a class of Secured Creditors, an Extraordinary Resolution of the Voting Secured Creditors or relevant class of Secured Creditors, as applicable, is required.

THE MORTGAGE ORIGINATION AND MANAGEMENT AGREEMENT

GENERAL MANAGEMENT OF MORTGAGES

         The issuer trustee and the manager appoint the mortgage manager to exercise various powers and discretions and perform various obligations in relation to the housing loans and the mortgages.

         The mortgage manager is required to manage each mortgage with the same degree of skill and care as would be used by a responsible and prudent mortgagee and in accordance with:

         o   the mortgage origination and management agreement;

         o   the requirements of any mortgage insurance policy covering the
             Mortgage; and

                                      123

         o   the Agreed Procedures.

         The mortgage manager may delegate its duties and obligations under the mortgage origination and management agreement to any agent, attorney or delegate. The mortgage manager remains liable to the issuing trustee for any acts or omissions of any person appointed as its attorney, agent or delegate, except for the acts or omissions of the approved solicitor or the approved valuer, provided these persons are appointed in accordance with the Agreed
Procedures.

         The mortgage manager must comply with all reasonable directions of the issuer trustee and the manager as to the performance of the mortgage manager's obligations. In the absence of such directions, it must use its own judgment, skill and discretion in performance of its obligations.

ENFORCEMENT OF MORTGAGES

Collection and Enforcement Procedures

         The mortgage manager must monitor any failure by the mortgagor to pay any loan installment due or any event of default occurring under any mortgage document.

         Actions taken by the mortgage manager in relation to delinquent housing loans will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

         o   arrears history;

         o   equity in the property; and

         o   arrangements made with the mortgagor to meet overdue payments.

         If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by the mortgage manager. This includes, if the mortgage manager obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery actions are overseen by the mortgage manager's collections staff in conjunction with appointed legal advisors. A number of sources of recovery are pursued including the following:

         o   voluntary sale by the mortgagor;

         o   payment arrangements negotiated with mortgagor/s and/or any guarantors;

         o   mortgagee sale; and

         o   claims on mortgage insurance.

                                      124

         It should be noted that the mortgage manager reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

Collection and Enforcement Process

         Mortgagors are initially telephoned or notified by mail when their loan falls into arrears. Reminder letters are sent to mortgagors at regular intervals within the first 30 days after falling into arrears. If the mortgagor has not made any arrangements to correct the arrears position after 30 days, the mortgage manager is able to serve a notice of default. Collections officers oversee and consent to the appropriate action to be taken by the mortgage manager.

         When a housing loan reaches 30 days delinquent, if required, a statutory default notice is issued and appropriately served on the mortgagor advising the mortgagor that if the matter is not rectified within a period of 31 days, the mortgage manager is entitled to commence enforcement proceedings without further notice. Once the statutory default notice has expired, the mortgage manager may take possession of property in accordance with applicable laws. An appraisal and valuations are obtained and a reserve price/listing price is set for sale by way of auction or private treaty. These time frames assume that the mortgagor has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of the mortgage manager and the mortgage insurers.

         It should also be noted that the mortgage manager's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgage manager such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgage manager to exercise its power of sale and final completion of the sale.

         The collection and enforcement procedures may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

REDRAW FUNDING FACILITY

         Under the redraw funding facility and in order for the issuer trustee to fund redraws which are not covered by application of Collections which represent prepayments of principal, Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund No. 3 provides, loans to the fund which are evidenced by the issuance of redraw funding facility notes. The payments made by the fund pursuant to the supplementary bond terms notice with respect to repayment of the redraw funding facility notes (together with interest thereon)
will be used by Origination Fund No. 3 to repay Origination Fund No. 3's liabilities. The terms and conditions contained in the redraw funding facility, the supplementary bond terms notice and the security trust deed govern the issuance and repayment of these notes.

         The redraw funding facility may only be used to fund redraws which are not covered by application of Collections which represent prepayments of principal. The proceeds of any funding portion under the redraw funding facility must not be used to provide funds under a loan

                                      125

redraw to the extent that would cause the principal outstanding under the housing loan to exceed the scheduled principal amount outstanding under the housing loan on the day that the redraw is made available. The outstanding moneys under the redraw funding facility must be repaid in full by the termination date of such redraw facility or as set out in the transaction documents.

         Interest is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the
Class A1 Notes--Distribution of Interest Collections". Principal is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the Class A1 Notes--Distribution of
Principal Collections".

TOP-UP FUNDING FACILITY

         Under the top-up funding facility, and in order for the issuer trustee to fund top-up loans which are not covered by application of Collections which represent repayments or prepayments of principal, Perpetual Trustees Australia
Limited, in its capacity as trustee of Origination Fund No. 3, provides loans to the fund which are evidenced by the issuance of top-up funding facility notes.
The terms and conditions contained in the top-up funding facility, the supplementary bond terms notice and the security trust deed govern the issuance and repayment of these notes.

         The top-up funding facility may only be used to provide funds requested for an approved top-up loan if there are insufficient Collections which represent repayments or prepayments of principal to do so.

         Interest is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the
Class A1 Notes--Distribution of Interest Collections". Principal is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the Class A1 Notes--Distribution of
Principal Collections".

         The top-up funding facility may be suspended at any time by Origination
Fund No. 3. However, this will not affect any obligations of Origination Fund
No. 3 to fund top-up loans approved by the manager prior to giving such notice.

MORTGAGE MANAGER DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following table summarizes the delinquency and foreclosure experience of the portfolio of residential mortgage loans originated and managed by the mortgage manager. The statistics exclude loans in Origination Funds No.
1, No. 2 and No. 3 for as long as they were in such funds and, for the month ending March 31, 1999, SMHL Private Placement Fund No. 1, SMHL Private Placement
Fund No. 2 and SMHL Private Placement Fund No. 3.

                                      126

                                    SMHL RESIDENTIAL MORTGAGE LOAN PORTFOLIO

                                                                                                                         AS OF
                           MAR 31,    MAR 31,   MAR 31,     MAR 31,     MAR 31,     MAR 31,     MAR 31,     MAR 31,     JULY 31,
                            1997       1998      1999        2000        2001        2002        2003        2004        2004
                           -------    -------   -------     -------     -------     -------     -------     -------     --------

Outstanding Balance
(A$000's) .............    555,000   888,000    886,800   1,739,500   3,195,500   4,305,100   6,081,072   8,416,874   9,030,848

Number of loans
outstanding............      5,840     9,161      9,654      17,940      31,920      41,430      54,410      72,147      76,432

% of Delinquent Loans:

30 to 59 days..........     1.0377%   0.1506%    0.4017%     0.2599%     0.3797%     0.1932%     0.1824%     0.1963%     0.1680%

60 to 89 days..........     0.1167%   0.1568%    0.0411%     0.0981%     0.1019%     0.0416%     0.0497%     0.0307%     0.0489%

90 days or more........     0.1628%   0.0877%    0.2345%     0.1066%     0.1555%     0.0677%     0.0440%     0.0312%     0.0465%

Total Delinquencies....     1.3172%   0.3950%    0.6773%     0.4645%     0.6371%     0.3025%     0.2761%     0.2582%     0.2634%

Foreclosures...........     0.0332%   0.0427%    0.0685%     0.0218%     0.0329%     0.0047%     0.0071%     0.0024%     0.0000%

Losses before
Mortgage Insurance*....     0.0028%   0.0108%    0.0151%     0.0002%     0.0013%     0.0003%     0.0001%     0.0000%     0.0000%
                            ------    ------     ------      ------      ------      ------      ------      -------     -------
Losses after Mortgage
Insurance*.............       0.00%     0.00%      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
                              ====      ====       ====        ====        ====        ====        ====       =====       =====

--------------
   *  Losses before Mortgage Insurance and Losses after Mortgage Insurance for each period are expressed as a percentage of the average outstanding balance for the period.

         There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the mortgage manager's residential mortgage portfolio set forth in the foregoing table. The statistics shown in the preceding table represent the delinquency and foreclosure experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool.
Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the mortgage manager. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and foreclosures with respect to the housing loan pool. You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and foreclosures would increase.

                                      127

CUSTODY OF DOCUMENTS

         The mortgage manager must promptly deliver or cause to be delivered to the issuer trustee all mortgage documents which come in its possession, except where the issuer trustee consents to the mortgage manager holding the documents.

REPRESENTATIONS BY THE MORTGAGE MANAGER

         The mortgage manager makes various representations and warranties in relation to each mortgage, including the representations and warranties made pursuant to the mortgage origination and management agreement, as amended, and the bond issue confirmation certificate, as set forth under the heading
"Description of the Assets of the Fund--Representations and Warranties Regarding
the Housing Loans".

         Upon creation of each fund, the mortgage manager must certify to the issuer trustee and the manager of various matters, including confirmation of receipt of solicitor's certificate and that, to the best of its knowledge, all representations and warranties above are true in relation to the mortgages.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If the manager determines that any representation or warranty by the mortgage manager in the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, the mortgage manager will be obligated at the request of the manager to either (at the election of the manager) repurchase the mortgage, repurchase and substitute or substitute the mortgage, as set forth under the heading "Description of the Assets of the
Fund--Breach of Representations and Warranties".

COLLECTIONS

         The mortgage manager must ensure that all money paid or payable in connection with any mortgage or received, receivable or realized in connection with the enforcement of any defaulting mortgage are deposited in an account in the name of the issuer trustee designated by the manager from time to time.

MAINTENANCE OF RECORDS

         The mortgage manager must keep all accounting and other records which correctly records and explains:

         o   the origination and settlement of each mortgage;

         o   the entering into all mortgage documents;

         o   all payments made or received in connection with each mortgage;

                                      128

         o   all actions taken in exercise of any power granted to it under the agreement; and

         o   the financial position at any time in relation to each mortgage.

         All records described above are property of the issuer trustee. The mortgage manager must give adequate access to the records to the issuer trustee and the manager, including producing any books for inspection, taking copies and provision of computer access.

REPORTS

         The mortgage manager must provide to the manager periodic reports as required by the Agreed Procedures. It must also notify the manager promptly upon becoming aware of any event or circumstance which it reasonably considers likely to have material adverse effect on its ability to comply with its obligations under the mortgage origination and management agreement.

MORTGAGE MANAGER'S FEES AND EXPENSES

         The mortgage manager will receive a fee for servicing the housing loans as agreed between the manager and the mortgage manager from time to time.

         The mortgage manager must pay from such fee all costs and expenses incurred in connection with performing of its obligations under the mortgage origination and management agreement, except for costs, expenses or disbursements incurred in performance of the mortgage managers' obligations relating to the enforcement of a housing loan or a mortgage or provisions of the mortgage insurance.

INDEMNITY

         The mortgage manager fully indemnifies the issuer trustee and the manager against all losses, liabilities, costs and expenses incurred by either of them as a result of:

         o   any negligence fraud or breach of duty by the mortgage manager;

         o   any breach by the mortgage manager of the mortgage origination and management agreement; and

         o   any breach by the mortgage manager of any representations and warranty contained in the mortgage origination and management agreement.

ASSIGNMENT BY THE MORTGAGE MANAGER

         The mortgage manager may assign or transfer its rights under the mortgage origination and management agreement to its related body corporate with prior written consent of the issuer trustee and the manager and, if so required by the manager, after notifying all mortgagors in writing of the assignment or transfer.

                                      129

TERMINATION OF MORTGAGE ORIGINATION AND MANAGEMENT AGREEMENT

         The manager, on the issuer trustee's behalf, may terminate the mortgage origination and management agreement immediately by notice in writing if:

         o   the mortgage manager breaches any of its obligations under the mortgage origination and management agreement and does not remedy the breach within 10 Banking Days of the notice from the issuer trustee or the manager of such breach;

         o   any representation or warranty given by the mortgage manager proves to be untrue in any material respect;

         o   an event of insolvency occurs in respect of the mortgage manager;
             or

         o   it becomes unlawful for the mortgage manager to perform its duties under the mortgage origination and management agreement.

         The mortgage manager may terminate the mortgage origination and management agreement by giving at least 3 months' notice to the issuer trustee and the manager.

PAYMENT FUNDING FACILITY

         Under the payment funding facility, Perpetual Trustees Australia
Limited as trustee for the Origination Fund No. 3 agrees to provide to the issuer trustee a funding facility to fund any shortfall between the amount payable by the issuer trustee to any future fixed-floating rate swap provider or provider of any other enhancement in respect of termination of that hedge or enhancement and the amount received in respect of these costs from the relevant mortgage.

         In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed under the caption "Description of the
Class A1 Notes--Threshold Rate," the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility, through the issuance of payment funding facility notes, to cover threshold rate shortfalls under the terms of the supplementary bond terms notice.

         Perpetual Trustees Australia Limited has no obligation to provide any funding requested by the manager. As of the closing date, the payment funding facility will not provide additional liquidity enhancement to the fund because there will be no outstanding payment funding facility notes.

USE OF FUNDING PORTIONS

         The issuer trustee must invest the funding portion in the Authorized
Investments which are rated "AAA" or "A-1+" by Standard & Poor's and "Prime-1"
or "Aaa" by Moody's, or such other rating as any rating agency may approve from time to time, and which mature not later than the Banking Day preceding the applicable payment date.

                                      130

INTEREST

         Interest payable under the payment funding facility is equal to the net income derived from the investment of the net proceeds, for that payment period, of all outstanding funding portions less any payments made to a fixed-floating rate swap or enhancement provider as contemplated in the payment funding facility. Interest is payable in the order of priorities as provided in the supplementary bond terms notice as described in "Description of the Class A1
Notes--Interest Collections--Distribution of Interest Collections".

REPAYMENT OF NOTES ISSUED UNDER THE PAYMENT FUNDING FACILITY

         If, on any Banking Day, the manager determines that the amount of payment funding notes outstanding in respect of the payment funding facility is greater than the amount agreed from time to time between the manager and each rating agency, then the issuer trustee must apply so much of the principal outstanding under the payment funding facility so the principal outstanding immediately after the repayment will not cause the downgrade or withdrawal of the ratings of the Class A or Class B notes.

TERMINATION

         The payment funding facility can only be terminated after either:

         o   the total Outstanding Principal Balance of all notes is zero or will be zero following any payments made on the relevant payment date; or

         o   each rating agency advises the manager in writing that the payment funding facility is no longer necessary to maintain the ratings of the notes.

INDEMNITY

         The issuer trustee indemnifies the noteholder under the payment funding facility and MEPM as manager for the Origination Fund No. 3 against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the noteholder under the payment funding facility and MEPM as manager for the Origination Fund No. 3, as the case may be, or an attorney pays, suffers, incurs or is liable for (including any amount incurred by reason of the liquidation or redeployment of funds) in respect of the funding portion not being made available for any reason other than any default of the noteholder under the payment funding facility or MEPM as the manager of the Origination
Fund No. 3, or any repayment or prepayment of the funding portion made on any day other than the relevant payment date.

         The obligations of the issuer trustee in respect of the indemnity are limited to the funding portions invested in the Authorized Investments as described above.

ASSIGNMENT AND CHANGES IN LENDING OFFICE

         Neither Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility nor MEPM as the manager of the Origination Fund No. 3 may assign any of its rights or transfer by novation any of its rights and

                                      131

obligations under the payment funding facility or any payment funding note thereunder without the prior written consent of the other parties and a prior written notice of such assignment been given to each rating agency. Further, neither the issuer trustee nor the manager may assign any of its rights or obligations under the payment funding facility or any payment funding note thereunder, the security trust deed or the supplementary bond terms notice without the prior written consent of MEPM as the manager of the Origination Fund
No. 3, Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility, and each rating agency. Perpetual Trustees Australia Limited or any person entitled to be registered as a note holder in accordance with the payment funding facility may change its lending office at any time and must promptly notify the issuer trustee and the manager of any such change. If MEPM as the manager of the
Origination Fund No. 3 or Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility assigns or transfers any of its rights or obligations under the payment funding facility or any payment funding note thereunder, the security trust deed or the supplementary bond terms notice or changes its lending office, then the issuer trustee is not required to pay any net increases in the aggregate amount of costs, taxes, fees or charges which:

         o   are a direct consequence of the transfer or assignment or a change of lending office; and

         o   Perpetual Trustees Australia Limited or any person entitled to be registered as a note holder in accordance with the payment funding facility or MEPM as the manager of the Origination Fund No. 3 as the case may be, or its transferee or assignee was aware of or ought reasonably to have been aware of, at the time of the transfer or assignment.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

         The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments and redraws, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by ME. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

                                      132

PREPAYMENTS

         Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the fund, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

         o   refinancing by mortgagors with other financiers;

         o   product enhancements which require the loan to be removed from the trust;

         o   receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

         o   receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

         o   repurchase by ME as a result of a breach by the mortgage manager of certain representations, less the principal balance of any related substituted loan, if any;

         o   repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

         o   receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes.

         The prepayment amounts described above are reduced by:

         o   Principal Collections used to make payments under the interest collections waterfall;

         o   Principal Collections used to fund redraws and top-up loans;

         o   repayment of redraw funding facility advances and top-up funding facility advances; and

         o   the Principal Collections retained in the cash collateral account pursuant to the principal collections waterfall.

         Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

         o   the degree to which a note is purchased at a discount or premium;
             and

         o   the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

                                      133

         A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes. It is important to highlight, however, that borrowers who prepay fixed rate housing loans will be subject to prepayment penalties.

WEIGHTED AVERAGE LIVES

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

         Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

         The model used in this prospectus is the prepayment assumption (the
"Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 11.2% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1.527% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and each month thereafter during the life of such mortgage loans, 100% Prepayment
Assumption assumes a constant prepayment rate of 28% per annum each month.

         As used in the following tables, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the related Prepayment Assumption i.e., no prepayments; correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Prepayment Assumption (i.e., a CPR of 14% in the
first month, increasing by approximately 1.909% until the twelfth month and a
CPR of 35% beginning in month twelve and each month thereafter), and so forth.

         The manager does not believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

         The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set

                                      134

forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

         For the purpose of the following tables, it is assumed that:

         o   the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:

                           INITIAL         GROSS                         REMAINING        ORIGINAL        REMAINING
                          PRINCIPAL       INTEREST     ORIGINAL TERM      TERM TO      INTEREST ONLY    INTEREST ONLY
                           AMOUNT           RATE        TO MATURITY       MATURITY          TERM            TERM
POOL NUMBER                 (A$)             %           IN MONTHS       IN MONTHS       IN MONTHS        IN MONTHS
-----------          -----------------    --------     -------------      -------      -------------    -------------

     1                  $5,005,443.24      6.451%            298             293              12               7
     2                 $27,931,182.05      6.673%            298             289              36              27
     3                $226,151,140.46      6.527%            297             289              60              52
     4                $169,848,877.75      6.560%            300             299               0               0
     5                $467,244,905.28      6.549%            254             242               0               0
     6                $373,592,698.70      6.511%            293             285               0               0
     7                $322,611,998.07      6.585%            300             295               0               0
     8                $353,733,841.13      6.576%            300             297               0               0
                    -----------------      -----             ---             ---
   TOTAL            $1,946,120,086.68      6.553%            287             280

         o   the cut-off date is the close of business on August 18, 2004;

         o   closing date for the notes is on or about September 16, 2004;

         o   payments on the notes are made on the payment date, regardless of the day on which payment actually occurs, commencing in December
             2004 and are made in accordance with the priorities described in this prospectus;

         o   the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

         o   payments are scheduled monthly and the scheduled monthly payments of principal and interest on the housing loans will be timely delivered evenly throughout the month with 30 days' interest on the payment and each calculation period equals 90 days assuming a 360 day year;

         o   there are no redraws, top-up loans, substitutions or payment holidays with respect to the housing loans;

         o   all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

                                      135

         o   principal and interest collections for the first payment date are principal and interest collections received in full for the months of August, September, October and November;

         o   principal collections are distributed according to the rules of distribution set forth in this prospectus;

         o   all payments under the swaps are made as scheduled;

         o   the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and

         o   the exchange rate is US$0.7150=A$1.00.

         It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

         In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

         o   multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

         o   summing the results, and

         o   dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

                                      136

                      PERCENT OF INITIAL PRINCIPAL BALANCE

                                                                   CLASS A1 NOTES
                                      -------------------------------------------------------------------------
SCENARIO                              0%           50%           75%           100%          125%          150%
--------                              --           ---           ---           ----          ----          ----

Payment Date
------------
     Initial Percent                  100           100           100           100           100           100

09-Sep-05                              98            84            77            70            63            57

09-Sep-06                              96            71            59            49            40            31

09-Sep-07                              94            59            46            34            25            17

09-Sep-08                              92            50            35            23            15             9

09-Sep-09                              90            41            26            16             9             4

09-Sep-10                              87            34            20            11             5             2

09-Sep-11                              84            28            15             7             2             *

09-Sep-12                              81            23            11             4             1             0

09-Sep-13                              78            19             8             2             0             0

09-Sep-14                              74            15             5             1             0             0

09-Sep-15                              70            12             4             *             0             0

09-Sep-16                              66             9             2             0             0             0

09-Sep-17                              62             7             1             0             0             0

09-Sep-18                              57             5             *             0             0             0

09-Sep-19                              52             4             0             0             0             0

09-Sep-20                              47             3             0             0             0             0

09-Sep-21                              42             2             0             0             0             0

09-Sep-22                              36             1             0             0             0             0

09-Sep-23                              29             0             0             0             0             0

09-Sep-24                              22             0             0             0             0             0

09-Sep-25                              17             0             0             0             0             0

09-Sep-26                              12             0             0             0             0             0

09-Sep-27                               6             0             0             0             0             0

09-Sep-28                               *             0             0             0             0             0

09-Sep-29                               0             0             0             0             0             0

Weighted Average Life:
----------------------
     To Call (Years)                  5.64          3.77          3.10          2.55          2.05          1.67

     To Maturity (Years)             14.55          5.25          3.67          2.75          2.16          1.76

   * Indicates a value of less than 0.5% but greater than zero.

                                      137

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Class A1 notes, after being exchanged pursuant to the US$ currency swap, will amount to A$ before commissions and discounts to the underwriters and will be used by the issuer trustee to acquire title to the housing loans and related mortgages from SMHL
Warehousing Trust 2004-1.

                       LEGAL ASPECTS OF THE HOUSING LOANS

         The following discussion is a summary of the material legal aspects of
Australian residential housing loans and mortgages in the relevant States and
Territories of Australia. It is not an exhaustive analysis of the relevant law.
Some of the legal aspects are governed by the law of the applicable State or
Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that State.

GENERAL

         There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the mortgagee.

NATURE OF HOUSING LOANS AS SECURITY

         There are a number of different forms of title to land in Australia.
The most common form of title in Australia is "Torrens title." Another form of title is "Crown-leasehold". The housing loans in the proposed housing loan pool are all secured by land that is subject to either Torrens title or Crown-leases which are not subject to the Torrens title system.

TORRENS TITLE

         Torrens title land is freehold or leasehold title, interests in which are created by registration in the central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States and Territories a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title.

                                      138

         Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the relative position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other registered dealings to which it is subject. The certificate of title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

         Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "stratum title" or "urban leasehold".

STRATA TITLE

         "Strata title" was developed to enable the creation of and dealings with apartment units similar to condominiums in the United States. The rights and obligations of the apartment owners are governed by strata title legislation in the State or Territory in which the property is situated. Some parts of the legislation (for example the rules governing the conduct of the building) can be varied for a particular strata scheme when the scheme is first created and registered, or by agreement of the requisite majority of the apartment owners following registration. Each proprietor has title to, and may freely dispose of, their apartment unit. The building itself and the land, and public parts of the building such as stairwells, entrance lobbies and similar, are known as "common property" and are held on a separate title and owned by the "body corporate" or
"owners' corporation". All proprietors are members of the body corporate, which manages and administers the strata scheme and levies members for costs of maintenance, insurance and the like. The body corporate can enforce the levy as a debt and has statutory rights enforceable against any assignee of an apartment owner. "Stratum title" is created by subdividing the land, and the rights and obligations of the apartment owners are created by contract and some parts of them may be registered. Generally such schemes are created to be similar to strata title, with a service company performing the duties of the "body corporate" and all apartment owners being members of the service company. The scheme will usually involve a registered charge to the service company over the apartment to secure payment of the regular levies. Levy payment obligations will usually take priority over the mortgage securing the housing loan.

         Only Torrens title land can be subject to strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

         All land in the Australian Capital Territory is owned by the
Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Dealings with these leases are registered under the
Torrens title system. Mortgaged property in that jurisdiction comprises a lease from the Commonwealth and developments on the land are subject to the terms of that lease. Any such lease:

                                      139

         o   cannot have a term exceeding 99 years, although the term can be extended under a straightforward administration process in which the only qualification to be considered is whether the land may be required for a public purpose; and

         o   where it involves residential property, is subject to a nominal rent.

         As with other Torrens title land, the borrower's leasehold interest in the land is entered in a central register and the borrower may deal with his or her leasehold interest, including granting a mortgage over the property, without consent from the government.

CROWN-LEASEHOLD

         Crown land is land that is the property of the Commonwealth, a State or a Territory of Australia. Legislation of the Commonwealth and various States and
Territories provides for the granting of leasehold interests in Crown land. A
Crown-lease is a lease of Crown land granted in accordance with the applicable legislation. The legislation, which is different for each State and Territory, strictly circumscribes the capacity of the Crown to grant a Crown-lease.

         Depending on the legislation within each state or territory of
Australia, leasehold interests in Crown land may be registered under the Torrens system of title or they may not.

         Depending on the jurisdiction, a Crown-lease may be granted for a term of years or in perpetuity. Save to the extent that the applicable legislation, or the terms and conditions of the Crown-lease, provide otherwise the basic incidents of a Crown-lease are similar to the incidents of a normal lease. For instance, the lessee will be required to pay a rent, the lessee can only use the property for a specified purpose and the lessor can forfeit the lease in certain circumstances. In some Crown-leases the lessee can be required to carry out improvements to the property. Some Crown-leases contain break clauses which, subject to the payment of compensation, enable the Crown to terminate the lease if the land is needed for a specified purpose.

         The specific rights pertaining to, and obligations arising from, a
Crown-lease are determined by the relevant legislation and the terms and conditions of the lease.

DURATION OF LEASEHOLD INTEREST

         In all cases, where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

NATIVE TITLE

         Crown-leasehold property may become subject to native title claims.
Native title has only recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of
Crown-leases over that property. The extent to which native title exists over property, including property subject to a Crown-lease, depends, amongst other things, on how that property was previously used by the indigenous claimants asserting native title, the nature and extent of the connection between the land in question and the indigenous claimants, and whether the native title has been extinguished by the granting of the leasehold interest. If the

                                      140

lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the Courts have held that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

         The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

         Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

         In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

         In Queensland, under the Land Title Act, 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgagee is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of
Land Act 1893, duplicate certificates of title are optional at the election of the registered proprietor.

         Once the borrower has repaid his or her debt, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

         In general, an interest created by a Crown-lease can be mortgaged, subject, however, in some cases, to the consent of the relevant Minister for the
Crown. A common control imposed upon a Crown-lease is a requirement that assignment can take place only with the consent of the relevant Minister of the
Crown.

ENFORCEMENT OF REGISTERED MORTGAGES

         Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately

                                      141

due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

         o   The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

         o   The mortgagee may, in limited circumstances, lease the property to third parties.

         o   The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

         o   The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is expressed to be the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

         o   The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation in each state or territory. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

         A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the UCCC is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within
30 days after a default notice in a prescribed form is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

         Concerning Crown-leases, in some jurisdictions, foreclosure requires the consent of the Minister of the Crown. In Queensland there does not appear to be any power to foreclose. In some jurisdictions there is a restriction upon the period for which possession may be retained by a mortgagee who enters into possession in exercise of its security rights over a Crown-lease. In

                                      142

some jurisdictions there is a specified procedure to be followed where a mortgagee wishes to sell a mortgaged Crown-lease.

PENALTIES AND PROHIBITED FEES

         Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The UCCC does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

         The UCCC requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the UCCC may also from time to time prohibit certain fees and charges. The UCCC also requires that establishment fees, early termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY AND INSOLVENCY

         The insolvency of a natural person is governed by the provisions of the
Bankruptcy Act 1966 (Cth). Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy.
That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceedings as an unsecured creditor in a number of circumstances, including if it has realized the related mortgaged property and the debt has not been fully repaid in which case it can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

         o   the disposition was made to defeat creditors;

         o   the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

         o   the transaction involves a transfer within 5 years of the
             commencement of the bankruptcy for which no consideration of less than market value was given.

         The insolvency of a company is governed by the Corporations Act 2001
(Cth). Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage or other security which is voidable under the
Corporations Act 2001 (Cth) because it is an uncommercial transaction, or an unfair preference of a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

                                      143

         o   when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

         o   within a prescribed period prior to the commencement of the winding up of the company.

         In addition, a loan to a company in liquidation at extortionate interest or with extortionate charges may be avoided at any time.

ENVIRONMENTAL

         Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exist at State,
Territory and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on
"passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states lenders are expressly excluded from the definitions of one or more of these categories.

         Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

         Some environmental legislation provides that security interests may be created in favor of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property.
The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the fund.

INSOLVENCY CONSIDERATIONS

         The current transaction is designed to mitigate insolvency risk. For example, the housing loans are not assets available to the liquidator or creditors of ME or MEPM in the event of an insolvency of ME or MEPM. Similarly, the assets in the fund should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

         If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Secured Creditors. See "Description of the

                                      144

Transaction Documents--Security Trust Deed--Enforcement of the Charge". The
security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--The Security Trust Deed--Priorities under the
Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A1 notes in full, some or all of the
Class A1 noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

         Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes.
Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate assessable income to the owner are generally allowable as tax deductions.

UCCC

         Under the UCCC a borrower has the right to apply to a court to do, among other things, the following:

         o   vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

         o   reduce or cancel any interest rate payable on a housing loan if the interest rate is changed to a rate which is unconscionable;

         o   have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

         o   obtain an order for a civil penalty against the issuer trustee, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

         o   obtain restitution or compensation from the issuer trustee in relation to breaches of the UCCC in relation to a housing loan.

         A person who provides security can also apply to a court in some instances.

         The issuer trustee is liable for compliance with the UCCC. Any order under the UCCC may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The mortgage manager has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the mortgage manager to comply with the UCCC in respect of a mortgage.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

         The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A1 notes by investors who are subject to United States federal income tax and are based on advice received by the manager.

                                      145

This summary is based upon current provisions of the Internal Revenue Code of
1986, as amended, proposed, temporary and final Treasury regulations under the
Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

         Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the
opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A1 notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A1 notes by investors that are given special treatment under the United States federal income tax laws, including, without limitation:

         o   banks and thrifts;

         o   insurance companies;

         o   regulated investment companies;

         o   dealers in securities;

         o   investors that will hold the notes as a position in a "straddle"
             for tax purposes or as a part of a "synthetic security,"
             "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

         o   foreign investors;

         o   trusts and estates; and

         o   pass-through entities, the equity holders of which are any of the foregoing.

         Additionally, the discussion regarding the Class A1 notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the Class A1 notes as "capital assets" within the meaning of Section 1221 of the Code.

         It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class
A1 notes, including the advisability of making any election discussed under
"Market Discount".

                                      146

         The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the fund out of the assets of the fund. Also, based on the representation of the manager that the fund does not and will not have an office in the United States, the fund does not and will not avail itself of the office of an agent in the United States, and that the fund is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the Class A1 notes, in the opinion of Mayer, Brown, Rowe &
Maw LLP, the issuer trustee and the fund will not be subject to United States federal income tax.

         In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the Class A1 notes will be characterized as debt for U.S. federal income tax purposes. Each Class A1 noteholder, by acceptance of a Class A1 note, agrees to treat the notes as indebtedness.

ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC.

         The discussion below assumes that all payments on the Class A1 notes are denominated in U.S. dollars and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the Class A1 notes meets the requirements for "qualified stated interest" under
Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." Under the OID Regulations, a Class A1 note will be considered issued with OID if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the Class
A1 notes is first sold (not including sales to the Underwriters)). In general, a
Class A1 note's "stated redemption price at maturity" is the sum of all payments to be made on the Class A1 note other than payments of "qualified stated
interest." The issue price of a Class A1 note will be adjusted as OID, if any, accrues on such Class A1 note. Further, if the Class A1 notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

         Under the Code, a U.S. person who holds Class A1 notes would be required to include the daily portions of OID, if any, in income as interest over the term of such notes under a constant yield method that reflects the time value of money, regardless of such holder's method of accounting and without regard to the timing of actual payments. Treasury regulations applicable to debt instruments issued with OID do not provide rules for accrual of OID on debt instruments the payments on which are contingent as to time, such as the Class
A1 notes. In the absence of definitive guidance, any OID will be reported using a prepayment assumption, which assumption will be reflected on a projected payment schedule prepared by the issuer. The projected payment schedule will be used solely to determine the amount of OID to be included in income annually by
U.S. persons who hold Class A1 notes. As such, the calculation of the projected payment schedule would be based on a number of assumptions and estimates and is not a prediction of or representation with respect to the actual amount of payments on the Class A1 notes or of the actual yield of the Class A1 notes. In any case, however, the issuer's determination would not be binding on the
Internal Revenue Service.

                                      147

INTEREST INCOME ON THE CLASS A1 NOTES

         Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report as ordinary interest income the stated interest and OID, if any, on the Class A1 notes you hold in accord with your method of tax accounting. Under the OID Regulations, if you hold a Class A1 note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a Class A1 note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

         Interest on the Class A1 notes will be treated as foreign source income for U.S. federal income tax purposes. If Australian withholding tax (and potentially other taxes) is imposed on payments of interest with respect to the
Class A1 notes (see "Australian Tax Matters--Payments of Principal, Premiums and
Interest"), a U.S. person holding Class A1 notes will be required to include in gross income the entire amount of each interest payment, including any amounts withheld. U.S. persons holding Class A1 notes generally will be entitled to claim either a credit or a deduction for the amount of Australian withholding tax imposed on payments of interest on the Class A1 notes. However, because the availability of a credit or deduction for foreign taxes is subject to certain limitations, a U.S. person holding Class A1 notes may not be able to claim a credit or deduction for the full amount of Australian withholding tax imposed on payments of interest with respect to the Class A1 notes. If the Australian GST were imposed on payments made to a U.S. person with respect to the Class A1 notes, the availability of a credit would depend generally on whether the GST meets the requirements of Section 901 of the Code. U.S. persons holding Class A1 notes should consult their tax advisors regarding the availability of a credit or deduction for Australian withholding tax or GST on the Class A1 notes in their particular circumstances.

SALE OF NOTES

         Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell a Class
A1 note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A1 note. Your adjusted tax basis in a note will equal your cost for the Class A1 note, decreased by any amortized premium and any payments other than interest made on the Class A1 note and increased by any market discount and original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or accrued market discount not previously included in income, and will be long-term capital gain or loss if the Class A1 note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

         Market Discount. In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired a Class A1 note at a "market discount" to the extent the adjusted issue price of the note exceeds your cost for such note, unless the excess does not exceed a

                                      148

prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the
Code with regard to the note.

         In the case of a sale or other disposition of a Class A1 note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         In the case of a partial principal payment of a Class A1 note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A1 notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee
Report to the Tax Reform Act of 1986 for your accrual of market discount. This
Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

         o   for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any Interest Period; and

         o   for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated
             interest paid in the Interest Period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the Interest Period.

         Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A1 note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

         Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

                                      149

         Due to the complexity of the market discount rules, we suggest that you consult your tax advisor as to the applicability and operation of these rules.

         Premium. In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired a Class A1 note at a premium if your cost for such note exceeds the adjusted issue price of such note. In that event, if you hold a Class A1 note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the Class A1 note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Class A1 notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

         Mayer, Brown, Rowe & Maw LLP is of the opinion that backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the Class A1 notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding tax rate will be 28%, which rate will increase to 31% for payments made after 2010. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A1 notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

TAX CONSEQUENCES TO NON-U.S. NOTEHOLDERS

         If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest should generally not be subject to United States federal income tax or withholding tax as such interest should not be treated as United States source income. However, if a
Withholding Agent (as defined below) cannot determine the source of a payment of interest with respect to a Class A1 note at the time of payment, the Withholding
Agent must presume that the payment is United States source income subject to withholding tax. Tax that is erroneously withheld from payments made to a non-United States person generally may be recovered by filing a claim for refund with the Internal Revenue Service. In the event such interest is treated by a
Withholding Agent as United States source income, the interest generally will be considered "portfolio interest," and generally will not be subject to the United
States federal income tax and withholding tax, as long as the foreign person:

                                      150

         o   is not actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code,
             and

         o   provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Class A1 note is a foreign person and providing the foreign person's name and address.

         If a foreign person is actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, or applicable certification requirements were not satisfied, then interest received by a noteholder that is treated by a Withholding Agent as United States source income will be subject to United States federal income withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty.
Alternatively, interest payments with respect to the Class A1 notes made to a foreign person will not be subject to United States withholding tax but will be subject to United States income tax if the foreign person certifies that the interest payments are effectively connected with the conduct by such person of a trade or business in the United States. Generally, the certification requirements will be satisfied if an individual or corporation provides the
Withholding Agent with an IRS Form W-8BEN ("W-8BEN") or Form W-8ECI ("W-8ECI").
The W-8BEN and W-8ECI are generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a
W-8BEN with a United States taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent makes at least one payment annually and reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A foreign person who is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the Class A1 notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of
Class A1 notes held by a foreign partnership (or foreign trust), the partners
(or beneficiaries) rather than the partnership (or trust) will be required to provide certain additional information. A "Withholding Agent" is the last United
States payor (or a non-United States payor who is a qualified intermediary,
United States branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which itself is not a Withholding Agent).

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the
Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owners' W-8BEN (or the substitute form).

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from the United
States federal income and withholding tax, provided that:

         o   gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

                                      151

         o   in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Class A1 note held by a foreign person is effectively connected with the conduct of a trade or business in the
United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished)
generally will be subject to United States federal income tax on the interest, gain or income at regular United States federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                             AUSTRALIAN TAX MATTERS

         The following statements with respect to Australian taxation are the material tax consequences to United States residents of holding Class A1 notes and non-residents of Australia holding Class A2 notes and are based on advice received by the manager from Greenwoods & Freehills Pty Limited, on the basis of
Australian law as in effect on the date of this prospectus (which is subject to change possibly with retrospective effect). It is suggested that purchasers of
Class A notes should consult their own tax advisers concerning the application of the Australian tax laws and the laws of any other taxing jurisdiction of the ownership of or any dealing in the notes to their particular circumstances.

         A United States resident holding Class A1 notes and non-residents of
Australia holding Class A2 notes may be subject to Australian tax by virtue of any payment received from the issuer trustee being considered or deemed to be interest, any profit on sale of the note being considered or deemed to be
Australian sourced or any payment on transfer of the note being deemed to be interest. The liability of such a noteholder to Australian tax is discussed below.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

AUSTRALIAN INTEREST WITHHOLDING TAX - GENERAL

         It is anticipated that the only payments to be made by the issuer trustee in relation to the Class A Notes will constitute principal or interest for Australian tax purposes. Under existing Australian tax law, non-resident holders of notes or interests in any notes (other than persons holding such securities or interests as part of a business carried on at or through a permanent establishment in Australia) are not subject to Australian income tax on payments of interest or amounts in the nature of interest, but potentially may be subject to Australian interest withholding tax. Interest withholding tax is currently levied at the rate of 10% on the gross amount of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 (the "1936
Act")) paid or credited by the borrower.

         Interest includes amounts in the nature of interest, amounts paid in substitution for interest and amounts received in exchange for interest in connection with a "washing arrangement". A premium on redemption may be treated as an amount in the nature of interest

                                      152

for this purpose. A washing arrangement is an arrangement under which title to a security is transferred to a resident shortly before an interest payment is made and the sole or dominant purpose of the arrangement is to reduce the amount of withholding tax payable.

         Interest that is derived by a non-resident carrying on business in
Australia at or through a permanent establishment in Australia is not subject to
Australian withholding tax but would be subject to Australian income tax.

AUSTRALIAN INTEREST WITHHOLDING TAX - EXEMPTIONS

         Pursuant to section 128F of the 1936 Act, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

         These conditions are:

         o   the notes constitute debentures;

         o   the issuer trustee is a company that is a resident of Australia when it issues the notes;

         o   the issuer trustee is a company that is a resident of Australia when the relevant interest is paid on the notes; and

         o   the notes, or a global bond or note or interests in such a global bond or note, are issued in a manner which satisfies the public offer test as prescribed under section 128F of the 1936 Act.

         An additional requirement for the application of section 128F in the case of an issuer being a corporate trustee is that the only person capable of benefiting under the trust is a company other than a "company" acting in the capacity of trustee. On the basis of principles of statutory interpretation and in the absence of contrary intention, the reference to "a company" should include its plural meaning and therefore, subject to meeting the public offer test the fund should satisfy the above requirements.

         The issuer trustee will seek to issue the Class A notes and interests in any Class A note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F. The public offer test can be satisfied where the issue of the notes resulted from them being offered for issue to at least 10 persons each of whom:

         o   was carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets; and

         o   was not known, or suspected, by the issuer trustee to be an associate of any other persons covered by this paragraph.

         The public offer test will not be satisfied in relation to the issue of a note if, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the note was being, or would later be, acquired directly or indirectly by an associate of the issuer trustee (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the note or
a

                                      153

clearing house, custodian, funds manager or responsible entity of a registered scheme) and the associate of the issuer trustee is either:

         o   a non-resident and the note is not acquired in carrying on a business at or through a permanent establishment in Australia; or

         o   an Australian resident and the note is acquired in carrying on business at or through a permanent establishment in a country outside Australia.

         The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate and the associate is either:

         o   a non-resident and the payment is not received in respect of a note that was acquired in carrying on business at or through a permanent establishment in Australia; or

         o   an Australian resident and the payment was received in respect of a note that was acquired in carrying on business at or through a permanent establishment in a country outside Australia; and

the associate does not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

         If, for any reason other than the noteholders holding the Class A notes in connection with an Australian permanent establishment, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty entitled "Convention for the Avoidance of Double Taxation and the Prevention of
Fiscal Evasion with respect to Taxes on Income" between the United States and
Australia (the "Treaty") and the protocol amending the Treaty would need to be considered. The Treaty and the protocol provide generally that interest which has its source in Australia, and to which a United States resident, as defined in the Treaty and who is entitled to that benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed
10% of the gross amount of interest. As Australian interest withholding tax does not exceed this rate, the treaty would generally not operate to limit the amount of withholding tax in these circumstances.

         However, we note that under the protocol, interest derived by a resident of the United States, which is a government body (including a body exercising governmental functions), a bank performing central banking functions or a financial institution unrelated to and dealing wholly independently with the payer may not be subject to tax in Australia.

         Where a Class A noteholder who is a resident of a country other than the United States derives interest income not exempt from withholding tax, the application of the relevant Double Tax Agreement, if any, between the country of residence and Australia would need to be considered.

                                      154

TAX FILE NUMBERS

         There is a requirement under the 1936 Act that an issuer of securities such as the Class A notes withhold an amount on account of tax at the highest marginal rate of tax (currently 48.5%) from payments of income on the securities in some circumstances. This requirement does not apply if the investor in the securities has quoted or is taken to have quoted an Australian tax file number
("TFN") to the issuer of the security.

         In the case of a non-resident deriving interest income on the Class A notes (other than at or through a permanent establishment in Australia), the non-resident will be taken to have quoted a TFN if:

         o   section 128F of the 1936 Act applies to exempt the payment of interest from withholding tax; or

         o   section 128F of the 1936 Act does not apply and the issuer trustee is required to withhold an amount of tax under the interest withholding tax provisions.

         In the case of a non-resident deriving interest income on the Class A notes at or through a permanent establishment in Australia, the requirement to withhold tax at the rate of 48.5% will apply unless the non-resident quotes a
TFN or is able to rely on a relevant exemption from quoting a TFN.

PROFIT ON SALE

INCOME TAX

         Under existing Australian law, non-resident holders of Class A notes who are United States residents entitled to the benefits of the Treaty will not be subject to Australian income tax (other than withholding tax in some circumstances) on "business profits" derived from the sale or disposal of the
Class A notes unless the gain on the disposal of such notes is attributable to a permanent establishment of the Class A noteholder in Australia.

         To the extent that a Class A noteholder who is a United States resident derives income to which the "business profits" article of the Treaty does not apply and to which no other article applies, then that income will only be subject to tax in Australia if it has an Australian source.

         The source of any profit on the disposal of the Class A notes will depend on the factual circumstances of the actual disposal. Where these notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and any payment is made outside Australia and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

         Similar consequences would arise to Class A noteholders who are residents of countries with which Australia has concluded a comprehensive Double
Tax Agreement.

                                      155

         A Class A noteholder who is not a resident of a country with which
Australia has concluded a comprehensive Double Tax Agreement will only be subject to income tax (other than withholding tax) on income which is sourced in
Australia.

WITHHOLDING TAX

         There are specific withholding tax rules that can apply in some circumstances to treat a portion of the sale price of notes as interest for withholding tax purposes. If an amount is deemed to be interest under these provisions, this interest is not currently covered by the exemption in section
128F of the 1936 Act. These rules would apply to deem part of the sale proceeds to be interest if the Class A notes are sold to an Australian resident in connection with a "washing arrangement" as described above. If the exemption from withholding tax is available it is unlikely that a sale of a Class A note by a Class A noteholder would be in connection with a washing arrangement.

TAX LIABILITY OF THE ISSUER TRUSTEE

GENERAL

         The issuer trustee will not pay Australian income tax on the taxable income of the fund. MEPM (as the income beneficiary) of the fund, will pay tax on this amount. The issuer trustee, however, will have a liability to pay goods and services tax ("GST") and may have a liability to deduct withholding tax on certain amounts.

GOODS AND SERVICES TAX

GENERAL

         If an entity, such as the issuer trustee, makes a taxable supply it will have to pay goods and services tax equal to (generally) one-eleventh of the consideration received for the supply. However, GST is not payable if an entity makes a GST-free supply or an input taxed supply. GST-free supplies include supplies that are for consumption outside Australia. Input taxed supplies include most financial supplies.

         An entity may also incur a GST liability in respect of the acquisition
(rather than supply) of services from outside Australia where the supply to the entity is not "connected with Australia" and is not wholly for a "creditable purpose" (the "reverse charge" provisions).

         To the extent that the supplies made by an entity are taxable supplies or GST-free supplies the entity can obtain a credit for the GST component of the cost of goods and services acquired to make those supplies.

         To the extent that the supplies made by an entity are "input taxed", the entity may not be entitled to a full credit (or in some circumstances, any credit) for the GST component of the cost of goods and services acquired to make those supplies.

                                      156

APPLICATION TO CLASS A NOTEHOLDERS

         On the basis of the current GST legislation, a disposal of a Class A note or receipt of interest by a Class A noteholder will not give rise to a GST liability to the Class A noteholder.

APPLICATION TO THE ISSUER TRUSTEE

         The issue of the Class A notes, the issue of the other classes of notes and the provision of credit under the mortgages will not be taxable supplies by the issuer trustee. The supply of the notes will, in general, be an input taxed supply. The issue of the Class A notes may be a GST-free supply. As such, the issuer trustee should not incur a GST liability on these supplies. However, some of the acquisitions made by the issuer trustee may give rise to a GST liability under the reverse charge provisions.

         Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies. If a supply is taxable, the supplier has the primary obligation to account for GST in respect of that supply and must rely on a contractual provision to recoup that GST from the issuer trustee. Various fees paid by the issuer trustee, including the manager's fee, the issuer trustee's fee and the security trustee's fee will be in consideration of a taxable supply and will be increased to take into account the supplier's GST liability.

         GST may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, we understand that it is a condition of the loan contracts associated with the mortgages held by the fund that the borrower must maintain full replacement value property insurance at all times during the loan term.

         In respect of certain specified costs and expenses, the issuer trustee may be entitled to a partial credit for the GST component of those costs and expenses(including any GST liability arising under the reverse charge provisions) to the extent those costs are incurred in making financial supplies.
The issuer trustee would be entitled to a full credit for the GST component of its costs and expenses to the extent those costs are incurred in making GST-free supplies. If the issuer trustee is not entitled to a full credit for the increase in any costs and expenses that is attributable to GST, the overall fund expenses will increase, resulting in a decrease in the funds available to the fund to pay noteholders.

         Supplies of other person's property made by the issuer trustee to third parties in satisfaction of debts (e.g., if it exercised its power of sale in respect of a property) are taxable supplies if, had the debtor made the supply, the supply would have been a taxable supply. The issuer trustee will have to account for goods and services tax out of the sale proceeds. The issuer trustee may or may not be able to increase the sale price to cover this liability. If a sale price cannot be increased to recover GST the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan.

         In many circumstances, the supply of residential premises to be used predominantly for residential accommodation will not be a taxable supply and will not give rise to a GST liability to the issuer trustee. However, a GST liability may arise in respect of the supply of premises that are commercial residential premises (e.g., a hostel or boarding house) or new residential

                                      157

premises (e.g., if the issuer trustee is making the first supply of the premises, or the first supply after substantial renovation or demolition and replacement).

         Any GST liability accruing to the issuer trustee when enforcing the housing loans will decrease the funds available to the fund to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of GST arising in the circumstances described above will depend on the terms of the relevant policy.

         The issuer trustee may be eligible to be a member of a GST group.
However, membership of a GST group is optional even if the entity satisfies the membership criteria. Members of a GST group are jointly and severally liable to pay any amount of GST that is payable by the representative member of the group.

TAX REFORM PROPOSALS

         Until recently, it had been proposed by the Australian Government that certain trusts would be taxed as if they were companies (i.e., the trustee would be subject to tax on the net income of the trust, rather than the beneficiary).
These proposals have since been withdrawn, although the Government has stated
its continued commitment to reform the taxation of trusts. Although the form of any future changes in law has not been decided, it would seem that the fund does not fall within the class of trust with which the Government is mainly concerned.

         The Taxation Laws Amendment Bill (No. 4) 2003 (Cth) was enacted on June
30, 2003 and amends the Taxation Administration Act 1953 (Cth) to introduce new withholding obligations on certain payments that are made to foreign residents or received on behalf of foreign residents. These are to be prescribed by regulation. These obligations apply only to amounts outside the existing withholding taxes where non-residents are currently subject to Australian taxation. This new withholding tax arrangement regime applies to payments made on or after July 1, 2003, however, will not have any practical effect until regulations are made setting out payments subject to withholding.

CONSOLIDATION

         The fund will not qualify as a wholly owned subsidiary of a head company as all of the beneficial interests in the fund will not be owned, directly or indirectly, by a single holding company. Specifically, a beneficial interest in the fund will be held by an entity which is not related to any consolidatable group of which the income beneficiary may be a member.
Accordingly, the fund cannot be a member of a consolidated group for the purposes of the consolidation rules.

OTHER TAXES

         No stamp duty, issue, registration or similar taxes are payable in
Australia in connection with the issue of the Class A notes. Furthermore, a transfer of, or agreement to transfer, Class A notes executed outside of
Australia will not be subject to Australian stamp duty.

                                      158

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

         MEPM is an Australian non-listed public company incorporated with limited liability under the Corporations Act 2001 (Cth). The issuer trustee and the manager have been advised by Freehills that there is doubt as to whether the courts of Australia would recognize the jurisdiction of the U.S. courts in respect of judgments obtained in those courts in actions against the issuer trustee or the manager or such directors and officers, and as to whether
Australian courts would enforce judgments of U.S. courts predicated upon the civil-liability provisions of the U.S. federal or state securities laws. The issuer trustee and the manager have also been advised that there is doubt as to whether Australian courts would admit original actions brought under the U.S.
securities laws. In addition, certain remedies available under the U.S. federal or state laws may not be admitted or enforced by Australian courts on the basis of being contrary to Australia's public policy. However, the manager has been advised by Freehills (and using terms as understood under Australian law) that under the current law, an unsatisfied judgment in personam for a breach of an obligation under the transaction documents obtained against the manager from any
State Court of the State of New York or any Federal Court in the United States
of America located in the Southern District of New York (collectively the "New
York Courts") may, subject to compliance with the rules and procedures of the federal courts of Australia or the Supreme Court of any of the State of New
South Wales or the State of Victoria (collectively the "Australian Courts") be subject of an action against that party for the purposes of enabling a corresponding judgment to be obtained and enforced in an Australian Court, but any such foreign judgment may not be recognized or the action or enforcement may be the subject of a temporary or permanent stay, if it is a judgment which is, amongst other things (as interpreted or applied by that Australian Court):

         o   not for a fixed or readily ascertainable sum;

         o   in respect of taxes or any revenue law (including for any fiscal penalty) or a fine or other penalty;

         o   obtained:

             o   by fraud;

             o   contrary to notions of natural justice or public policy under the laws of any of the State of New South Wales, the State of
                 Victoria and the Commonwealth of Australia;

             o   without limiting the fifth bullet point thereof, in
                 circumstances where the judgment debtor did not receive notice of the proceedings in sufficient time to enable the judgment debtor to defend;

             o   from a court whose jurisdiction is not recognized under the
                 Australian rules of private international law;

         o   in favor of a person other than the applicant for enforcement or recognition;

                                      159

         o   not final and conclusive or is otherwise subject to appeal, dismissal, reversal, setting aside or stay of execution;

         o   on a cause of action or issues previously adjudicated; or

         o   of a nature or type which the Australian Court refuses to enforce as a matter of public policy under the laws of the State of New
             South Wales, the State of Victoria and the Commonwealth of
             Australia.

On the hearing of an action to enforce the foreign judgment, the foreign judgment will not be re-examined on its merits, although:

         o   if there is a defense (or, arguably material evidence) not available before the New York Court or (arguably) if the judgment was based on a clear or perverse mistake as to the facts or application of Australian law, these factors may be permitted to be raised in defense of enforcement; and

         o   the defendant may be permitted to raise in those or separate proceedings any counterclaim which it might have raised had the action originally been brought before the Australian Courts unless the subject of the counterclaim was in issue and was decided by the foreign judgment of the New York Court.

The U.S. court must have exercised a jurisdiction which Australian courts will recognize.

         A judgment by a court may be given, in some cases, only in Australian dollars. The manager expressly submits to the jurisdiction of New York State and
United States Federal Courts sitting in the Borough of Manhattan in the City of
New York for the purpose of any suit, action or proceeding arising out of this offering. The manager has appointed CT Corporation System, 111 Eighth Avenue,
13th floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

         All of the directors and executive officers of the manager reside outside the United States in the Commonwealth of Australia. Substantially all or
a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the
United States. The manager has been advised by Freehills, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                       EXCHANGE CONTROLS AND LIMITATIONS

         Unless the Reserve Bank of Australia has given specific approval under the Banking (Foreign Exchange) Regulations (which may change in the future), payments by an Australian resident to, or transfers to, by the order of or on behalf of:

                                      160

         o   proscribed governments (and their statutory authorities, agencies, entities); and

         o   nationals of proscribed countries, proscribed organizations or persons associated with proscribed organizations,

are prohibited.

         For the purposes of the above bullet points, persons include certain persons associated with the former government of the Federal Republic of
Yugoslavia and certain persons associated with the Government of Zimbabwe.

         Under Part 4 of the Charter of the United Nations Act 1945 and the
Charter of United Nations (Terrorism and Dealings with Assets) Regulations 2002, restrictions apply to transactions, accounts and assets relating to the Taliban,
Usama bin Laden, the Al-Qaida organization and other persons and entities identified and listed in the Commonwealth of Australia Gazette by the Australian
Minister for Foreign Affairs as terrorists or sponsors of terrorism. It is also a criminal offence to make assets available to such persons or entities.

         The Iraq (Reconstruction and Repeal of Sanctions) Regulations 2003
impose a freeze on the financial resources of the previous Government of Iraq,
Saddam Hussein, other senior officials of his regime, and their immediate families, and provide for such resources to be transferred to Iraq and used in that country's reconstruction and rehabilitation.

                              ERISA CONSIDERATIONS

         Subject to the considerations discussed in this section, the Class A1 notes are eligible for purchase by Benefit Plans.

         Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh Plans and certain other plans covered by Section 4975 of the
Code, and entities that hold plan assets of such plans or accounts from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

         Some transactions involving the fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Class A1 notes if assets of the fund were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of
Labor, the assets of the fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if a Benefit Plan acquires an
"equity interest" in the fund and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. There is no specific guidance in the regulation

                                      161

regarding whether a principal charge-off feature under the circumstances described in "Description of Class A1 Notes--Application of Realized Losses"
would constitute a "substantial equity feature;" however, the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, it appears, at the time of their initial issuance, that the Class A1 notes should be treated as debt without substantial equity features for purposes of the regulation and that the Class A1 notes do not constitute equity interests in the fund for purposes of the regulation. The debt characterization of the Class A1 notes could change after their initial issuance if the fund incurs losses.

         However, without regard to whether the Class A1 notes are treated as a debt interest for these purposes, the acquisition or holding of the Class A1 notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the fund, the issuer trustee, the mortgage manager, the manager, the Class A note trustee, a swap provider, the underwriters or the security trustee or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchaser and holding of Class A1 notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire a Class A1 note. Included among these exemptions are:

         o   Prohibited Transaction Class Exemption 96-23, regarding
             transactions effected by "in-house asset managers";

         o   Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o   Prohibited Transaction Class Exemption 95-60, regarding
             transactions effected by insurance company general accounts;

         o   Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

         o   Prohibited Transaction Class Exemption 84-14, regarding
             transactions effected by "qualified professional asset managers."

         By your acquisition of a Class A1 note, you shall be deemed to represent and warrant that your purchase and holding of the Class A1 note will not result in a non-exempt prohibited transaction under ERISA or the Code.

         Benefit Plans that are governmental plans, as defined in Section 3(32)
of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

         If you are a plan fiduciary considering the purchase of any of the
Class A1 notes, you should consult your tax and legal advisors regarding whether the assets of the fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules

                                      162

and other issues and their potential consequences. The Class A2 notes and the
Class B notes are not eligible for purchase by Benefit Plans.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A1 notes will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A1 notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A1 notes as legal investments for you.

                              AVAILABLE INFORMATION

         ME Portfolio Management Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A1 notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway,
New York, New York 10279. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the
SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The
SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address
"http://www.sec.gov."

                              RATINGS OF THE NOTES

         The issuance of the Class A1 notes and the Class A2 notes will be conditioned on obtaining a rating of "AAA" by Standard & Poor's and "Aaa" by
Moody's. The issuance of the Class B notes will be conditioned on obtaining a rating of "AA" by Standard & Poor's and "Aa2" by Moody's. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Class A1 notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the Fund's expenses, the mortgage insurance policies, the availability of the Liquidity Facility, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of
Australia. The Commonwealth of Australia's current foreign currency long-term debt rating

                                      163

is "AAA" by Standard & Poor's, "Aaa" by Moody's and "AA+" by Fitch Ratings. In
the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING

         Under the terms and subject to the conditions contained in the underwriting agreement among ME, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom Credit Suisse First
Boston LLC is acting as representative, and each underwriter severally has agreed to purchase from the issuer trustee the following respective principal amounts of the Class A1 notes:

                                                                   PRINCIPAL
                                                                  BALANCE OF
                                                                   CLASS A1
                                                                     NOTES
UNDERWRITER                                                          (US$)
-----------                                                      ------------
Credit Suisse First Boston LLC................................
Deutsche Bank Securities Inc..................................
Citigroup Global Markets Inc. ................................
SG Americas Securities LLC. ..................................
Total.........................................................    $750,000,000
                                                                  ============

         The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A1 notes if any are purchased. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

         The underwriters propose to offer the Class A1 notes initially at the public offering prices on the cover page of this prospectus and to selling group members, at the price less a selling concession of % of the principal balance per note. The underwriters and selling group members may reallow a discount of %
of the principal balance per note on sale to other broker/dealers. After the initial public offering, the representative may change the offering price and concessions and discounts to broker/dealers.

         ME estimates that the out-of-pocket expenses for this offering will be approximately US$686,000. Certain of these expenses will be reimbursed by the underwriters on the closing date.

         The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time

                                      164

without notice. No assurance can be given as to how liquid the trading market for the notes will be.

         The underwriters do not expect discretionary sales by them to exceed 5%
of the principal balance of the Class A1 notes being offered.

         ME and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

         The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

         o   Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

         o   Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

         o   Syndicate covering transactions involve purchases of the Class A1 notes in the open market after the distribution has been completed in order to cover syndicate short positions;

         o   Penalty bids permit the underwriters to reclaim a selling
             concession from a syndicate member when the Class A1 notes originally sold by such a broker/dealer member are purchased in a syndicate or covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A1 notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

         In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with ME and its affiliates.

OFFERING RESTRICTIONS

THE UNITED KINGDOM

         Each underwriter has severally represented, warranted to and agreed with the issuer trustee that:

         o   it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public

                                      165

             in the United Kingdom within the meaning of the Public Offer of
             Securities Regulations 1995, as amended;

         o   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or
             inducement to engage in investment activity within the meaning of
             Section 21 of the FSMA received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the
             FSMA does not apply to the issuer trustee; and

         o   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

AUSTRALIA

         No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and
Investments Commission or the Australian Stock Exchange Limited. The notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

         o   has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A1 notes;

         o   will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A1 notes; and

         o   has not distributed and will not distribute any draft, preliminary or definitive prospectus, or any advertisement or other offering material,

in Australia, its territories or possessions:

         o   unless the amount payable for the Class A1 notes on acceptance of the offer by each offeree or invitee is a minimum amount of
             A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by ME Portfolio Management Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the
             Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth);

         o   unless the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments
             Commission; and

         o   if its employees involved in the offer, sale or distribution, as the case may be, are actually aware at the time of such offer, sale or distribution that the Class A1 notes

                                      166

             will subsequently be acquired by an associate of ME Portfolio
             Management Limited (which shall also include for this purpose the issuer trustee and associates of the issuer trustee) within the meaning of section 128F of the Income Tax Assessment Act (other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Class A1 notes) as identified on a list provided by ME Portfolio Management Limited, the ("List").

         In addition, each underwriter has agreed that, in connection with the primary distribution of the Class A1 notes, it will not sell any Class A1 notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knows, or has reasonable grounds to suspect that, as a result of such sale, such Class A1 notes or any interest in such
Class A1 notes were being, or would later be acquired (directly or indirectly)
by an associate of ME Portfolio Management Limited for the purposes of section
128F of the Income Tax Assessment Act.

         Each underwriter has agreed that it must offer the Class A1 notes for which it subscribes for sale within 30 days of the issue of those Class A1 notes. Such offer must only be by one of the following means (or a combination thereof):

         o   as a result of negotiations being initiated by the underwriter in electronic form specifying in such offer the name of the issuer and the price at which the Class A1 notes are offered for sale; or

         o   by the underwriter offering those Class A1 notes for sale to at least 10 persons, each, an ("Investor"), each of whom must be:

             o   carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the
                 financial markets; and

             o   not known or suspected to be an associate (within the meaning of section 128F of the Income Tax Assessment Act) of any of the others; or

         o   to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Class A1 notes in the past or as likely to be interested in acquiring Class A1 notes.

SINGAPORE

         Each underwriter must not distribute or circulate, whether directly or indirectly, the prospectus in Singapore other than to:

         o   persons in Singapore under circumstances in which any offer or invitation to subscribe for or purchase, or sale of, Class A1 Notes does not constitute an offer, invitation or sale to the public in
             Singapore; or

         o   the public (including any person selected by reference to him being a member of the public, or any section of the public whether by selection as customers or in any other

                                      167

             manner) or any person in Singapore pursuant to, and in accordance with the conditions of, an exemption within the ambit of
             Subdivision (4) of Division 1 to Part XIII of the Securities and
             Futures Act (Chapter 289) of Singapore to whom any Class A1 Notes may be offered or sold under such exemption.

HONG KONG

         Each underwriter has represented and agreed that:

         o   it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies
             Ordinance (Cap. 32) of Hong Kong; and

         o   it has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures
             Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

REPUBLIC OF IRELAND

         Each underwriter has agreed that:

         o   except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1963 (as amended) of
             Ireland (the "1963 Act"), it has not offered or sold and will not sell any Class A1 notes in Ireland or elsewhere, by means of any document prior to the application for listing of the Class A1 notes being made and the Irish Stock Exchange having approved the Listing
             Particulars in accordance with the European Communities (Stock
             Exchange) Regulations, 1984 (the "Irish Stock Exchange
             Regulations") and thereafter by means of any documents other than:

             o   the Listing Particulars; and/or

             o   the form of application issued in connection with the Class A1 notes which indicates where the Listing Particulars can be obtained or inspected or which is issued with the Listing
                 Particulars;

         o   it has complied with and will comply with all applicable provisions of the 1963 Act and the Irish Stock Exchange Regulations with respect to anything done by it in relation to the Class A1 notes in, from or otherwise involving Ireland;

                                      168

         o   it has not made and will not make any offer of Class A1 notes which would require a prospectus to be issued under the European
             Communities (Transferable Securities and Stock Exchange)
             Regulations 1992 of Ireland; and

         o   to the extent applicable, it will not underwrite the issue of the
             Class A1 notes otherwise than in conformity with the provisions of the Irish Investment Intermediaries Act, 1995 (as amended), including, without limitation, Sections 9, 23 (including any advertising restrictions made thereunder) and 50 and any conduct of business rules made under Section 37.

SPAIN

         Each underwriter has acknowledged that the Class A1 notes may not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of July 28, 1988 (Ley 24/1988,
de 28 de julio, del Mercado de Valores) as amended and restated, and Royal
Decree 291/1992 on Issues and Public Offerings for the Sale of Securities (Real
Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Publicas de Venta de
Valores (as amended and restated and the decrees and regulations made thereunder). The Class A1 notes may not be offered, sold or distributed in Spain except in circumstances which do not constitute a public offer of securities in
Spain within the meaning of Spanish securities laws and regulations.

         Neither the Class A1 notes nor this prospectus have been verified or registered in the administrative registries of the Spanish Securities Markets commission (Comision Nacional del Mercado de Valores).

REPUBLIC OF ITALY

         The offering of the Class A1 notes has not been registered pursuant to
Italian securities legislation and, accordingly, each underwriter has represented and agreed that no action has or will be taken by it which would allow an offering (or a "sollecitazione all'investimento") of the Class A1 notes to the public in the Republic of Italy, and that sale of the Class A1 notes to any persons in the Republic of Italy shall be effected in accordance with
Italian securities, tax and other applicable laws and regulations.

         Each underwriter has represented that it has not offered, sold or delivered and will not offer, sell or deliver any of the Class A1 notes or distribute or make available any of the Class A1 notes or copies of this prospectus or any other offering material relating to the Class A1 notes in the
Republic of Italy except:

         o   to professional investors (operatori qualificati), as defined in
             Article 31, second paragraph of Regulation No. 11522 of July 1,
             1998 issued by the Commissione Nazionale per le Societa e la Borsa
             ("CONSOB"), as amended and integrated from time to time;

         o   in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the

                                      169

             "Financial Services Act") and Article 33, first paragraph, of
             CONSOB Regulation No. 11971 of May 14, 1999, as amended and integrated from time to time; or

         o   to an Italian resident who submits outside the Italian territory an unsolicited offer to purchase such Class A1 notes.

         Any offer, sale or delivery of the Class A1 notes or distribution of copies of this prospectus or any other document relating to any of the Class A1 notes in Italy under the first or second bullet points above must be:

         o   made by an investment firm, bank or financial intermediary permitted to conduct such activities in the republic of Italy in accordance with the Financial Services Act and Legislative Decree
             No. 385 of September 1, 1993, (the "Banking Act"), as amended;

         o   in compliance with Article 129 of the Banking Act and the
             implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of
             Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics;
             and

         o   in compliance with any other application notification, requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

AUTHORIZATION

         The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A notes. The issue of the Class A notes has been authorized by the resolutions of
the board of directors of Perpetual Trustee Company Limited passed on          ,
2004 as delegate for Perpetual Trustees Australia Limited.

LITIGATION

         The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

         The Class A1 notes have been accepted for clearance through Euroclear
and Clearstream, Luxembourg with CUSIP number       , ISIN US       and Common
Code    .

                                  ANNOUNCEMENT

         By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

                                      170

         o   the Class A1 notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

         o   in connection with the issue, DTC will confer rights in the Class
             A1 notes to the noteholders and will record the existence of those rights; and

         o   as a result of the issue of the Class A1 notes in this manner, these rights will be created.

                                  LEGAL MATTERS

         Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the Class A1 notes, including the material U.S.
federal income tax matters, for Members Equity Pty Limited and ME Portfolio
Management Limited. Freehills will pass upon some Australian legal matters, and
Greenwood & Freehills Pty Limited will pass upon the material Australian tax matters, with respect to the Class A1 notes for Members Equity Pty Limited and
ME Portfolio Management Limited. Henry Davis York will pass upon some Australian legal matters for the issuer trustee and the security trustee. Certain legal matters with respect to the Class A1 notes will be passed upon for the underwriters by McKee Nelson LLP, New York, New York in its capacity as United
States legal counsel to the underwriters.

                                      171

                                    GLOSSARY

A$ CLASS A INTEREST
AMOUNT...............................   means, for any payment date, the
                                        aggregate sum of the amount for each
                                        Class A note, in Australian dollars,
                                        which is calculated for each Class A
                                        note:

                                          o  on a daily basis at the applicable
                                             rate set out in the applicable
                                             currency swap relating to such
                                             Class A notes, which shall be
                                             AUD-BBR-BBSW, as defined in the
                                             Definitions of the International
                                             Swaps and Derivatives Association,
                                             Inc., as of the first day of the
                                             Interest Period ending on, but
                                             excluding, that payment date with a
                                             designated maturity of 90 days, or,
                                             in the case of the first Interest
                                             Period, the rate will be determined
                                             by linear interpolation calculated
                                             by reference to the duration of the
                                             first Interest Period), plus a
                                             margin;

                                          o  on the related A$ Equivalent of the
                                             aggregate of the Invested Amount of
                                             such Class A notes as of the first
                                             day of the Interest Period ending
                                             on, but excluding, that payment
                                             date; and

                                          o  on the basis of the actual number
                                             of days in that Interest Period and
                                             a year of 365 days.

                                        See "Description of the Class A1 Notes--
                                        Interest on the Notes--Calculation of
                                        Interest Payable on the Notes"

A$ EQUIVALENT........................   means, (a) in relation to an amount
                                        denominated or to be denominated in US$,
                                        the amount converted to and denominated
                                        in A$ at the rate of exchange set forth
                                        in the US$ currency swap for the
                                        exchange of United States dollars for
                                        Australian dollars; and (b) in relation
                                        to an amount denominated or to be
                                        denominated in Euros, the amount
                                        converted to and denominated in A$ at
                                        the rate of exchange set forth in the
                                        Euro currency swap for the exchange of
                                        Euros for Australian dollars.

AGREED PROCEDURES....................   means the practices and procedures
                                        relating to the origination, management
                                        and servicing of housing loans from to
                                        time agreed between MEPM and Perpetual
                                        Trustees Australia Limited. Such Agreed
                                        Procedures may not be amended unless
                                        each rating agency has confirmed that it
                                        will not withdraw or downgrade any
                                        credit rating assigned by it to the
                                        notes as a result as such amendment.

                                      G-1

APPROVED BANK........................   means:

                                          o  a bank which has a short-term
                                             rating of at least P-1 from
                                             Moody's, and A-1+ from Standard &
                                             Poor's; or

                                          o  a bank which has a short-term
                                             rating of at least A-1 from
                                             Standard & Poor's, provided, that
                                             assets of the fund invested in the
                                             deposits of that bank are
                                             collectible within 30 days of being
                                             made, and the total value of
                                             deposits held by the bank in
                                             relation to a trust does not exceed
                                             twenty percent of the sum of the
                                             aggregate of the Outstanding
                                             Principal Balance of the notes.

APPROVED MORTGAGE INSURANCE POLICY...   means the mortgage insurance policy
                                        maintained by Perpetual Trustees
                                        Australia Limited to cover certain
                                        losses incurred in connection with
                                        mortgages originated in accordance with
                                        the mortgage origination and management
                                        agreement.

APPROVED SOLICITOR...................   means a solicitor or other person
                                        approved to act for Perpetual Trustees
                                        Australia Limited in relation to
                                        settling mortgages as contemplated by
                                        the mortgage origination and management
                                        agreement.

APPROVED VALUER......................   means a person approved to act for
                                        Perpetual Trustees Australia Limited in
                                        valuing properties which are the subject
                                        of any mortgage.

AUTHORIZED INVESTMENTS...............   consist of the following:

                                          o  housing loans secured by registered
                                             mortgages over land;

                                          o  cash on hand or at an Approved
                                             Bank;

                                          o  bonds, debentures, stock or
                                             treasury bills of any government of
                                             an Australian jurisdiction;

                                          o  debentures or stock of any public
                                             statutory body constituted under
                                             the law of any Australian
                                             jurisdiction where the repayment of
                                             the principal is secured and the
                                             interest payable on the security is
                                             guaranteed by the government of an
                                             Australian jurisdiction;

                                      G-2

                                          o  notes or other securities of any
                                             government of an Australian
                                             jurisdiction;

                                          o  deposits with, or certificates of
                                             deposit, whether negotiable,
                                             convertible or otherwise, of, an
                                             Approved Bank;

                                          o  bills of exchange which at the time
                                             of acquisition have a remaining
                                             term to maturity of not more than
                                             200 days, accepted or endorsed by
                                             an Approved Bank;

                                          o  securities which are
                                             "mortgage-backed securities" within
                                             the meaning of the Duties Act, 1997
                                             of New South Wales or the Duties
                                             Act 2000, of Victoria whether or
                                             not there is any instrument in
                                             respect thereof; and

                                          o  any other assets of a class of
                                             assets that are both:

                                             o  within the definition of a
                                                "prescribed property" in the
                                                Duties Act, 1997 of New South
                                                Wales, and

                                             o  declared by order of the
                                                Governor in Council of Victoria
                                                and published in the Victorian
                                                Government Gazette to be assets
                                                in a pool of mortgages for the
                                                Duties Act 2000 of Victoria or
                                                are otherwise included within
                                                sub-paragraph (b)(ii) of the
                                                definition of "pool of
                                                mortgages" of that act.

                                        As used in this definition, expressions
                                        will be construed and, if necessary,
                                        read down so that the notes in relation
                                        to the fund constitute "mortgage-backed
                                        securities" for the purposes of both the
                                        Duties Act, 1997 of New South Wales and
                                        the Duties Act 2000, of Victoria.

                                        Each investment must be of a type which
                                        does not adversely affect the 50% risk
                                        weighting expected to be attributed to
                                        the notes by the Bank of England.

BANKING DAY..........................   (a) in relation to the note trust deed,
                                        any Class A note (including any
                                        condition) and any payment of US$ or
                                        Euros under a currency swap and the
                                        definition of Cut-Off, any day, other
                                        than a Saturday, Sunday or public
                                        holiday on which banks are open for
                                        business in Melbourne, Sydney, London
                                        and New

                                      G-3

                                        York and on which the Trans-European
                                        Automated Real-Time Gross-Settlement
                                        Express Transfer (TARGET) System or any
                                        successor to it is open (a "TARGET
                                        Settlement Day"); and (b) in relation to
                                        any Class B note, any other transaction
                                        document and any payments of A$, any day
                                        other than a Saturday, Sunday or public
                                        holiday on which banks are open for
                                        business in Sydney and Melbourne.

BENCHMARK RATE.......................   in relation to an Interest Period means
                                        the rate expressed as a percentage per
                                        annum calculated by taking the rates
                                        appearing on the Reuters Screen page
                                        BBSW at approximately 10:10 a.m. Sydney
                                        time on (subject to this definition) the
                                        first Banking Day of that Interest
                                        Period for each Bank so quoting (being
                                        no fewer than 5) as being the mean
                                        buying and selling rate for a bill of
                                        exchange of the type specified for the
                                        purpose of quoting on the Reuters Screen
                                        page BBSW and having a tenor closest to
                                        the term of that Interest Period,
                                        eliminating the highest and lowest mean
                                        rates and taking the average of the
                                        remaining mean rates and then (if
                                        necessary) rounding the resultant figure
                                        upwards to 4 decimal places. If fewer
                                        than 5 Banks quote on the Reuters Screen
                                        page BBSW the Benchmark Rate for that
                                        Interest Period shall be calculated as
                                        above by taking the rates otherwise
                                        quoted by 5 Banks or 5 institutions
                                        otherwise authorized to quote rates on
                                        the Reuters Screen page BBSW at or about
                                        10:10 a.m. (Sydney time) for a bill of
                                        exchange having a tenor closest to the
                                        term of that Interest Period, on
                                        application by the manager for such a
                                        bill of the same tenor. If a rate cannot
                                        be determined in accordance with the
                                        foregoing procedures, then the Benchmark
                                        Rate shall mean such rate as is
                                        specified in good faith by the manager
                                        at or around that time on that date,
                                        having regard, to the extent possible,
                                        to comparable indices then available as
                                        to the rates otherwise bid and offered
                                        for such bills of that tenor around that
                                        time.

BENEFIT PLAN.........................   means a pension, profit-sharing or other
                                        employee benefit plan, as well as
                                        individual retirement accounts, Keogh
                                        Plans and other "plans" subject to
                                        Section 4975 of the Code, and entities
                                        that hold plan assets of such plans or
                                        accounts.

CALCULATION PERIOD...................   See page 75.

CARRY OVER CLASS A CHARGE OFFS.......   means, at any Cut-Off, in relation to a
                                        Class A note, the aggregate of Class A
                                        Charge Offs in relation to that Class A
                                        note prior to that Cut-Off which have
                                        not been reinstated as described in this
                                        prospectus.

                                      G-4

CARRY OVER CLASS B CHARGE OFFS.......   means, at any Cut-Off, in relation to a
                                        Class B note, the aggregate of Class B
                                        Charge Offs in relation to that Class B
                                        note prior to that Cut-Off which have
                                        not been reinstated as described in this
                                        prospectus.

CARRY OVER REDRAW CHARGE OFF.........   means, at any Cut-Off, in relation to a
                                        redraw funding facility, the aggregate
                                        Redraw Charge Offs in relation to that
                                        redraw funding facility prior to that
                                        Cut-Off which have not been reinstated
                                        as described in this prospectus.

CARRY OVER TOP-UP CHARGE OFF.........   means, at any Cut-Off, in relation to a
                                        top-up funding facility, the aggregate
                                        Top-up Charge Offs in relation to that
                                        top-up funding facility prior to that
                                        Cut-Off which have not been reinstated
                                        as described in this prospectus.

CLASS A CHARGE OFFS..................   means, in relation to a Class A note,
                                        the amount of any reduction in the
                                        Outstanding Principal Balance of that
                                        note as described under "Description of
                                        the Class A1 Notes--Application of
                                        Realized Losses".

CLASS B CHARGE OFFS..................   means, in relation to a Class B note,
                                        the amount of any reduction in the
                                        Outstanding Principal Balance of that
                                        note as described under "Description of
                                        the Class A1 Notes--Application of
                                        Realized Losses".

COLLATERAL SECURITY..................   means, in relation to a mortgage, each
                                        guarantee, indemnity or other mortgage,
                                        charge, caveat or other security
                                        interest executed in favor of Perpetual
                                        Trustees Australia Limited or held by
                                        Perpetual Trustees Australia Limited as
                                        further security for the money secured
                                        by that mortgage.

CUT-OFF..............................   See page 75.

ERISA................................   means the U.S. Employee Retirement
                                        Income Security Act of 1974, as amended.

EURIBOR..............................   means, in relation to any Interest
                                        Period and any Class A2 note, the rate
                                        of interest determined by the
                                        calculation agent as follows:

                                          o  on the second Banking Day before
                                             the beginning of each Interest
                                             Period (each an "Interest
                                             Determination Date"), the rate
                                             "EUR-EURIBOR-Telerate" as the
                                             applicable Floating Rate Option
                                             under the Definitions of the
                                             International Swaps and Derivatives
                                             Association, Inc. (ISDA)
                                             incorporating the 2000 ISDA
                                             Definitions, as amended from time
                                             to time (the ISDA Definitions)
                                             being the rate

                                      G-5

                                             applicable to any Interest Period
                                             for three-month (or, in the case of
                                             the first Interest Period, the rate
                                             will be determined by linear
                                             interpolation calculated by
                                             reference to the duration of the
                                             first Interest Period) deposits in
                                             Euros which appears on the Telerate
                                             Page 248 as of 11:00 a.m., Brussels
                                             time, determined on the Interest
                                             Determination Date by the
                                             calculation agent.

                                          o  if such rate does not appear on the
                                             Telerate Page 248, the rate for
                                             that Interest Period will be
                                             determined as if the issuer trustee
                                             and the Calculation Agent had
                                             specified "EUR-EURIBOR-Reference
                                             Banks" as the applicable Floating
                                             Rate Option under the ISDA
                                             Definitions. "EUR-EURIBOR-Reference
                                             Banks" means that the rate for an
                                             Interest Period will be determined
                                             on the basis of the rates at which
                                             deposits in Euros are offered by
                                             the Reference Banks (being four
                                             major banks in the Euro-zone
                                             interbank market agreed to by the
                                             calculation agent and the Euro
                                             currency swap provider) at
                                             approximately 11:00 a.m., Brussels
                                             time, on the Interest Determination
                                             Date to prime banks in the
                                             Euro-zone interbank market for a
                                             period of three months (or, in the
                                             case of the first Interest Period,
                                             the rate will be determined by
                                             linear interpolation calculated by
                                             reference to the duration of the
                                             first Interest Period) commencing
                                             on the first day of the Interest
                                             Period and in Representative Amount
                                             (as defined in the ISDA
                                             Definitions). The calculation agent
                                             will request the principal
                                             Euro-zone office of each of the
                                             Reference Banks to provide a
                                             quotation of its rate. If at least
                                             two such quotations are provided,
                                             the rate for that Interest Period
                                             will be the arithmetic mean of the
                                             quotations. If fewer than two
                                             quotations are provided as
                                             requested, the rate for that
                                             Interest Period will be the
                                             arithmetic mean of the rates quoted
                                             by major banks in the Euro-zone
                                             interbank market, selected by the
                                             calculation agent and the Euro
                                             currency swap provider, at
                                             approximately 11:00 a.m., Brussels
                                             time, on that Interest
                                             Determination Date for loans in
                                             Euros to leading European banks for
                                             a period of three months (or, in
                                             the case of the first Interest
                                             Period, the rate will be determined
                                             by linear interpolation calculated
                                             by reference to the duration of the
                                             first Interest Period) commencing
                                             on the first

                                      G-6

                                             day of the Interest Period and in a
                                             Representative Amount.

                                          o  if no such rates are available in
                                             the Euro-zone interbank market,
                                             then the rate for such Interest
                                             Period will be the most recently
                                             determined rate in accordance with
                                             this paragraph.

                                        In this definition of EURIBOR,
                                        Banking Day means any day on which
                                        commercial banks are open for
                                        business (including dealings in
                                        foreign exchange and foreign
                                        currency deposits) in London and New
                                        York City and which is a TARGET
                                        Settlement Day.

EXPENSES.............................   in relation to a fund means all
                                        costs, charges, liabilities and
                                        expenses incurred by the issuer
                                        trustee or the manager in the
                                        operation of the fund, including the
                                        following:

                                          o  any amounts payable or incurred by
                                             the issuer trustee or the manager
                                             under any enhancement or hedge;

                                          o  any amounts (other than fees)
                                             payable by the issuer trustee or
                                             the manager to a mortgage manager
                                             under its corresponding mortgage
                                             origination and management
                                             agreement;

                                          o  any amounts payable under or
                                             incurred by the issuer trustee or
                                             the manager under the purchase
                                             agreement or the security trust
                                             deed or otherwise in relation to
                                             the issue of the notes;

                                          o  any fees and expenses payable to
                                             DTC, the Class A note trustee, the
                                             paying agents, the Class A note
                                             registrar, the calculation agents,
                                             Clearstream, Luxembourg, Euroclear
                                             and any stock exchange;

                                          o  any fees and other amounts payable
                                             to the manager;

                                          o  any fees and expenses payable to
                                             the auditor;

                                          o  any fees and expenses charged from
                                             time to time by or in relation to a
                                             securities system or any stock
                                             exchange to the issuer trustee's
                                             account;

                                          o  any costs of postage and printing
                                             of all checks, accounts,
                                             statements, notices, note
                                             registration

                                      G-7

                                             confirmations and other documents
                                             required to be posted to the
                                             beneficiaries or noteholders of the
                                             fund;

                                          o  any costs of any valuation of the
                                             fund or of any asset of the fund;

                                          o  any expenses incurred in connection
                                             with the bank accounts of the
                                             issuer trustee in relation to the
                                             fund and bank fees (including but
                                             not limited to account keeping
                                             fees) and other bank or government
                                             charges (including but not limited
                                             to bank account debits tax)
                                             incurred in connection with the
                                             keeping of, or the transaction of
                                             business through, the internal
                                             accounts and bank accounts of the
                                             issuer trustee and their
                                             management;

                                          o  any fees, charges and amounts which
                                             are paid or payable to any person
                                             appointed or engaged by the issuer
                                             trustee or the manager to the
                                             extent that the fees, charges and
                                             amounts would be payable or
                                             reimbursable to the issuer trustee
                                             or the manager under any other
                                             provision of this definition or
                                             under the master trust deed if the
                                             services performed by the person so
                                             appointed or engaged had been
                                             carried out directly by the issuer
                                             trustee or the manager and to the
                                             extent that those fees, charges and
                                             amounts are reasonable in amount
                                             and properly incurred;

                                          o  the amount of any indemnity from
                                             the fund claimed by the issuer
                                             trustee or the manager;

                                          o  reasonable in amount and properly
                                             incurred legal costs and
                                             disbursements incurred by the
                                             manager and the issuer trustee in
                                             relation to settling and executing
                                             any transaction document and any
                                             subsequent consent, agreement,
                                             approval, waiver or amendment
                                             thereto or in relation to any
                                             matter of concern to the manager or
                                             the issuer trustee in relation to a
                                             transaction document or the fund
                                             provided that the basis of
                                             incurring any such costs and
                                             disbursements by the issuer trustee
                                             has been approved in advance by the
                                             manager;

                                          o  any costs incurred by the manager
                                             or the issuer trustee in, or in
                                             connection with, the retirement or
                                             removal of the issuer trustee or
                                             the manager

                                      G-8

                                             respectively under the master trust
                                             deed and the appointment of any
                                             person in substitution to the
                                             extent that those costs are
                                             reasonable in amount and properly
                                             incurred;

                                          o  any amount specified as an
                                             "Expense" in any transaction
                                             document;

                                          o  any other costs, charges, expenses,
                                             fees, liabilities, taxes, imposts
                                             and other outgoings properly
                                             incurred by the issuer trustee or
                                             the manager in exercising their
                                             respective powers, duties and
                                             obligations under the transaction
                                             document (other than the notes),

                                        provided that

                                          o  general overhead costs and expenses
                                             of the issuer trustee and the
                                             manager (including, without
                                             limitation, rents and any amounts
                                             payable by the issuer trustee or
                                             the manager (as applicable) to its
                                             employees in connection with their
                                             employment) incurred directly or
                                             indirectly in connection with the
                                             business of the issuer trustee or
                                             the manager (as applicable) or in
                                             the exercise of its rights, powers
                                             and discretions or the performance
                                             of its duties and obligations in
                                             relation to the fund; and

                                          o  any fees payable by the manager
                                             under the management support deed,

                                        shall not constitute Expenses.

EXTRAORDINARY RESOLUTION.............   means a resolution passed at a duly
                                        convened meeting of Voting Secured
                                        Creditors by a majority consisting of
                                        not less than 75% of the votes cast
                                        thereat or a resolution in writing by
                                        all Voting Secured Creditors.

FINANCIAL DEFAULT....................   means any failure by the issuer trustee:

                                          o  to pay within 10 Banking Days of
                                             the due date:

                                             o  the issuer trustee's fee;

                                             o  any amount payable under any
                                                hedge or enhancement;

                                      G-9

                                             o  any amount of interest or
                                                principal due on the notes;

                                             o  the manager's fee.

INSOLVENCY EVENT.....................   means with respect to any person (and,
                                        in the case of the issuer trustee,
                                        excluding in its personal capacity) the
                                        happening of the following events:

                                          o  an application or order is made for
                                             bankruptcy, winding up or
                                             dissolution of the person other
                                             than frivolous or vexatious
                                             application or an application which
                                             is not stayed within 21 days;

                                          o  a resolution is passed, or steps
                                             are taken to pass a resolution, for
                                             the winding up or dissolution of
                                             the person, otherwise than for the
                                             purpose of an amalgamation or
                                             reconstruction while solvent on
                                             terms previously approved by the
                                             security trustee;

                                          o  the person is otherwise wound up or
                                             dissolved or made bankrupt;

                                          o  a liquidator, provisional
                                             liquidator, official manager,
                                             administrator, receiver, receiver
                                             and manager, trustee in bankruptcy
                                             or any similar official is
                                             appointed to the person or any of
                                             the assets of the person, but in
                                             the case of a receiver or receiver
                                             and manager only, in respect of the
                                             assets of the fund, or any steps
                                             are taken for any such appointment
                                             and such appointment is not revoked
                                             within 21 days;

                                          o  the person suspends payment of its
                                             debts generally;

                                          o  the person is, or becomes unable to
                                             pay its debts when they are due or
                                             is, or becomes, unable to pay its
                                             debts within the meaning of the
                                             Corporations Act;

                                          o  the person enters into, or resolves
                                             to enter into, any arrangement,
                                             composition or compromise with, or
                                             assignment for the benefit of, its
                                             creditors or any class of them;

                                          o  the person ceases or threatens to
                                             cease, to carry on business;

                                          o  a notice under section 601AB(3) of
                                             the Corporations

                                      G-10

                                             Act is given to, or in respect of,
                                             the person;

                                          o  the person is, or becomes, or under
                                             the Corporations Act is presumed to
                                             be, insolvent;

                                          o  the person takes any steps to
                                             obtain, or is granted protection
                                             from its creditors or any class of
                                             them, under applicable legislation;

                                          o  anything analogous or having
                                             substantially similar effect, to
                                             any of the above occurs under or in
                                             respect of any existing or future
                                             law.

INTEREST COLLECTIONS.................   See page 77.

INTEREST COLLECTIONS WATERFALL.......   See page 78.

INTEREST PERIOD......................   See page 75.

INVESTED AMOUNT......................   means at any time in relation to a note,
                                        an amount equal to

                                          o  the initial Outstanding Principal
                                             Balance of the note; minus

                                          o  all repayments of principal made in
                                             relation to the note.

ISSUER TRUSTEE'S DEFAULT.............   means the issuer trustee, breaches any
                                        obligation or duty imposed on the issuer
                                        trustee under any transaction document
                                        in relation to the fund and the issuer
                                        trustee fails or neglects after 10 days'
                                        notice from the manager to remedy that
                                        breach.

LIBOR................................   means, in relation to any Interest
                                        Period and any Class A1 note, the rate
                                        of interest determined by the
                                        calculation agent as follows:

                                          o  on the second Banking Day before
                                             the beginning of each Interest
                                             Period (each an "Interest
                                             Determination Date"), the rate
                                             "USD-LIBOR-BBA" as the applicable
                                             Floating Rate Option under the ISDA
                                             Definitions being the rate
                                             applicable to any Interest Period
                                             for three-month (or, in the case of
                                             the first Interest Period, the rate
                                             will be determined by linear
                                             interpolation calculated by
                                             reference to the duration of the
                                             first Interest Period) deposits in
                                             United States Dollars which appears
                                             on the Telerate Page 3750 as of
                                             11:00 a.m., London time, determined
                                             on the Interest Determination Date
                                             by the calculation agent.

                                      G-11

                                          o  if such rate does not appear on the
                                             Telerate Page 3750, the rate for
                                             that Interest Period will be
                                             determined as if the issuer trustee
                                             and the Calculation Agent had
                                             specified "USD-LIBOR-Reference
                                             Banks" as the applicable Floating
                                             Rate Option under the ISDA
                                             Definitions. "USD-LIBOR-Reference
                                             Banks" means that the rate for an
                                             Interest Period will be determined
                                             on the basis of the rates at which
                                             deposits in US Dollars are offered
                                             by the Reference Banks (being four
                                             major banks in the London interbank
                                             market agreed to by the calculation
                                             agent and the US$ currency swap
                                             provider) at approximately 11:00
                                             a.m., London time, on the Interest
                                             Determination Date to prime banks
                                             in the London interbank market for
                                             a period of three months (or, in
                                             the case of the first Interest
                                             Period, the rate will be determined
                                             by linear interpolation calculated
                                             by reference to the duration of the
                                             first Interest Period) commencing
                                             on the first day of the Interest
                                             Period and in Representative Amount
                                             (as defined in the ISDA
                                             Definitions). The calculation agent
                                             will request the principal London
                                             office of each of the Reference
                                             Banks to provide a quotation of its
                                             rate. If at least two such
                                             quotations are provided, the rate
                                             for that Interest Period will be
                                             the arithmetic mean of the
                                             quotations. If fewer than two
                                             quotations are provided as
                                             requested, the rate for that
                                             Interest Period will be the
                                             arithmetic mean of the rates quoted
                                             by not less than two major banks in
                                             New York City, selected by the
                                             calculation agent and the US$
                                             currency swap provider, at
                                             approximately 11:00 a.m., New York
                                             City time, on that Interest
                                             Determination Date for loans in US
                                             Dollars to leading European banks
                                             for a period of three months (or,
                                             in the case of the first Interest
                                             Period, the rate will be determined
                                             by linear interpolation calculated
                                             by reference to the duration of the
                                             first Interest Period) commencing
                                             on the first day of the Interest
                                             Period and in a Representative
                                             Amount.

                                          o  if no such rates are available in
                                             New York City, then the rate for
                                             such Interest Period will be the
                                             most recently determined rate in
                                             accordance with this paragraph.

                                      G-12

                                        In this definition of LIBOR, Banking Day
                                        means any day on which commercial banks
                                        are open for business (including
                                        dealings in foreign exchange and foreign
                                        currency deposits) in London and New
                                        York City and which is a TARGET
                                        Settlement Day.

LTV..................................   means in relation to a housing loan, the
                                        Outstanding Principal Balance of the
                                        loan, divided by the most recent market
                                        valuation held at the closing cut-off of
                                        the land secured by the mortgage
                                        securing that loan or the most recent
                                        valuation as set forth under
                                        "Superannuation Members' Home Loans
                                        Residential Loan Program--Valuation of
                                        Mortgages--Purchases and Top-up Loans".

MANAGER'S DEFAULT....................   means the manager breaches any
                                        obligation or duty imposed on the
                                        manager under the master trust deed, any
                                        other transaction document or any other
                                        deed, agreement or arrangement entered
                                        into by the manager under the master
                                        trust deed in relation to the fund or
                                        any representation given by the manager
                                        in any transaction document in relation
                                        to the fund is or becomes not true, and
                                        the breach is not remedied within 30
                                        days' notice being given by the issuer
                                        trustee to the manager

MATERIAL ADVERSE EFFECT..............   means an event which will materially and
                                        adversely affect the amount or the
                                        timing of a payment to a noteholder.

MORTGAGE DOCUMENT....................   means in relation to a mortgage:

                                          o  that mortgage;

                                          o  each Secured Agreement relating to
                                             that mortgage;

                                          o  each Collateral Security relating
                                             to that mortgage;

                                          o  each Property Insurance relating to
                                             that mortgage;

                                          o  each enhancement, to the extent it
                                             relates to that mortgage;

                                          o  each hedge, to the extent it
                                             relates to that mortgage;

                                          o  each mortgage insurance policy;

                                          o  any other document or agreement
                                             which is agreed between Perpetual
                                             Trustees Australia Limited and/or
                                             the manager and the mortgage
                                             manager to be a

                                      G-13

                                             Mortgage Document for the purposes
                                             of the mortgage origination and
                                             management agreement.

NOTEHOLDER SECURED CREDITORS.........   means the Class B noteholders and the
                                        note trustee, acting on behalf of the
                                        Class A noteholders.

ORIGINAL PRINCIPAL BALANCE...........   means in relation to a note, the initial
                                        face value of that note.

OUTSTANDING PRINCIPAL BALANCE........   o means at any time in relation to a
                                          note an amount equal to:

                                          o  the initial Outstanding Principal
                                             Balance of the note; minus

                                          o  all repayments of principal made in
                                             relation to that note; minus

                                          o  the Carry Over Class A Charge Offs
                                             or the Carry Over Class B Charge
                                             Offs (if any and as the case
                                             requires) for the note; plus

                                          o  amounts applied or available to be
                                             applied under the Interest
                                             Collections Waterfall to reinstate
                                             those Carry Over Class A Charge
                                             Offs or the Carry Over Class B
                                             Charge Offs (if any and as the case
                                             requires) for the note,

                                        o means at any time in relation to a
                                          housing loan, the then outstanding
                                          principal under the housing loan which
                                          includes any redraws or top-up loans
                                          made prior to the time of such
                                          determination.

PRINCIPAL COLLECTIONS................   See page 81.

PRINCIPAL COLLECTIONS WATERFALL......   See page 82.

PROPERTY INSURANCE...................   means, in relation to a mortgage, all
                                        insurance policies which a mortgagor
                                        maintains, or is required to maintain
                                        under that mortgage.

REALIZED LOSS........................   See page 85.

REDRAW CHARGE OFF....................   means, in relation to a redraw funding
                                        facility, the amount of reduction of the
                                        Redraw Principal Outstanding as
                                        described under "Description of the
                                        Class A1 Notes--Application of Realized
                                        Losses".

                                      G-14

REDRAW PRINCIPAL OUTSTANDING.........   means at any time in respect of a redraw
                                        funding facility, an amount equal to:

                                          o  all principal drawings under the
                                             redraw funding facility which have
                                             been used to fund a payment of
                                             principal under a loan redraw
                                             facility; minus

                                          o  all repayments of principal in
                                             respect of such principal drawings;
                                             minus

                                          o  the Carry Over Redraw Charge Offs
                                             (if any and as the case requires)
                                             for the redraw funding facility;
                                             plus

                                          o  amounts applied or available to be
                                             applied under the Interest
                                             Collections Waterfall to repay the
                                             redraw principal outstanding under
                                             the redraw funding facility.

REQUIRED CASH COLLATERAL.............   means, on a payment date, an amount
                                        equal to the higher of:

                                          o  0.25% of the aggregate Outstanding
                                             Principal Balance of the housing
                                             loans secured by the mortgage or
                                             such other amount as the manager
                                             and designated rating agencies
                                             agree from time to time; and

                                          o  0.03% of the total original
                                             Outstanding Principal Balance of
                                             the notes or such other amount as
                                             the manager and the designated
                                             rating agencies agree from time to
                                             time,

                                        in each case disregarding payments and
                                        allocation of Realized Losses in
                                        respect of the Outstanding Principal
                                        Balance to be made on that payment date
                                        in accordance with the supplementary
                                        bond terms notice and the Interest
                                        Collections Waterfall and the Principal
                                        Collections Waterfall.

SECURED AGREEMENT....................   means, in relation to a mortgage, any
                                        document or agreement under which any
                                        money secured by that mortgage is or may
                                        become outstanding.

SECURED CREDITOR.....................   See page 115.

                                      G-15

SECURED MONEYS.......................   means, all money which the issuer
                                        trustee is or at any time may become
                                        actually or contingently liable to pay
                                        to or for the account of any Secured
                                        Creditor for any reason whatever under
                                        or in connection with a transaction
                                        document.

SOLICITOR'S CERTIFICATE..............   means, in relation to a mortgage, a
                                        certificate from an Approved Solicitor
                                        addressed to Perpetual Trustees
                                        Australia Limited and the manager as to
                                        certain matters relating to the
                                        origination of that mortgage and the
                                        property which is the subject of the
                                        mortgage.

SUSPENDED MONEYS.....................   See page 44.

SUSPENSION DATE......................   means, the date which is 120 days after
                                        the giving of a bond issue confirmation
                                        certificate.

TERMINATION DATE.....................   in relation to the fund means the
                                        earliest of the following dates in
                                        relation to the fund

                                          o  the eightieth anniversary of the
                                             master trust deed;

                                          o  the date upon which the fund
                                             terminates by operation or statute
                                             or by the application of general
                                             principals of law;

                                          o  the Banking Day immediately
                                             following the date upon which the
                                             issuer trustee pays in full all
                                             moneys due or which may become due,
                                             whether contingently or otherwise,
                                             to the noteholders in respect of
                                             the notes and the issuer trustee
                                             agrees that no further notes are
                                             proposed to be issued by the issuer
                                             trustee in relation to the fund; or

                                          o  if a Financial Default occurs
                                             before the notes are paid in full,
                                             the date appointed by the
                                             Noteholder Secured Creditors as the
                                             Termination Date pursuant to the
                                             master trust deed.

TOP-UP CHARGE OFF....................   means, in relation to a top-up funding
                                        facility, the amount of reduction of the
                                        Top-up Principal Outstanding as
                                        described under "Description of the
                                        Class A1 Notes--Application of Realized
                                        Losses".

                                      G-16

TOP-UP PRINCIPAL OUTSTANDING.........   means, at any time in respect of a
                                        top-up funding facility, an amount equal
                                        to:

                                          o  all principal drawings under the
                                             top-up funding facility which have
                                             been used to fund a payment of
                                             principal under a top up loan;
                                             minus

                                          o  all repayments of principal in
                                             respect of such principal drawings;
                                             minus

                                          o  the Carry Over Top-up Charge Offs
                                             (if any and as the case requires)
                                             for the top-up funding facility;
                                             plus

                                          o  amounts applied or available to be
                                             applied under the Interest
                                             Collections Waterfall to repay the
                                             top-up principal outstanding under
                                             the top-up funding facility.

UCCC.................................   means the Consumer Credit (Queensland)
                                        Code and the equivalent legislation in
                                        each other state and territory in
                                        Australia.

UNPAID BALANCE.......................   means at any time an amount equal to:

                                          o  the aggregate initial Outstanding
                                             Principal Balance of the housing
                                             loans; minus

                                          o  all repayments of principal in
                                             respect of such housing loans which
                                             have not been redrawn.

VALUATION............................   means, in relation to a mortgage, a
                                        valuation of the property which is the
                                        subject of that mortgage, prepared by an
                                        Approved Valuer.

VOTING SECURED CREDITORS.............   means:

                                          o  with respect to enforcement of the
                                             security trust deed, for so long
                                             as the Secured Moneys of the
                                             Noteholder Secured Creditors are
                                             75% or more of the total Secured
                                             Moneys calculated and expressed in
                                             the A$ Equivalent, the Noteholder
                                             Secured Creditors alone;

                                      G-17

                                          o  at any other time

                                          o  the Class A note trustee, or, if
                                             the Class A note trustee fails to
                                             act on behalf of the Class A
                                             noteholders within a reasonable
                                             time and such failure is
                                             continuing, the Class A noteholders
                                             to the extent permitted by
                                             Australian law; and

                                          o  each other Secured Creditor (other
                                             than a Class A noteholder).

                                      G-18

                      (THIS PAGE INTENTIONALLY LEFT BLANK.)

                              [SMHL GLOBAL FUND 7]
                                     [LOGO]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration Fee.............................................  $     95,025
Printing and Engraving...........................................  $     50,000
Legal Fees and Expenses..........................................  $    300,000
Trustee Fees and Expenses........................................  $     50,000
Rating Agency Fees...............................................  $    120,000
Accounting Fees & Expenses.......................................  $     40,000
Miscellaneous....................................................  $     30,000
                                                                    -----------
         Total...................................................  $    685,025
                                                                    ===========

*    All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as trust manager with respect to, that were not registered under the Securities Act:

     1.   The registrant was incorporated on January 27, 1982. 100,000 fully paid shares of A$1.00 each were allotted to Members Equity Pty Limited on February 29, 1996.

     2.   The registrant acted as manager with respect to the following:

                                      II-1

--------------------------------------------------------------------------------------------------------

                       SMHL GLOBAL           SMHL GLOBAL           SMHL GLOBAL          SMHL GLOBAL
                        FUND NO. 2            FUND NO. 3           FUND NO. 4            FUND NO. 5
--------------------------------------------------------------------------------------------------------

DATE               June 15, 2001         October 24, 2002      May 1, 2003          November 21, 2003
--------------------------------------------------------------------------------------------------------
AMOUNT             US$582,100,000        US$1,400,000,000      US$1,000,000,000     US$750,000,000
                   A$17,500,000          A$33,700,000          A$30,000,000         A$20,700,000
--------------------------------------------------------------------------------------------------------
TYPE               Mortgage Backed       Mortgage Backed       Mortgage Backed      Mortgage Backed
                   Floating Rate Notes   Floating Rate Notes   Floating Rate Notes  Floating Rate Notes

--------------------------------------------------------------------------------------------------------
                   Class A-1 Notes       Class A Notes         Class A Notes        Class A Notes
                   US$220,000,000        US$1,400,000,000      US$1,000,000,000     US$750,000,000
                   Class A-2 Notes       Class B Notes         Class B Notes        Class B Notes
                   US$362,100,000        A$33,700,000          A$30,000,000         A$20,700,000
                   Class B Notes
                   A$17,500,000
--------------------------------------------------------------------------------------------------------
EXEMPTION          Class A-1 and Class   Class A Notes were    Class A Notes were   Class A Notes were
FROM REGISTRATION  A-2 were privately    registered in USA;    registered in USA;   registered in USA;
                   placed pursuant to    Class B Notes were    Class B Notes were   Class B Notes were
                   exemptions from       offered in Asia,      offered in Asia,     offered in Asia,
                   registration          Australia, the        Australia, the       Australia, the
                   provided by Rule      United Kingdom and    United Kingdom and   United Kingdom and
                   144A under the        Europe, not offered   Europe, not          Europe, not offered
                   Securities Act of     in the USA.           offered in the USA.  in the USA.
                   1933 and Regulation
                   S under the
                   Securities Act of
                   1933;
                   Class B were 100%
                   domestic issue, not
                   offered in the USA.
--------------------------------------------------------------------------------------------------------
PRINCIPAL          Credit Suisse First   Credit Suisse First   Credit Suisse        Credit Suisse First
UNDERWRITERS       Boston Corporation,   Boston Corporation    First Boston         Boston
                   Deutsche Banc Alex.   Deutsche Bank         Deutsche Bank        Deutsche Bank
                   Brown and             Securities Inc.       Securities Inc.      Securities Inc.
                   UBS Warburg           National Australia    Citigroup Global     Citigroup Global
                                         Bank, Hong Kong       Markets Inc.         Markets Inc.
                                         Branch                UBS Warburg LLC
                                         Salomon Smith
                                         Barney Inc.

--------------------------------------------------------------------------------------------------------
UNDERWRITING FEES  US$873,150 for        US$1,960,000 for      US$1,400,000 for     US$1,050,000 for
                   Class A-1 and Class   Class A and           Class A Notes and    Class A Notes and
                   A-2 Notes and         A$47,180 for Class    A$46,200 for Class   A$28,890 for Class
                   A$21,000 for Class    B Notes               B Notes              B Notes
                   B Notes
--------------------------------------------------------------------------------------------------------
OFFERING           Class A-1: LIBOR +    Class A: LIBOR +      Class A: LIBOR +     Class A: LIBOR +
PRICE              0.090%,               0.220%,               0.220%               0.220%
                   Class A-2: LIBOR +    Class B: BBSW +
                   0.225% and            0.550%                Class B:  BBSW +     Class B:  BBSW +
                   Class B: BBSW +                             0.700%               0.850%
                   0.550%

--------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE   Class A-1: 0.99       Class A: 2.796 years  Class A: 2.67 years  Class A: 2.69 years
LIFE TO CALL       years
                   Class A-2: 4.72       Class B: 5.85 years   Class B: 6.19 years  Class B: 5.97 years
                   years
                   Class B: 7.00 years
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                   SMHL                SMHL
                       SMHL GLOBAL      SMHL SECURITIZATION    SECURITIZATION      SECURITIZATION
                        FUND NO. 6          FUND NO. 10         FUND NO. 11         FUND NO. 12
----------------------------------------------------------------------------------------------------

DATE                April 14, 2004      December 6, 2001     September 27, 2002  May 27, 2003
----------------------------------------------------------------------------------------------------
AMOUNT              US$1,000,000,000    A$500,000,000        A$2,226,000,000     Up to
                    A$26,600,000                                                 A$3,500,000,000
----------------------------------------------------------------------------------------------------
TYPE                Mortgage Backed     Mortgage Backed      Mortgage Backed     Mortgage Backed
                    Floating Rate       Floating Rate and    Floating Rate       Floating Rate
                    Notes               Fixed Rate Notes     Notes issuable      Notes issuable
                                                             from time to time   from time to time
----------------------------------------------------------------------------------------------------
                    Class A Notes       Class A1-1 Notes     Class A Notes       Class A Notes
                    US$1,000,000,000    A$275,000,000        A$2,199,200,000     A$3,408,450,000
                    Class B Notes       Class A2 Notes       Class B Notes       Class B Notes
                    A$26,600,000        A$217,750,000        A$26,800,000        A$36,150,000
                                        Class B Notes
                                        A$7,250,000
----------------------------------------------------------------------------------------------------
EXEMPTION           Class A Notes       Class A and Class    Class A and Class   Class A and Class
FROM REGISTRATION   were registered     B Notes were 100%    B Notes were 100%   B Notes are 100%
                    in USA; Class B     domestic issue,      domestic issue,     domestic issue,
                    Notes were          not offered in the   not offered in      not offered in
                    offered in Asia,    USA.                 the USA.            the USA
                    Australia, the
                    United Kingdom
                    and Europe, not
                    offered in the
                    USA.

----------------------------------------------------------------------------------------------------
PRINCIPAL           Credit Suisse       Credit Suisse        Directly placed     Directly placed
UNDERWRITERS        First Boston        First Boston         by registrant in    by Registrant in
                    Deutsche Bank       Australia            Australia to        Australia to
                    Securities Inc.     Securities Ltd       Australian          Australian
                    Citigroup Global                         investors only      investors only
                    Markets Inc.        Macquarie Bank
                                        Limited

                                        National Australia
                                        Bank
----------------------------------------------------------------------------------------------------
UNDERWRITING FEES   US$1,400,000 for    A$600,000 for        N/A                 N/A
                    Class A Notes and   Class A and Class
                    A$36,575 for        B Notes
                    Class B Notes

----------------------------------------------------------------------------------------------------
OFFERING            Class A: LIBOR +    Class A1-1: 5.585%   Varying prices      Varying prices
PRICE               0.160%              and after 12/15/04   determined at the   determined at the
                                        BBSW + 0.650%,       time of sale        time of sale
                    Class B:  BBSW +    Class A2: BBSW +
                    0.650%              0.370% and
                                        Class B: BBSW +
                                        0.530%
----------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE    Class A: 2.63       Class A1-1: 3.03     N/A                 N/A
LIFE TO CALL        years               years
                                        Class A2: 3.99
                    Class B: 6.07       years
                    years               Class B: 7.02 years
----------------------------------------------------------------------------------------------------

                                      II-2

-------------------------------------------------------------------------------------------------------------------------------
                      SMHL               SMHL              SMHL           SMHL PRIVATE       SMHL PRIVATE    SMHL WAREHOUSING
                 SECURITIZATION     SECURITIZATION    SECURITIZATION     PLACEMENT FUND     PLACEMENT FUND     TRUST 2004-1
                   FUND 2003-1       FUND 2003-2        FUND 2004-1          NO. 11             NO. 12
-------------------------------------------------------------------------------------------------------------------------------

DATE            July 17, 2003      September 12,     May 18, 2004       July 24, 2001      February 26,      January 16, 2004
                                   2003                                                    2002
-------------------------------------------------------------------------------------------------------------------------------
AMOUNT          A$700,000,000      A$1,000,000,000   A$750,000,000      A$1,500,000,000    A$1,240,000,000   Up to
                                                                                                             A$5,000,000,000
-------------------------------------------------------------------------------------------------------------------------------
TYPE            Mortgage Backed    Mortgage Backed   Mortgage Backed    Mortgage Backed    Mortgage Backed   Mortgage Backed
                Floating Rate      Floating Rate     Floating Rate      Floating Rate      Floating Rate     Floating Rate
                Notes              Notes             and Fixed Rate     Notes issuable     Notes issuable    Notes issuable
                                                     Notes              from time to time  from time to      from time to time
                                                                                           time
-------------------------------------------------------------------------------------------------------------------------------
                Class A-1 Notes    Class A-1 Notes   Class A-1 Notes    Class A Notes      Class A Notes     Class A Notes
                A$210,000,000      A$376,600,000     A$200,000,000      A$1,480,500,000    A$1,222,600,000   A$1,882,050,000
                Class A-2 Notes    Class A-2 Notes   Class A-2 Notes    Class B Notes      Class B Notes     Class B Notes
                A$477,400,000      A$368,300,000     A$436,000,000      A$19,500,000       A$17,400,000      A$20,950,000
                Class B Notes      Class A-3 Notes   Class A-3 Notes
                A$12,600,000       A$236,100,000     A$100,000,000
                                   Class B Notes     Class B Notes
                                   A$19,000,000      A$14,000,000
-------------------------------------------------------------------------------------------------------------------------------
EXEMPTION       Class A and        Class A and       Class A and        Class A and        Class A and       Class A and
FROM            Class B Notes      Class B Notes     Class B Notes      Class B Notes      Class B Notes     Class B Notes
REGISTRATION    were offered in    were offered in   were offered in    were 100%          are 100%          are 100%
                Asia, Australia,   Asia,             Asia, Australia,   domestic issue,    domestic issue,   domestic issue,
                the United         Australia, the    the United         not offered in     not offered in    not offered in
                Kingdom and        United Kingdom    Kingdom and        the USA.           the USA.          the USA.
                Europe; Class A    and Europe;       Europe; Class A
                and Class B        Class A and       and Class B
                Notes were not     Class B Notes     Notes were not
                offered in the     were not          offered in the
                USA.               offered in the    USA.
                                   USA.
-------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL       Credit Suisse      Credit Suisse     Credit Suisse      Directly placed    Directly placed   Directly placed
UNDERWRITERS    First Boston       First Boston      First Boston       by Registrant in   by Registrant     by Registrant in
AND OTHER       Australia          Australia         Australia          Australia to       in Australia to   Australia to
PURCHASERS      Securities Ltd     Securities Ltd    Securities Ltd     Australian         Australian        Australian
                                                                        investors only     investors only    investors only
                Macquarie Bank     Macquarie Bank    Macquarie Bank
                Limited            Limited           Limited
-------------------------------------------------------------------------------------------------------------------------------
                National           National          National
                Australia Bank     Australia Bank    Australia Bank
-------------------------------------------------------------------------------------------------------------------------------
                Westpac Banking    Westpac Banking   Westpac Banking
                Corporation        Corporation       Corporation
-------------------------------------------------------------------------------------------------------------------------------
UNDERWRITING    A$924,000 for      A$1,320,000 for   A$990,000 for      N/A                N/A               N/A
FEES            Class A and B      Class A and B     Class A and B
                Notes              Notes             Notes
-------------------------------------------------------------------------------------------------------------------------------
OFFERING        Class A-1: BBSW    Class A-1: BBSW   Class A-1: BBSW    varying prices     varying prices    varying prices
PRICE           +                  + 0.260%,         + 0.190%,          determined at      determined at     determined at
                0.250%,            Class A-2: BBSW   Class A-2: BBSW    the time of sale   the time of sale  the time of sale
                Class A-2: BBSW    + 0.330%,         + 0.250%,
                + 0.350%           Class A-3: BBSW   Class A-3:
                and                + 0.400% and      6.150% and after
                Class B: BBSW +    Class B: BBSW +   Nov. 9, 2006
                0.850%             0.850%            BBSW + 0.500%
                                                     and
                                                     Class B: BBSW +
                                                     0.63%
-------------------------------------------------------------------------------------------------------------------------------
WEIGHTED        Class A-1 : 0.64   Class A-1 :       Class A-1 : 0.5    N/A                N/A               N/A
AVERAGE LIFE    years Class A-2    0.91 years        years Class A-2
TO CALL          : 3.26 years       Class A-2 :       : 2.5 years
                Class B : 6.04     2.76 years        Class A-3 : 2.5
                years              Class A-3 :       years Class B :
                                   5.57 years        6 years
                                   Class B : 6.16
                                   years
-------------------------------------------------------------------------------------------------------------------------------

                                      II-3

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Part 31 of the Articles of Association of the registrant:

          Every officer, Auditor or agent of the Company is indemnified out of the property of the Company against any liabilities incurred by that person as an officer, Auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or in connection with any application in relation to any such proceedings in which relief is granted under the Corporations
     Law to that person by the Court.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     1.1       Form of Underwriting Agreement.

     3.1       Constitution of the Registrant.

   4.1.1       Master Trust Deed.

   4.1.2       Amending and Restating Deed to the Master Trust Deed.

     4.2       Form of the Supplementary Bond Terms Notice.

     4.3       Form of the Security Trust Deed.

     4.4       Form of the Note Trust Deed.

     5.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the
               Notes.

     8.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters
               (included in Exhibit 5.1 hereof).

     8.2       Opinion of Greenwood & Freehills Pty Limited as to certain tax matters.

    10.1       The Mortgage Origination and Management Agreement.

    10.2       Deed of Novation of the Mortgage Origination and Management
               Agreement.

    10.3       Deed of Amendment of the Mortgage Origination and Management
               Agreement.

    10.4       Amending Deeds of the Mortgage Origination and Management
               Agreement.

  10.4.1       Nomination Notice - SMHL Mortgage Origination and Management
               Agreement.

    10.5       Form of Fixed-Floating Rate Swap.

    10.6       Management Support Deed.

  10.6.1       Amending Deed to the Management Support Deed.

    10.7       Form of Payment Funding Facility.

    10.8       Form of the Cross Currency Swap.

    10.9       Form of Redraw Funding Facility Agreement.

   10.10       Form of Top-Up Funding Facility Agreement.

    23.1       Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 hereof).

    23.2       Consent of Greenwood & Freehills Pty Limited (included in Exhibit
               8.2 hereof).

    23.3       Consent of Freehills (included in Exhibit 99.1 hereof).

    24.1       Power of Attorney (included on signature pages of the
               Registration Statement).*

    25.1       Statement of Eligibility of Note Trustee.

    99.1       Opinion of Freehills as to Enforceability of U.S. Judgments under
               Australian Law.

* Previously filed.

ITEM 37. UNDERTAKINGS.

     (a)  Undertaking in respect of indemnification.

                                      II-4

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)  Undertakings pursuant to Rule 430A.

     The Registrant hereby undertakes:

     1. For purposes of determining any liability under the Securities Act of
1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)
under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

     2. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-5

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective
Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, USA on the 26th day of August 2004.

                                   ME Portfolio Management Limited

                                   By: /s/ Angela L. Clark
                                       -----------------------------------------
                                       Name:  Angela L. Clark
                                       Title: Attorney-in-Fact pursuant to Power
                                              of Attorney dated August 5, 2004

     Pursuant to the requirements of the Securities Act of 1933, this
Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons acting in the following capacities for ME Portfolio
Management Limited and on the dates indicated.

              SIGNATURE                           TITLE                      DATE
              ---------                           -----                      ----

*/s/ Angela L. Clark
------------------------------------       Chairman of the Board          August 26, 2004
Brian Pollock                                   and Director

*/s/ Angela L. Clark
------------------------------------             Director                 August 26, 2004
Anthony Wamsteker

*/s/ Angela L. Clark
------------------------------------             Director                 August 26, 2004
Nicholas Vamvakas                         (Chief Financial Officer)
                                       (Principal Accounting Officer)

*/s/ Angela L. Clark
------------------------------------             Director                 August 26, 2004
David Tennant

*/s/ Angela L. Clark
------------------------------------             Director                 August 26, 2004
Anna Christina Booth

By: */s/ Angela L. Clark
    -------------------------------------
    Angela L. Clark
    Attorney in fact pursuant to Power of
    Attorney dated August 5, 2004

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

     Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United
States of this Pre-Effective Amendment No. 1 to the Registrant with respect to this Pre-Effective Amendment No. 1 to the Registration Statement and signs this
Pre-Effective Amendment No. 1 to the Registration Statement solely in such capacity.

                              CT CORPORATION SYSTEM

                                            By:  /s/ Renee Haggerty
                                                ------------------------------
                                            Name:       Renee Haggerty
                                            Address:    CT Corporation System
                                                        111 Eighth Avenue
                                                        13th Floor
                                                        New York, New York 10011
                                            Telephone: (212) 590-9100

                                 EXHIBITS INDEX

 EXHIBIT
    NO.                      DESCRIPTION OF EXHIBIT
 -------                     ----------------------

     1.1       Form of Underwriting Agreement.

     3.1       Constitution of the Registrant.

   4.1.1       Master Trust Deed.

   4.1.2       Amending and Restating Deed to the Master Trust Deed.

     4.2       Form of the Supplementary Bond Terms Notice.

     4.3       Form of the Security Trust Deed.

     4.4       Form of the Note Trust Deed.

     5.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the
               Notes.

     8.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters
               (included in Exhibit 5.1 hereof).

     8.2       Opinion of Greenwood & Freehills Pty Limited as to certain tax matters.

    10.1       The Mortgage Origination and Management Agreement.

    10.2       Deed of Novation of the Mortgage Origination and Management
               Agreement.

    10.3       Deed of Amendment of the Mortgage Origination and Management
               Agreement.

    10.4       Amending Deeds of the Mortgage Origination and Management
               Agreement.

  10.4.1       Nomination Notice - SMHL Mortgage Origination and Management
               Agreement.

    10.5       Form of Fixed-Floating Rate Swap.

    10.6       Management Support Deed.

  10.6.1       Amending Deed to the Management Support Deed.

    10.7       Form of Payment Funding Facility.

    10.8       Form of the Cross Currency Swap.

    10.9       Form of Redraw Funding Facility Agreement.

   10.10       Form of Top-Up Funding Facility Agreement.

    23.1       Consent of Mayer, Brown Rowe & Maw LLP (included in Exhibit 5.1 hereof).

    23.2       Consent of Greenwood & Freehills Pty Limited (included in Exhibit
               8.2 hereof).

    23.3       Consent of Freehills (included in Exhibit 99.1 hereof).

    24.1       Power of Attorney (included on signature pages of the
               Registration Statement).*

    25.1       Statement of Eligibility of Note Trustee.

    99.1       Opinion of Freehills as to Enforceability of U.S. Judgments under
               Australian Law.

*  Previously filed.

                                      II-9